UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

QUORUM HEALTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUORUM HEALTH

MOVING HEALTHCARE FORWARD.

QUORUM HEALTH CORPORATION
2019 PROXY STATEMENT

QUORUM HEALTH CORPORATION

1573 Mallory Lane

Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2019

Dear Stockholder:

On Friday, May 31, 2019, Quorum Health Corporation will hold its annual meeting of stockholders in Salon A of the Hilton Garden Inn at 9150 Carothers Parkway, Franklin, Tennessee 37067. The meeting will begin at 8:00 a.m. (local time), and is being held for the following purposes:

1.

To elect eight nominees for director of the Company, nominated by the Board of Directors, with each director to serve until the 2020 annual meeting of the stockholders of the Company and until his or her successor is elected and qualified;

2.	To approve the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan;

3.	To approve the Quorum Health Corporation 2018 Restricted Stock Plan;

4.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers, as more fully described in the accompanying proxy statement (“say-on-pay”);

5.	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders that own our common stock at the close of business on April 1, 2019 are entitled to notice of, and may vote at, this meeting. A list of our stockholders of record will be available at the annual meeting and will also be available at our corporate headquarters located at 1573 Mallory Lane, Brentwood, Tennessee 37027, during ordinary business hours, for 10 days prior to the annual meeting.

References to “Quorum Health,” “QHC,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to Quorum Health Corporation and its applicable affiliates unless otherwise indicated.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.

By Order of the Board of Directors,

R. Harold McCard, Jr.
Senior Vice President, General Counsel and Secretary

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

2019 Annual Meeting of Stockholders

Date and Time Friday, May 31, 2019 8:00 a.m. (local time)	Place Hilton Garden Inn 9150 Carothers Parkway, Franklin, Tennessee 37067	Record Date April 1, 2019

Voting Recommendations of the Board

How to Vote Your Shares

Internet	Telephone 855-635-6591
Go To www.proxypush.com/QHC • Cast your vote online. • View Meeting Documents.	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

2019 Proxy Statement Quorum Health        i

Proxy Summary

2018 “Say-on-Pay” Vote Result

The Board has adopted a policy of providing for annual advisory (non-binding) votes from stockholders on executive compensation. In 2018, our Say-on-Pay proposal passed with 92 percent support for our executive compensation programs for our NEOs as described in our 2018 Proxy Statement.

Key Initiatives and Updates

ii        Quorum Health 2019 Proxy Statement

Proxy Summary

Director Nominees

Terry Allison Rappuhn Chair of the Board Audit and Compliance Committee Member Governance and Nominating Committee Member	Director Since 2017

Ms. Rappuhn brings valuable experience from her tenure as a member of the board of directors of six public companies over a ten-year period, extensive experience in the healthcare industry, and an understanding of strategic, operational and financial issues of public companies, to the Board.

Robert H. Fish	Director Since 2018

Mr. Fish, 68, has served as President and Chief Executive Officer of the Company since August 24, 2018. He served as Interim President and Chief Executive Officer of the Company from May 20, 2018 to August 24, 2018. Mr. Fish has extensive experience in the healthcare industry, including leading operational and business transformations as Chairman, President or CEO of several healthcare companies.

Joseph A. Hastings, D.M.D. Compensation Committee Member Patient Safety and Quality of Care Committee Member	Director Since 2016

Dr. Hastings is a private practice orthodontist in Mobile, Alabama. Dr. Hastings brings over 33 years of experience and perspective as a healthcare practitioner to the Board. Dr. Hastings’ career in a small practice setting is typical to that of most of the company’s facilities and he is able to provide advice to the Board and management about trends in both medicine and the organization and operation of physical practices.

Jon H. Kaplan Audit and Compliance Committee Member Compensation Committee Member	Director Since 2018

Mr. Kaplan has extensive business experience consulting and advising healthcare companies. Since 2007, he has served as a Senior Partner and Managing Director of the Boston Consulting Group, Inc. (“BCG”), a privately-held company focused on providing management consulting services, where he recently served on BCG’s global leadership council and as the practice leader of BCG’s healthcare services. Mr. Kaplan brings to the Board valuable experience from his roles consulting and advising healthcare companies.

Barbara R. Paul, M.D. Patient Safety and Quality of Care Committee Chair Governance and Nominating Committee Member	Director Since 2016

Dr. Paul’s career is grounded by twelve years as a board-certified internist and full-time primary care physician. Dr. Paul brings the perspective of a physician to the Board. She also brings clinical insight to quality measures and reporting, electronic health record implementation, and federal government regulation of hospital-practitioner relationships.

William Paul Rutledge Compensation Committee Member Patient Safety and Quality of Care Committee Member	Director Since 2018
Mr. Rutledge has over 40 years of experience in the health care industry and currently serves as an advisor and board member to healthcare companies. Since October 2017, Mr. Rutledge has served on the board of directors for portfolio companies of Shore Capital Partners, LLC, a healthcare-focused private equity firm, and in 2019, joined the firm as an Executive Partner. Mr. Rutledge brings to the Board valuable experience from his director and senior management roles at other healthcare companies, as well as his extensive knowledge of the hospital industry.

Alice D. Schroeder Audit and Compliance Committee Chair Governance and Nominating Committee Member	Director Since 2018
Ms. Schroeder is a former financial analyst and Certified Public Accountant, and she has served as a board member for various businesses, including financial institutions. Ms. Schroeder brings to the Board valuable experience from her roles as a member of the board of directors of other companies, her extensive knowledge of capital markets and financial and accounting standards applicable to public companies, and her turnaround and technology experience as a CEO.

R. Lawrence Van Horn, Ph.D. Compensation Committee Chair Patient Safety and Quality of Care Committee Member	Director Since 2016
Professor Van Horn is an associate professor of management and faculty director at Vanderbilt University’s Owen School of Management. He is a leading expert and researcher on healthcare management and economics. Professor Van Horn brings his extensive knowledge and research into healthcare industry economics and governance to the Board. He also has unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy.

2019 Proxy Statement Quorum Health        iii

ANNUAL MEETING OF STOCKHOLDERS

OF

QUORUM HEALTH CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

QUORUM HEALTH CORPORATION

1573 Mallory Lane

Brentwood, Tennessee 37027

PROXY STATEMENT

April 19, 2019

INTRODUCTION

Solicitation

This Proxy Statement, the form of proxy card and the 2018 Annual Report to Stockholders (with the Form 10-K for the year ended December 31, 2018) of Quorum Health Corporation (“Quorum Health,” “QHC” or the “Company”) are being made available to stockholders beginning on or about April 19, 2019. The Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote your shares of the Company’s common stock (“Common Stock”) at the Company’s 2019 Annual Meeting of Stockholders (the “Meeting”). The Board is soliciting your proxy to give all stockholders the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

For simplicity of presentation throughout this Proxy Statement, we refer to employees of our direct and indirect subsidiaries as “employees of the Company,” “our employees” or similar language. Notwithstanding this presentation style, the Company itself does not have any employees. Similarly, the healthcare operations and businesses described in this Proxy Statement are owned and operated and management services provided by direct and indirect subsidiaries of the Company.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON MAY 31, 2019: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE 2018 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.QUORUMHEALTH.COM. ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS OUR PROXY MATERIALS AT WWW.PROXYDOCS.COM/QHC

When and where will the Meeting be held?

The Meeting will be held on Friday, May 31, 2019 at 8:00 a.m. (local time) in Salon A of the Hilton Garden Inn at 9150 Carothers Parkway, Franklin, Tennessee 37067.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Chief Executive Officer and the Secretary of the Company the authority to vote your shares of Common Stock in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. You should vote on and sign each proxy card you receive. If your shares are held by a broker, bank, trustee or other nominee (i.e., in “street name”), you will receive voting instructions from your broker, bank, trustee or other nominee regarding how you may vote such shares.

2019 Proxy Statement Quorum Health        1

Introduction

Voting Information

Who is qualified to vote?

You are qualified to receive notice of, and to vote on, the matters described in this Proxy Statement if you owned shares of Common Stock at the close of business on our record date of April 1, 2019.

How many shares of Common Stock may vote at the Meeting?

As of April 1, 2019, there were 31,294,669 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you can vote your proxy by mailing the enclosed proxy card in the postage-paid envelope we have provided or you can use one of the alternative methods below to vote:

To vote by telephone: 855-635-6591

To vote by Internet: www.proxypush.com/QHC

Please refer to the specific instructions set forth on the enclosed proxy card. In addition, please have the 12-digit control number, located on the proxy card, available when voting your shares. If you choose to vote your shares by telephone or through the Internet, there is no need for you to mail back your proxy card.

If you received a notice instead of printed copies of the proxy materials, you should follow the voting instructions set forth in the notice.

If you hold your shares in “street name,” your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.

Can I vote in person at the Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or other nominee, giving you the right to vote the shares at the Meeting. In order to be admitted to the Meeting, you must present valid government-issued photo identification and proof of ownership of the Company’s stock as of the record date. This can be a brokerage statement or letter from a bank indicating ownership on the record date, a proxy card, or a legal proxy provided by your broker, bank, trustee or other nominee.

What are the Board’s recommendations on how I should vote my shares?

The Board unanimously recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of each of the eight (8) nominees for director: Robert H. Fish, Joseph A. Hastings, D.M.D., Jon H. Kaplan, Barbara R. Paul, M.D., Terry Allison Rappuhn, William Paul Rutledge, Alice D. Schroeder, and R. Lawrence Van Horn, Ph.D., to one-year terms expiring at the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified;

Proposal 2 —	FOR the approval of the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan;

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Introduction

Proposal 3 —	FOR the approval of the Quorum Health Corporation 2018 Restricted Stock Plan;

Proposal 4 —	FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 5 —	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2019.

How would my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you sign and return your proxy card without indicating how you want your shares to be voted or complete the telephone or internet voting procedures but do not specify how you want your shares to be voted, the Chief Executive Officer or the Secretary will vote your shares in accordance with the Board’s recommendations for the proposals listed above and in the discretion of the named proxies regarding any other matters properly presented for a vote at the Meeting.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank, trustee or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the broker, bank, trustee or other nominee that holds your shares may generally vote on “routine” matters without instructions from you. We expect the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 5) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker, bank, trust or other nominee, that person will have discretion to vote your shares on only that matter if you fail to provide instructions.

On the other hand, your broker, bank, trustee or other nominee is not entitled to vote your shares on any “non-routine” matters if it does not receive instructions from you on how to vote. The election of directors (Proposal 1), the approval of the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan (Proposal 2), the approval of the Quorum Health Corporation 2018 Restricted Stock Plan (Proposal 3), and the approval of named executive officer compensation (Proposal 4) will be considered “non-routine” matters. Thus, if you do not give your broker, bank, trustee or other nominee specific instructions on how to vote your shares with respect to those proposals, your broker, bank, trustee or other nominee will inform the Inspectors of Election that it does not have the authority to vote on those matters with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker, bank, trustee or other nominee fails to vote your shares for any reason.

Please note that your broker, bank, trustee or other nominee does not have the discretion to vote shares on your behalf with respect to “non-routine” matters. Therefore, if you hold your shares through a broker, bank, trustee or other nominee, please instruct that person regarding how to vote your shares on at least Proposals 1, 2, 3 and 4.

How many votes must be present to hold the Meeting?

The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the record date for the Meeting, which is 15,647,335 shares of our outstanding Common Stock, will constitute a quorum for the transaction of business at the Meeting.

How are abstentions and broker non-votes treated?

Abstentions are deemed to be “present” at the Meeting, are counted for quorum purposes and, other than for the election of directors (Proposal 1), will have the same effect as a vote against the matter. In the case of Proposal 1, an abstention will not be deemed to be a vote cast either for or against any nominee. Broker non-votes, if any, while counted for general quorum purposes, will have no effect on the voting results for any matter other than for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 5). In the case of Proposal 5, a broker non-vote will have the same effect as a vote against the matter.

2019 Proxy Statement Quorum Health        3

Introduction

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy by doing one of the following:

•	By sending a written notice of revocation to the Secretary of the Company that must be received prior to the Meeting, stating that you revoke your proxy;

•	By signing a later-dated proxy card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the proxy card;

•	By submitting another vote by telephone or over the Internet; or

•	By attending the Meeting and voting your shares in person before your proxy is exercised at the Meeting.

If you hold your shares in “street name,” your broker, bank, trustee or other nominee will provide you with instructions on how to revoke your proxy.

What vote is required to approve each proposal?

Proposal		Vote Required	Broker Discretionary Voting Allowed

Proposal 1 —	Election of eight (8) directors	Votes Cast for the Election of that Nominee Must Exceed Votes Cast Against the Election of that Nominee	No
Proposal 2 —	Approval of the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 3 —	Approval of the Quorum Health Corporation 2018 Restricted Stock Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 4 —	Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 5 —	Ratification of auditors for 2019	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each nominee. If you ABSTAIN from voting on Proposal 1 with respect to any nominee, the abstention will not have any effect on the outcome of the vote with respect to such nominee.

With respect to Proposals 2, 3, 4 and 5 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of Proposals 2, 3, 4 and 5, the abstention will have the same effect as an AGAINST vote.

Who will count the votes?

Representatives from Mediant Inc. will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Meeting.

Who pays the cost of proxy solicitation?

The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, banks, trustees or their other nominees for reasonable expenses incurred by them in forwarding proxy materials to

4        Quorum Health 2019 Proxy Statement

Introduction

beneficial owners of shares of Common Stock. In addition, certain of our directors and officers, as well as employees of our management company, will aid in the solicitation of proxies. These individuals will receive no additional compensation for this work.

Is this Proxy Statement the only way that proxies are being solicited?

No. As stated above, certain of our directors and officers, as well as employees of our management company, may solicit proxies by telephone, e-mail or personal contact. These directors, officers and employees will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the Meeting, including information regarding directions to the Meeting, please call our Senior Vice President, General Counsel and Secretary, R. Harold McCard, Jr., at (615) 221-1400.

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GENERAL INFORMATION

How may I contact the non-management members of the Board of Directors?

The non-management directors may be contacted by any stockholder or other interested party in the following manner:

c/o Quorum Health Corporation

1573 Mallory Lane, Suite 100

Brentwood, TN 37027

Attention: R. Harold McCard, Jr.

Corporate Secretary

(615) 221-3507

Investor_Communications@quorumhealth.com

Stockholders or other interested parties may communicate with our corporate compliance officer by accessing the Confidential Disclosure Program established under our Code of Conduct:

Corporate Compliance and Privacy Officer

Quorum Health Corporation

1573 Mallory Lane, Suite 100

Brentwood, TN 37027

1-844-742-7742

Generally, all materials that are appropriate director communications will be forwarded to the intended recipient; however, management reserves the right to reject from this process any material that is harassing, unduly offensive or otherwise not credible, or that solicits business on behalf of the sender.

How is the Board of Directors organized and how is the independence of the Board of Directors determined?

The role of our Board of Directors is governed by the Amended and Restated By-laws of the Company, and is further described in our Governance Guidelines (the “Governance Guidelines”), which are available on the “About Us — Corporate Governance” section of our internet website at http://www.quorumhealth.com/about-us/corporate-governance/. On September 7, 2018, on the recommendation of the Governance and Nominating Committee, the Board increased the authorized number of directors constituting the Board to nine (9) and appointed Robert H. Fish, Jon H. Kaplan and William Paul Rutledge as directors to serve on the Board. On April 10, 2019, James T. Breedlove notified the Company that he will retire as a director effective as of the date of the Meeting. Currently, there are nine (9) members of our Board of Directors. Following Mr. Breedlove’s retirement, there will be eight (8) members of our Board of Directors and one vacancy on the Board of Directors to be filled by the Board at a later date. A majority of our directors (including a majority of our independent director nominees) have been appointed or elected since the Spin-off.

A majority of our directors must be “independent” under NYSE rules. In addition, our Governance Guidelines include independence standards established by our Board to assist it in determining independence in accordance with such rules for those directors who are not also members of management. To determine whether our directors and director nominees are independent, the Board evaluates any relationships of our directors and director nominees with the Company and the members of the Company’s management, against the independence standards set forth in our Governance Guidelines and the applicable rules of the NYSE and SEC.

In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including the responses of directors and director nominees to a questionnaire that solicited information about their relationships. The Board also considers any relationships between the Company and other organizations on which our directors serve as directors or with respect to which such directors are otherwise affiliated.

The Board determined that all of our non-management directors satisfied all of the independence standards set forth in the Governance Guidelines (including the specific standards applicable to members of our Audit and Compliance Committee and our Compensation Committee) and did not otherwise have a material relationship with the Company (either directly or as an officer, employee, shareholder or partner of an organization that has a

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General Information

relationship with the Company). After such evaluations, our Board of Directors has affirmatively determined that all of the following current non-management directors are independent under the Governance Guidelines and the applicable rules of the NYSE and the SEC:

James T. Breedlove

Joseph A. Hastings, D.M.D.

Jon H. Kaplan

Barbara R. Paul, M.D.

Terry Allison Rappuhn

William Paul Rutledge

Alice D. Schroeder

R. Lawrence Van Horn, Ph.D.

Do the independent members of the Board of Directors meet in separate sessions?

The independent members of our Board meet frequently in executive sessions, typically at the end of each regularly scheduled Board meeting, and otherwise as needed. The Chair of the appropriate Board committee presides over those sessions at which the principal item to be considered is within the scope of his or her committee. In the absence of a particular committee-related subject matter, the Chair of the Board, Terry Allison Rappuhn, presides at the executive session. During 2018, the independent members of our Board met in executive session 14 times, either in conjunction with a Board meeting or a committee meeting.

What is the leadership structure of the Board of Directors?

The Board does not have a formal policy with respect to separation of the offices of Chair of the Board and Chief Executive Officer. As set forth in the Company’s Governance Guidelines, the Board believes that it should maintain flexibility to select our Chair and Board leadership structure from time to time. Currently, Terry Allison Rappuhn has served as our non-executive Chair of the Board since March 2018 and Robert H. Fish serves as our Chief Executive Officer. Mr. Fish is also a member of the Board. The Board believes that this leadership structure, which separates the Chair and Chief Executive Officer roles, is the most effective and appropriate leadership model for the Company at this time because it allows Mr. Fish to focus on operating and managing our Company, while Ms. Rappuhn can focus on leading our Board. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership. Given Ms. Rappuhn’s experience with public healthcare companies in the process of building infrastructure, systems and teams, her tenure as a member of the board of directors of six public companies over an eleven-year period, her extensive experience in the healthcare industry, and her understanding of strategic, operational and financial issues of public companies, the Board believes that she is especially qualified to serve as our Chair of the Board.

The Board is responsible for broad corporate policy and overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by the Company’s Chair, Chief Executive Officer and other corporate executives. They are advised of actions taken by the various committees of the Board of Directors. Directors have access to the Company’s books, records and reports, and members of management are available at all times to answer their questions.

The Board recognizes that a robust development process is an essential component of strong corporate governance practices and promoting Board effectiveness. In 2018, the Board embarked on a formal development process led by the Chair and utilizing a third party retained by, and under the supervision of, the Board’s outside counsel. Each director participated in an interview by a third party. These interviews were designed to gather information about the Board’s strengths and ways in which the Board can create more value for the Company and its stockholders. The results of these interviews were discussed by the full Board, and changes to the Board’s and its committees’ practices were implemented as appropriate.

The Governance and Nominating Committee, which consists entirely of independent directors, periodically examines the Board leadership structure, as well as other governance practices, and also conducts an assessment of the Board’s and each committee’s effectiveness. The Governance and Nominating Committee has determined that the present leadership structure continues to be effective and appropriate.

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General Information

Similarly, the Board has concluded that the structure and practices of the independent members of the Board of Directors assure effective independent oversight, as well as effective independent leadership while maintaining practical efficiency.

How does the Board of Directors oversee risk?

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

Management provides regular updates throughout the year to the respective Board committees regarding the management of the risks each committee oversees, and each of these committees discuss those risks with the full Board. At least once every year, the Audit and Compliance Committee reviews the allocation of risk responsibility among the Board’s committees and implements any changes it deems appropriate. In particular, the Audit and Compliance Committee has oversight responsibility, not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company, including cyber-security risk. The Audit and Compliance Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, and related Company policies and procedures, including the Corporate Compliance Program. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, as described under “Executive Compensation — Compensation Discussion and Analysis — Additional Executive Compensation Policies — Risk Assessment.” The Patient Safety and Quality of Care Committee assists the Board in fulfilling its risk oversight responsibility with respect to our policies and procedures relating to patient safety and the delivery of quality medical care to patients.

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General Information

What are the standing committees of the Board of Directors?

Our Board of Directors has four standing committees: Audit and Compliance, Compensation, Governance and Nominating, and Patient Safety and Quality of Care. The Board of Directors receives recommendations for directors’ assignments to the committees from the Governance and Nominating Committee and the Chair of the Board. Each of the Audit and Compliance, Compensation, Governance and Nominating, and Patient Safety and Quality of Care Committees is comprised solely of independent directors, and each independent director meets the additional criteria for committee membership, as set forth in the applicable committee charter. Each standing committee operates pursuant to a committee charter and holds executive sessions without management present. Each of the Board’s independent directors serves on one or more of these committees. The current composition of our Board’s standing committees is as follows:

Audit and Compliance Committee	Compensation Committee
Alice D. Schroeder, Chair James T. Breedlove* Jon H. Kaplan Terry Allison Rappuhn	R. Lawrence Van Horn, Ph.D., Chair Joseph A. Hastings, D.M.D. Jon H. Kaplan William Paul Rutledge

Governance and Nominating Committee	Patient Safety and Quality of Care Committee
James T. Breedlove, Chair* Barbara R. Paul, M.D. Terry Allison Rappuhn Alice D. Schroeder	Barbara R. Paul, M.D., Chair Joseph A. Hastings, D.M.D. William Paul Rutledge R. Lawrence Van Horn, Ph.D.

*

Mr. Breedlove has notified the Company that he will retire as a director effective as of the date of the Meeting. As a result, the Board will appoint a new Chair of the Governance and Nominating Committee.

How many times did the Board of Directors and its committees meet in 2018? What was the attendance by the members? What are the duties of the Board’s committees?

Directors are encouraged to attend our annual meeting of stockholders. Five board members attended our 2018 Annual Meeting of Stockholders. Our 2019 Annual Meeting of Stockholders will be the third annual meeting of stockholders that our Company has held. Quorum Health Corporation became an independent company on April 29, 2016 following the completion of our spin-off (the “Spin-off”) from Community Health Systems, Inc. (“CHS”).

In 2018, the Board of Directors held 14 meetings. Each director attended at least 75% of the Board meetings and meetings of the committees of the Board on which he/she served during the period in which he/she served in 2018. The independent directors meet in regularly scheduled executive sessions, typically after each Board meeting, without the presence of management.

Audit and Compliance Committee

The Audit and Compliance Committee held 11 meetings during 2018. As set forth in its charter, the Audit and Compliance Committee’s responsibility is to provide advice and counsel to management regarding, and to assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s

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compliance with legal and regulatory requirements; (iii) the requirements of the Corporate Integrity Agreement, dated July 28, 2014, between CHS and the Office of Inspector General of the United States Department of Health and Human Services, and any amendments thereto (the “CIA”) under which the Company is bound; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of the Company’s internal audit function and its independent registered public accounting firm. The Audit and Compliance Committee report is set forth beginning on page 71 in this Proxy Statement.

Compensation Committee

The Compensation Committee held 9 meetings during 2018. The primary purpose of the Compensation Committee is to: (i) assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executives; (ii) administer the Company’s cash-based incentive compensation plans; (iii) approve awards and grants and administer outstanding awards and grants of equity-based compensation arrangements to directors, employees, and others pursuant to the Company’s equity compensation plans; and (iv) produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement in accordance with applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee’s report is set forth beginning on page 53 in this Proxy Statement.

As set forth in its charter, the primary responsibility of the Compensation Committee is to oversee the elements of the compensation arrangements available to the Company and its subsidiaries that are used to compensate the Company’s executive officers, and in particular, the Chief Executive Officer. The Compensation Committee also approves the goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers and determines whether targets have been attained in connection with target-based compensation awards and equity grants.

Pursuant to its charter, the Compensation Committee has authority to engage its own executive compensation consultants and legal advisors. Since the Spin-off in 2016, Mercer (US), LLC (“Mercer”) has served as the independent executive compensation consultant to the Compensation Committee. Mercer also provides limited consulting services to management; for 2018, these services were limited to the actuarial valuations related to the SERP plan. In 2018, the total amount paid to Mercer for the services provided to the Compensation Committee and management was approximately $213,000. Mercer has entered into separate engagement letters with the Compensation Committee and management for the respective services rendered to each group. The Compensation Committee has assessed Mercer’s independence pursuant to the independence factors set forth for compensation consultants in the NYSE listing standards and in the Compensation Committee’s charter and has determined that no conflicts of interest exist.

Governance and Nominating Committee

The Governance and Nominating Committee held 5 meetings during 2018. The primary purpose of the Governance and Nominating Committee is to (i) recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company; (ii) review at least annually the Company’s Governance Guidelines and make any recommended changes, additions or modifications; (iii) identify individuals qualified to become Board members and to select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders; (iv) assist the Board by making recommendations regarding compensation for directors; and (v) subject to Delaware law, review and approve the Company’s policies on and responses to important stockholder issues and proposals, and recommend to the Board the placement of stockholder proposals, and the Board’s response thereto, in the proxy statement.

Patient Safety and Quality of Care Committee

The Patient Safety and Quality of Care Committee held 4 meetings during 2018. The primary purpose of the Patient Safety and Quality of Care Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to or concerning the quality of care delivered to patients and efforts to advance the quality of care and patient safety at our hospitals and other affiliated healthcare facilities.

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Who are the Company’s “audit committee financial experts”?

Our Board has determined that each of Alice D. Schroeder, Chair of our Audit and Compliance Committee, and Terry Allison Rappuhn, Chair of the Board of Directors and member of our Audit and Compliance Committee, are “audit committee financial experts” as defined by the Exchange Act.

Does the Company have a code of conduct?

The Company has a robust compliance program, the cornerstone of which is our Code of Conduct. Our Code of Conduct has been adopted and implemented throughout our organization and is applicable to all members of the Board of Directors and our officers, as well as employees of our subsidiaries. A variation of this Code of Conduct has been in effect at our Company since 2016.

Where can I obtain a copy of the Company’s Board of Directors governance documents?

Copies of the current version of our Governance Guidelines, including our independence standards, along with our current Code of Conduct and Board committee charters are posted on the “About Us — Corporate Governance” section of our internet website at http://www.quorumhealth.com/about-us/corporate-governance/. These items are also available in print to any stockholder who requests them by writing to Quorum Health Corporation, Investor Relations, at 1573 Mallory Lane, Brentwood, TN 37027. In addition, we are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains our reports, proxy and information statements and other information we file electronically, including our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws filed as exhibits to our Annual Report on Form 10-K.

How are the Company’s directors compensated?

Our Board of Directors has approved a compensation program for non-management directors, which consists of both cash and equity-based compensation. The Board’s compensation is typically reviewed annually by the Compensation Committee’s independent executive compensation consultant, Mercer, and the Governance and Nominating Committee, and adjusted if needed, on the same cycle as our executive compensation.

Non-employee director compensation in 2018 consisted of an annual cash retainer of $90,000 and an annual equity award of 20,630 shares of restricted stock (valued at approximately $127,700 on the date of grant). These restricted stock awards fully vest on the first anniversary of the grant date. Under the 2018 non-employee director compensation program, we also paid an annual cash fee for serving as Board Chair of $75,000, an annual cash fee for serving as chair of the Audit and Compliance Committee of $20,000, an annual cash fee for serving as chair of the Compensation Committee of $15,000, an annual cash fee for serving as chair of the Governance and Nominating Committee of $10,000, and an annual cash fee for serving as chair of the Patient Safety and Quality of Care Committee of $10,000. No separate meeting attendance fees are paid to the directors. All directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and its committees.

Non-management directors may elect to defer some or all of their cash compensation and equity awards for the upcoming year into a cash account or stock unit account pursuant to the Company’s Director’s Fees Deferral Plan. When making a deferral election, a non-management director may elect to receive payment for the deferred amounts in a lump sum or in installments beginning either upon his or her separation from service with the Company or the attainment of an age specified by the non-management director.

Management directors do not receive any additional compensation for their service on the Board.

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Non-Employee Director Compensation

The following table summarizes the aggregate fees earned or paid and the value of equity-based awards granted to our non-management directors in 2018:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1)	Total Compensation ($)

Terry Allison Rappuhn (2)	163,216	127,700	290,916
James T. Breedlove (2)(3)	100,000	127,700	227,700
Joseph A. Hastings, D.M.D. (2)	90,000	127,700	217,700
Jon H. Kaplan (4)	29,837	120,892	150,729
Barbara R. Paul, M.D. (2)	100,000	127,700	227,700
William P. Rutledge (4)	29,837	120,892	150,729
Alice D. Schroeder (4)	58,513	120,892	179,405
R. Lawrence Van Horn, Ph.D. (2)	105,000	127,700	232,700
William M. Gracey (5)	41,250	—	41,250
William S. Hussey (5)	28,929	—	28,929

(1)

This amount reflects the grant date fair value of director compensation granted in the form of shares of restricted stock awards. This grant is based on the portion of his or her annual compensation that is allocated to equity. As of December 31, 2018, our non-management directors had a total of 193,143 shares of restricted stock outstanding. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

(2)	For 2018, this value-based award amount equaled 20,630 shares of restricted stock granted on March 9, 2018 ($6.19 per share).
(3)	Mr. Breedlove has notified the Company that he will retire as a director effective as of the date of the Meeting.
(4)	Ms. Schroeder joined the Board on June 8, 2018 and Messrs. Kaplan and Rutledge joined the Board on September 7, 2018. They were each awarded 20,630 shares on September 28, 2018 ($5.86 per share).
(5)	Messrs. Gracey and Hussey resigned as members of the Board of Directors during 2018 and their compensation is pro-rated accordingly.

How are directors nominated? What diversity considerations are evaluated in nominating directors?

Nomination Process. The Governance and Nominating Committee has responsibility for the director nomination process. The Governance and Nominating Committee believes that the minimum qualifications that must be met by any director nominee, including any director nominee who is recommended by stockholders, include (i) a reputation for the highest ethical and moral standards, (ii) good judgment, (iii) a positive record of achievement, (iv) if on other boards, an excellent reputation for preparation, attendance, participation, interest and initiative, (v) business knowledge and experience relevant to the Company, (vi) other professional or business experience that may be helpful to address issues that come before the Board, and (vii) a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Governance and Nominating Committee determines to nominate a candidate for director. The specific requirements of the Board will be determined by the Governance and Nominating Committee and will be based on, among other things, the Company’s then existing strategies and business, market and regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members. The Governance and Nominating Committee will also take into account the Chair’s and the Chief Executive Officer’s views as to areas in which management desires additional expertise, advice and counsel.

When the need to recruit a director arises, the Governance and Nominating Committee will consult the other directors, including the Chair and the Chief Executive Officer and, when deemed appropriate, utilize fee-paid third-

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party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Company’s independence standards, and other considerations as the Governance and Nominating Committee deems appropriate at the time. Prior to formal consideration by the Governance and Nominating Committee, any candidate who passes such screening would be interviewed by the Chair of the Governance and Nominating Committee, the Chair of the Board, and the Chief Executive Officer.

Board Nominee Diversity Considerations. As set forth in the charter of the Governance and Nominating Committee, the nominating criteria require the committee to “determine as necessary the portfolio of skills, experience, perspective and background required for the effective functioning of the Board.” The most robust selection process occurs at the time a new director is being added, including upon the decision of a Board member that he or she will not stand for re-election at the end of a then current term. The Governance and Nominating Committee takes into account a variety of factors in selecting and nominating individuals to serve on the Board of Directors, including:

•	The Board’s and the Company’s needs for input and oversight about the strategy, business, regulatory environment, and operations of the Company;

•	The management director’s views as to areas in which additional expertise, advice and counsel could be provided by the Board;

•

The mix of perspectives, experience and competencies currently represented on the Board; while this is primarily directed to the professional acumen of an individual, it may also include gender, ethnic and cultural diversity;

•	The results of the Board’s annual self-assessment process; and

•	As to incumbent directors, meeting attendance, participation and contribution, and the director’s current independence status.

The Governance and Nominating Committee seeks candidates with broad background and experience that will enable them to serve on and contribute to any of the Board’s four standing committees. The Governance and Nominating Committee also believes that every director nominee should demonstrate a strong record of integrity and ethical conduct, an absence of conflicts that might interfere with the exercise of his or her independent judgment, and a willingness and ability to represent all stockholders of the Company.

The experience, skills and diversity contributions of each of the members of the Board of Directors is described below under “Members of the Board of Directors.” We believe it is significant that, if all of the independent director nominees are elected at the Meeting, 43% of our independent directors will be women.

The Governance and Nominating Committee will consider candidates for election to our Board of Directors who are recommended by stockholders. The Governance and Nominating Committee will only consider candidates who are recommended by stockholders submitted in accordance with the procedures set forth below in “How can I submit a stockholder proposal or nominate a Director for the 2020 Annual Meeting of Stockholders?” The Governance and Nominating Committee will conduct the same analysis that it conducts with respect to its director nominees or other potential candidates recommended by a Board member, management, search firm or other source in order to evaluate any director nominations properly submitted by a stockholder.

Does the Company have limitations regarding service on other boards by the Company’s directors?

Yes, in order to ensure that our directors have sufficient time to devote to Company matters, under the Company’s Governance Guidelines, no non-management director of the Company may serve on more than four (4) other public companies’ boards of directors. In addition, no member of the Company’s Audit and Compliance Committee may serve on more than two (2) other companies’ audit committees. The Company’s Chief Executive Officer may not serve on more than two (2) other public companies’ board of directors and is required to obtain the approval of the Governance and Nominating Committee prior to accepting any such nomination or appointment. A director of

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the Company is required to notify the Chair of the Company’s Governance and Nominating Committee and the Secretary of the Company in a timely fashion of his or her appointment to or resignation from the board of directors of another public company. Any member of the Audit and Compliance Committee is also required to notify the Chair of the Company’s Governance and Nominating Committee and the Secretary of the Company of his or her appointment to or resignation from another company’s audit committee.

How can I submit a stockholder proposal or nominate a Director for the 2020 Annual Meeting of Stockholders?

If a stockholder seeks to have a proposal included in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company no later than December 21, 2019 and be submitted in accordance with applicable rules and regulations. Such proposals must be delivered to Quorum Health Corporation, Attn: Secretary, 1573 Mallory Lane, Brentwood, TN 37027.

If a stockholder seeks to bring business before our annual meeting that is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8, or wishes to nominate an individual to serve as a director, such stockholder must comply with the advance notice procedures described in the Company’s Amended and Restated By-laws. For the Company’s 2020 Annual Meeting of Stockholders, the Secretary must receive notice of such business or director nomination no earlier than February 1, 2020 and no later than March 2, 2020 (or, if the annual meeting is called for a date that is not within thirty (30) days before or more than sixty (60) days after May 31, 2020, the notice must be received no later than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th ) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th ) day following the day on which public announcement of the date of such meeting is first made by the Company). Stockholder proposals with respect to such business or director nomination must be in proper written form and must meet the detailed disclosure requirements set forth in the Company’s Amended and Restated By-laws, including a description of the proposal, specific information regarding the stockholder proponents, including Company stock ownership and a description of all arrangements or understandings between such stockholder and any other person in connection with such proposal. The Company’s Amended and Restated By-laws also require that stockholder proposals concerning nomination of directors provide additional disclosure regarding any nominee, including any information that would be required to be disclosed in a proxy statement pursuant to the Exchange Act. If the chair of the meeting determines that a nomination was not made in accordance with the procedures set forth in our Amended and Restated By-laws, our Amended and Restated By-laws provide that the chair will declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

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MEMBERS OF THE BOARD OF DIRECTORS

Each of the Company’s director nominees are nominated for election to a term of one (1) year. Upon the recommendation of the Governance and Nominating Committee, the eight (8) persons listed below are nominated for election at the Meeting, each to serve as a director for a term of one (1) year or until his or her successor is elected and qualified. Following the Meeting, there will be one vacancy on the Board to be filled by the Board at a later date.

Name	Age	Position

Terry Allison Rappuhn	62	Chair of the Board and Director

Robert H. Fish	68	President, Chief Executive Officer and Director

Joseph A. Hastings, D.M.D.	65	Director

Jon H. Kaplan	51	Director

Barbara R. Paul, M.D.	65	Director

William Paul Rutledge	64	Director

Alice D. Schroeder	62	Director

R. Lawrence Van Horn, Ph.D.	51	Director

Terry Allison Rappuhn	Director Since 2017

Chair of the Board

Audit and Compliance Committee Member

Governance and Nominating Committee Member

Ms. Rappuhn has served as Chair of the Board since March 2018. Ms. Rappuhn also currently serves as a director of Akorn, Inc. (Nasdaq: AKRX), a publicly-held specialty pharmaceutical company, and a director of Genesis Healthcare Inc. (NYSE: GEN), a national provider of post-acute healthcare services. Previously, Ms. Rappuhn served on the boards of Span-America Medical Systems, Inc. (2016-2017), AGA Medical Holdings, Inc. (2006-2010) and Genesis HealthCare Corporation (2003-2007). From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc. (previously a publicly-held company that was acquired by Triad Hospitals, Inc.), an owner and operator of acute care hospitals. Ms. Rappuhn has experience with public healthcare companies in the process of building infrastructure, systems and teams. She holds a Bachelor of Business Administration from Middle Tennessee State University and is a Certified Public Accountant with fifteen years of experience with Ernst & Young, LLP. Ms. Rappuhn brings valuable experience from her tenure as a member of the board of directors of six public companies over an eleven-year period, extensive experience in the healthcare industry, and an understanding of strategic, operational and financial issues of public companies, to the Board.

Robert H. Fish	Director Since 2018

Mr. Fish, 68, has served as President and Chief Executive Officer of the Company since August 24, 2018. He served as Interim President and Chief Executive Officer of the Company from May 20, 2018 to August 24, 2018. Mr. Fish has extensive experience in the healthcare industry, including leading operational and business transformations as Chairman, President or CEO of several healthcare companies. Most recently he served as Interim Chief Executive Officer of Millennium Health, LLC from January 2018 to March 2018. He served as CEO of Skilled Healthcare from November 2013 through completion of its combination with FC-GEN in February 2015, when it changed its name to Genesis Healthcare, Inc. (NYSE: GEN), a national provider of post-acute healthcare services. Mr. Fish has served as Chairman of the Board of Directors of Genesis Healthcare since April 2017 and has been a member of the Genesis Board since November 2013. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner at Sonoma-Seacrest, LLC, a California healthcare firm specializing in strategic planning, performance improvement and merger and acquisition issues. Earlier in his career, Mr. Fish was Regional President and CEO at

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St. Joseph Health System and President and CEO at Valley Care Health System. He also served as Director, Chairman and CEO at Genesis Health Ventures, a long-term care and institutional pharmacy company. Mr. Fish is a Director at American Renal Associates (NYSE: ARA), a public dialysis services company. Mr. Fish’s other previous Board positions include Chairman of REACH Medical Holdings, a regional air medical transport company; Coram, Inc., a home infusion provider; and Director at NeighborCare, Inc., a large institutional pharmacy. Mr. Fish received a B.A. in Sociology from Whittier College, and a Masters of Public Health degree in Hospital Administration from the University of California, Berkeley.

Joseph A. Hastings, D.M.D.	Director Since 2016

Compensation Committee Member

Patient Safety and Quality of Care Committee Member

Dr. Hastings is a private practice orthodontist in Mobile, Alabama. After two years at the University of Alaska Anchorage he received a B.A. degree with Honors from the University of Alabama at Birmingham and graduated with honors from the University of Alabama at Birmingham School of Dentistry. He completed his post-doctoral training at the Louisiana State University School of Dentistry in New Orleans. Dr. Hastings brings over 33 years of experience and perspective of a healthcare practitioner to the Board. Dr. Hastings’ career in a small practice setting is typical to that of most of the company’s facilities and he is able to provide advice to the Board and management about trends in both medicine and the organization and operation of physical practices. Dr. Hastings’ has served in numerous dental and orthodontic leadership positions in local, state, and national societies. He is board certified in orthodontics and been published in several orthodontic journals including publishing while in full time private practice. He holds two United States patents.

Jon H. Kaplan	Director Since 2018

Audit and Compliance Committee Member

Compensation Committee Member

Mr. Kaplan has extensive business experience consulting and advising healthcare companies. Since 2007, he has served as a Senior Partner and Managing Director of the Boston Consulting Group, Inc. (“BCG”), a privately-held company focused on providing management consulting services, where he recently served on BCG’s global leadership council and as the practice leader of BCG’s healthcare services. Previously, Mr. Kaplan was a partner in the consulting division of Ernst & Young, where he served for over ten years. Mr. Kaplan received a B.A. in Economics from Cornell University, a Masters of Public Health from the University of Pittsburgh and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Mr. Kaplan brings to the Board valuable experience from his roles consulting and advising healthcare companies.

Barbara R. Paul, M.D.	Director Since 2016

Patient Safety and Quality of Care Committee Chair

Governance and Nominating Committee Member

Dr. Paul serves as an advisor and board member to healthcare companies. In addition to her role on our Board, she serves on the board and as the board chair of Natus Medical, Inc. (NASDAQ: BABY), a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders. She served as Senior Vice President & Chief Medical Officer at CHS from July 2007 through 2014, providing leadership for a number of hospital acquisitions and integrations and being responsible for enhancing the company’s relationship with affiliated physicians, developing physician leaders, and providing strategic direction. Prior to CHS, Dr. Paul was Senior Vice President & Chief Medical Officer for Beverly Enterprises, Inc. (now Golden Living, Inc.). From 1999 to 2004, she worked at the federal Medicare program (Centers for Medicare & Medicaid Services, CMS) for appointees of Presidents Clinton and Bush, where she was Director of the Department of Quality Measurement & Health Assessment. Dr. Paul has a bachelor of science from the University of Wisconsin—Madison and earned her medical degree from Stanford University School of Medicine. Dr. Paul’s career is grounded

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Members of the Board of Directors

by twelve years as a board-certified internist and full-time primary care physician. Dr. Paul brings the perspective of a physician to the Board. She also brings clinical insight to quality measures and reporting, electronic health record implementation, and federal government regulation of hospital-practitioner relationships.

William Paul Rutledge	Director Since 2018

Compensation Committee Member

Patient Safety and Quality of Care Committee Member

Mr. Rutledge has over 40 years of experience in the health care industry and currently serves as an advisor and board member to healthcare companies. Since October 2017, Mr. Rutledge has served on the board of directors for portfolio companies of Shore Capital Partners, LLC, a healthcare-focused private equity firm, and in 2019, joined the firm as an Executive Partner. Since 2014, he has served on the advisory board of Clayton Associates, a healthcare-focused venture capital fund. He served as CEO of Chinaco Healthcare Corporation from January 2016 through completion of its sale to an Asian private equity fund in April 2017. Previously, Mr. Rutledge spent approximately thirty years of his career at HCA Healthcare, Inc. (NYSE: HCA), most recently serving as the President of the HCA Central Group from October 2005 through March 2013. He has also served as a director of the American Hospital Association, the Tennessee Hospital Association and the Federation of American Hospitals. Mr. Rutledge earned a B.S. from the University of Georgia and a Masters of Health Administration from Georgia State University. Mr. Rutledge brings to the Board valuable experience from his director and senior management roles at other healthcare companies, as well as his extensive knowledge of the hospital industry.

Alice D. Schroeder	Director Since 2018

Audit and Compliance Committee Chair

Governance and Nominating Committee Member

Ms. Schroeder is a former financial analyst and Certified Public Accountant, and she has served as a board member for various businesses, including financial institutions. Since 2013, she has served on the board of Prudential plc, a FTSE 20 financial services company, where she is a member of the audit and risk committees. She also serves on the board of Natus Medical, Inc. (NASDAQ: BABY), where she is a member of the audit committee and chair of the nominating and governance committee. From February 2016 until December 2018, she served as a board member, chair of the audit committee and member of the governance committee of Bank of America Merrill Lynch International, a subsidiary of Bank of America Corporation (NYSE: BAC), a financial institution. From October 2014 to its sale to Showfer Media LLC in May 2017, Ms. Schroeder served as CEO and chair of the board of directors of WebTuner Corporation, a developer of media software platforms. She began her career as a Certified Public Accountant at Ernst & Young and spent two years as a project manager at the Financial Accounting Standards Board, where she was the primary author of several key accounting standards. Ms. Schroeder was a managing director at Morgan Stanley, PaineWebber & Co. and CIBC Oppenheimer & Co., where she led award-winning research analyst teams beginning in 1993. Ms. Schroeder holds M.B.A. and B.B.A. degrees from The University of Texas at Austin. Ms. Schroeder brings to the Board valuable experience from her roles as a member of the board of directors of other companies, her extensive knowledge of capital markets and financial and accounting standards applicable to public companies, and her turnaround and technology experience as a CEO.

R. Lawrence Van Horn, Ph.D.	Director Since 2016

Compensation Committee Chair

Patient Safety and Quality of Care Committee Member

Professor Van Horn is an associate professor of management and faculty director at Vanderbilt University’s Owen School of Management. He is a leading expert and researcher on healthcare management and economics. Professor Van Horn consults for national consulting firms, providers, managed care organizations, and pharmaceutical firms. Professor Van Horn also holds faculty appointments in the Vanderbilt University School of Medicine and Law

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Members of the Board of Directors

School. Prior to his tenure at Owen, from 1996 to 2006, Professor Van Horn served as an associate professor of economics and management at the William E. Simon Graduate School of Business at the University of Rochester where he was responsible for their graduate programs in health administration. He currently serves on the board of Community Healthcare Trust Inc. (NYSE: CHCT) and Experience Wellness Centers. He is the CEO of Preverity Inc., Managing Partner of LVH Economics, and Senior Professional with Competition Economics. Professor Van Horn holds a Ph.D. from the University of Pennsylvania’s Wharton School and an M.B.A., a Master’s in Public Health and a B.A. from the University of Rochester. Professor Van Horn brings his extensive knowledge and research into healthcare industry economics and governance to the Board. He also has unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy.

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EXECUTIVE OFFICERS

The following sets forth information regarding our executive officers as of April 1, 2019:

Name	Age	Position

Robert H. Fish	68	President, Chief Executive Officer and Director

Alfred Lumsdaine	53	Executive Vice President and Chief Financial Officer

Martin D. Smith	51	Executive Vice President and Chief Operating Officer

Shaheed Koury, M.D.	52	Senior Vice President and Chief Medical Officer

R. Harold McCard, Jr.	58	Senior Vice President, General Counsel and Secretary

Robert H. Fish — The principal occupation and employment experience of Mr. Fish during the last five years is set forth above under the heading “Members of the Board of Directors.”

Alfred Lumsdaine serves as Executive Vice President and Chief Financial Officer and from February 22, 2018 to March 31, 2018 served as our Executive Vice President of Finance. Prior to joining the Company in January 2018, Mr. Lumsdaine served as President of Population Health for Sharecare, Inc., a digital health company, a position he held since 2016. Prior to joining Sharecare, Mr. Lumsdaine served as Chief Financial Officer of Tivity Health, Inc. (f/k/a Healthways, Inc.) (Nasdaq: TVTY), a provider of fitness activity programs, since 2011. Previously, Mr. Lumsdaine was Controller and Chief Accounting Officer at Tivity Health, Inc., a role he assumed in 2002 when he first joined the company. Prior to joining Tivity Health, Inc., Mr. Lumsdaine held the position of Treasurer and Controller for Logisco, Inc., which followed senior level financial positions with Aegis Therapies and Theraphysics, a provider of rehabilitation and wellness services. Mr. Lumsdaine started his career with the Nashville office of Ernst & Young, spending over eight years in the external audit practice, primarily focused on the healthcare industry, and subsequently directed the North America internal audit department of Willis. Mr. Lumsdaine is a Certified Public Accountant and earned both his B.S. in Accounting and Masters of Accountancy from the University of Tennessee.

Martin D. Smith serves as Executive Vice President and Chief Operating Officer. In that position he oversees our hospital operations as well as strategic growth initiatives. Mr. Smith has been an executive officer of the Company since our Spin-off in April 2016. Prior to the Spin-off, Mr. Smith served as Division III President of Operations for CHS with operational and management responsibilities for 35 affiliated hospitals in Illinois, Kentucky, Tennessee and West Virginia. He joined CHS in 1998 as a hospital CEO in Cleveland, Tennessee. In 2005, Mr. Smith was named a vice president of group operations, and he was promoted to Division President in 2008. Mr. Smith holds a M.B.A. from the University of Tennessee.

Shaheed Koury, M.D. serves as President and Chief Medical Officer, Clinical Operations. Dr. Koury has been an executive officer of the Company since our Spin-off in April 2016. Prior to the Spin-off, he served as Vice President for Quality and Clinical Transformation for CHS, where he led development and implementation of clinically-integrated networks for several CHS markets. Dr. Koury previously worked as an emergency department physician in Fort Wayne, Indiana and Cincinnati, Ohio and was an Assistant Professor at the University of Kentucky’s Emergency Medicine Residency Program. Dr. Koury received his medical degree at the University of Kentucky. He completed an emergency medicine residency at East Carolina University in Greenville, North Carolina. Dr. Koury earned his M.B.A. with a focus in Health Care Management from Indiana Wesleyan University in Fort Wayne, Indiana. He has written and published several papers in the health care field and presented at several national meetings.

R. Harold McCard, Jr. serves as Senior Vice President, General Counsel and Secretary. Mr. McCard oversees all legal aspects for Quorum Health Corporation. Mr. McCard has been an executive officer of the Company since our Spin-off in April 2016. Prior to the Spin-off, Mr. McCard served as Deputy General Counsel — Operations for CHS and was responsible for the managing the legal teams that supported Division operations. Mr. McCard joined CHS in 2007 as Vice President and Associate General Counsel, bringing over 20 years of health law practice experience and was promoted to Deputy General Counsel — Operations in 2013. He is a graduate of Princeton University and the Walter F. George School of Law at Mercer University. Mr. McCard is a member of the American Health Lawyers Association where he serves on its board of directors.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Upon the recommendation of the Governance and Nominating Committee, the Board has nominated the eight (8) persons listed below for election to serve as directors, each for a term of one (1) year and until his or her successor is elected and qualified.

The nominees for director are:

Robert H. Fish

Joseph A. Hastings, D.M.D.

Jon H. Kaplan

Barbara R. Paul, M.D.

Terry Allison Rappuhn

William Paul Rutledge

Alice D. Schroeder

R. Lawrence Van Horn, Ph.D.

Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the one (1) year term to which he or she has been nominated, if elected. If any of the nominees are unable to serve or refuses to serve as a director, the proxies will be voted in favor of such other nominee(s), if any, as the Board of Directors may designate. The Company has no reason to believe that any Board nominee will be unable or unwilling to serve if elected as a director.

Required Vote

Each director nominee will be elected if he or she receives more votes “for” his or her election than “against” his or her election. Abstentions and broker non-votes in connection with the election of directors have no effect on such election. If any director nominee does not receive more votes “for” his or her election than “against”, then pursuant to the Governance Guidelines, that nominee is required to promptly submit his or her resignation to the Board following certification of the vote. The Governance and Nominating Committee (excluding any member of such committee whose resignation is to be considered) is required to consider the resignation and recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board is required to take action on the recommendation within ninety (90) days following certification of the vote, and promptly thereafter to publicly disclose its decision and the reasons therefor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THE NOMINEES FOR ELECTION AS A DIRECTOR.

20        Quorum Health 2019 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE QUORUM HEALTH CORPORATION 2016 STOCK AWARD PLAN APPROVED BY THE BOARD AS OF FEBRUARY 14, 2019 (SUBJECT TO STOCKHOLDER APPROVAL)

General

Prior to the Spin-off, on April 1, 2016, the Quorum Health Corporation 2016 Stock Award Plan (the “Original Stock Award Plan”) was approved by the pre-Spin-off Board of Directors and by our pre-Spin-off sole stockholder. The Original Stock Award Plan was presented to and approved by our stockholders at the annual stockholders meeting held on May 16, 2017.

The Board of Directors now proposes that the stockholders approve the amendment and restatement of the Original Stock Award Plan, which was approved by the Board as of February 14, 2019, subject to stockholder approval at the Meeting. Our Board is seeking stockholder approval of the amendment and restatement of the Original Stock Award Plan in accordance with the rules of the New York Stock Exchange.

This amendment and restatement of the Original Stock Award Plan (the “Amended and Restated 2016 Plan”) would increase the number of shares available for options and awards by 3,700,000. Prior to its amendment and restatement, 4,700,000 shares of our common stock were authorized for issuance under the Original Stock Award Plan. The Amended and Restated 2016 Plan would increase the number of authorized shares by 3,700,000, for a total of 8,400,000 shares.

The Amended and Restated 2016 Plan (like the Original Stock Award Plan) provides that in the event any awards are made in the form of “full-value awards” (including restricted stock, restricted stock units, performance-based shares or units, and other share awards), such awards will reduce the number of shares available under the Amended and Restated 2016 Plan by 1.5 shares for each full-value share awarded. For a summary of significant terms of the Amended and Restated 2016 Plan, including certain revisions made to the Amended and Restated 2016 Plan in comparison to the Original Stock Award Plan, see below under “Summary of Amended and Restated 2016 Plan.”

The Board of Directors believes that the Amended and Restated 2016 Plan is necessary to continue the Company’s effectiveness in attracting, motivating and retaining officers, employees, directors and consultants with appropriate experience and to increase the grantees’ alignment of interest with the stockholders. Based on the Company’s recent grant practices, the requested increase in the number of shares available for options and awards under the Amended and Restated 2016 Plan is expected to provide the Company with enough shares to make equity grants to its officers, employees, directors and consultants for the next couple of years.

If the Company’s stockholders do not approve the Amended and Restated 2016 Plan, compensatory grants may continue to be made under the Original Stock Award Plan to the extent that shares of common stock remain available for grant under the Original Stock Award Plan. However, unless the proposed amendment and restatement is approved, the remaining shares available for grant under the Original Stock Award Plan are significantly less than what will be needed to grant awards in 2019 to the executives and other employees of the Company consistent with our compensation philosophy and historic grant practices. The Original Stock Award Plan is the only plan under which we are currently authorized to make equity awards; provided, however, that the Board of Directors is also seeking stockholder approval at the Meeting for the 2018 Restricted Stock Plan. See “Proposal 3 — Approval of the Quorum Health Corporation 2018 Restricted Stock Plan” beginning on page 33. Our executive officers and members of the Board of Directors will be eligible to receive awards under the Amended and Restated 2016 Plan and therefore have an interest in this proposal.

The following is a summary of the material features of the Amended and Restated 2016 Plan, which is qualified in its entirety by reference to the provisions of the Amended and Restated 2016 Plan, attached hereto as Appendix A.

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

Historical Share Usage and Overhang

We recognize that equity compensation programs dilute stockholder equity and need to be used judiciously. We manage our long-term dilution by considering the number of shares subject to equity awards that we grant annually in proportion to the Company’s outstanding shares, referred to as burn rate. Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. We believe our historical share utilization rate has been prudent and mindful of stockholder interests.

The following table sets forth information regarding awards granted in each of our last three fiscal years, and the corresponding burn rate.

Fiscal Year	Full-Value Awards Granted (1)	Option Awards Granted	Total Granted	Weighted Average # of Shares of Common Stock Outstanding	Burn Rate (2)

2018	1,616,707	—	1,616,707	28,976,122	5.6%

2017	1,142,571	—	1,142,571	28,113,566	4.1%

2016	1,081,005	—	1,081,005	28,413,247	3.8%

3-year average	1,280,094	—	1,280,094	28,500,978	4.5%

(1)

Full-value awards consist of time-based and performance-based restricted shares and time-based restricted stock units granted to employees, officers and directors during the applicable fiscal year, with all performance-based restricted shares being valued at the target (100%) performance level at the time of grant. Awards received by Company employees in connection with the Spin-off were governed by the Employee Matters Agreement, dated April 29, 2016, by and between CHS and the Company, and are not included in the Table. The Table includes 675,000 shares granted in 2018 in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08.

(2)	Burn rate is calculated as (A) the number of options granted, plus (B) the number of full-value shares granted, divided by (C) the weighted average number of shares of common stock outstanding.

An additional metric that we use to measure the cumulative impact of our equity program is potential overhang. We calculate potential overhang as (A) the total number of shares subject to outstanding equity awards (valuing all unvested performance-based awards at the target (100%) performance level), plus (B) the number of shares available for grant, divided by (C) the total shares of common stock outstanding plus A plus B. Potential overhang measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. The Company’s potential overhang as of April 1, 2019 was 4.8%. If the additional 3,700,000 shares requested under the 2016 Amended and Restated Plan are included in the calculation, the Company’s potential overhang as of such date would be 14.4%.

As of April 1, 2019, the closing price of a share of our common stock on the New York Stock Exchange was $1.26 per share and 31,294,669 shares of our common stock were outstanding.

In determining to adopt the Amended and Restated 2016 Plan and to recommend the Amended and Restated 2016 Plan to our stockholders, the Board considered various factors, including the number and type of awards that have been made by us under the Original Stock Award Plan, our anticipated burn rate, our potential overhang if the Amended and Restated 2016 Plan is approved by our stockholders, the current and future accounting expense associated with our equity award practices, and the influence and guidelines of certain proxy advisory firms.

Summary of Amended and Restated 2016 Plan

The following is a summary of the significant terms of the Amended and Restated 2016 Plan. The summary is qualified in its entirety by reference to the full text of the Amended and Restated 2016 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

Plan Highlights

•

Prior to the amendment and restatement, 4,700,000 shares of our common stock were authorized for issuance under the Original Stock Award Plan. The Amended and Restated 2016 Plan would increase the number of authorized shares by 3,700,000, for a total of 8,400,000 shares;

•

Full-value awards (i.e. any award other than a stock option, stock appreciation right, or similar award) count against the maximum share limit available for issuance as 1.5 shares for every one share issued;

•	Awards may not be made under the Amended and Restated 2016 Plan after March 31, 2026;

•	The exercise term of stock options and stock appreciation rights may be no more than 10 years from the grant date;

•	No re-pricing of “underwater” stock options and stock appreciation rights without shareholder approval;

•	The exercise price of stock option and stock appreciation rights awards may not be less than the fair market value of our stock on the grant date;

•	No dividend equivalents rights paid on unexercised stock options or unearned performance awards;

•

No “liberal share recycling” features (i.e., the following shares will not again become available for awards under the plan: (1) withholding of shares to pay taxes on any award, (2) the excess of the number of shares subject to any stock appreciation right over the number of shares actually issued in settlement thereof, (3) tendering of shares to pay for option exercise or withholding taxes (i.e., net settlement of shares), and (4) the purchase of shares on the open market by the Company using option exercise proceeds);

•

No “liberal change in control” features, such as permitting acceleration of equity awards prior to consummation of a change in control transaction (e.g., mere announcement or commencement of a tender or exchange offer);

•	All awards under the plan are subject to forfeiture or clawback in certain circumstances; and

•	Annual grant date fair value limit on equity awards which may be granted to any non-employee directors in any calendar year.

The Amended and Restated 2016 Plan would increase the shares of common stock currently authorized for issuance under the Original Stock Award Plan as reflected above. In addition, the Amended and Restated 2016 Plan will allow the Compensation Committee to permit the deferral of restricted stock or restricted stock units. Except as noted above, the significant terms of the Amended and Restated 2016 Plan are substantially similar to the Original Stock Award Plan.

Purpose

The purpose of the Amended and Restated 2016 Plan is to strengthen the Company and its subsidiaries by providing a retention tool and an incentive to employees, officers, consultants and directors and thereby encouraging them to devote their abilities to the success of the Company’s and its subsidiaries’ business enterprises and align their interests with those of stockholders.

Administration

The Amended and Restated 2016 Plan is administered by the Compensation Committee. The Compensation Committee has the authority under the Amended and Restated 2016 Plan, among other things, to select the individuals to whom awards will be granted, to determine the type, size, purchase price and other terms and conditions of awards, to construe and interpret the plan and any awards granted under the plan, accelerate the exercisability or vesting of awards, extend the term or waive early termination provisions of awards and waive the Company’s rights with respect to awards or restrictive conditions of awards. Furthermore, with respect to options and awards that are not intended to qualify as performance-based compensation under Section 162(m) of the IRC, the Compensation Committee may generally delegate to one or more officers of the Company the authority to

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

grant options or awards to employees who are not executive officers and/or to determine the number of shares subject to each such option or award. All decisions and determinations by the Compensation Committee in the exercise of its power are final, binding and conclusive.

Eligible Individuals

Generally, officers, employees, directors and consultants of the Company or any of our subsidiaries are eligible to participate in the Amended and Restated 2016 Plan. Awards are made to eligible individuals at the discretion of the Compensation Committee and therefore, we cannot determine who will receive a future grant at this time.

Shares Subject to Amended and Restated 2016 Plan

A maximum of 8,400,000 shares of our common stock will be authorized for issuance under the Amended and Restated 2016 Plan.

The Amended and Restated 2016 Plan provides that in no event will an eligible individual in any calendar year receive a grant of options or awards that is in the aggregate in respect of more than 1,000,000 shares, or in case of a non-employee member of our Board, more than 100,000 shares. The Amended and Restated 2016 Plan also provides that, in no event will any member of our Board who is not also an employee of the Company or a subsidiary of the Company, receive a grant of options or awards with an aggregate grant date fair value in excess of $1,000,000 in any calendar year. In addition, no more than 100,000 shares may be issued in any calendar year upon the exercise of incentive stock options under the Amended and Restated 2016 Plan. In the event any awards are made in the form of “full-value awards” (including restricted stock, restricted stock units, performance-based shares or units, and other share awards), such awards will reduce the number of shares available under the Amended and Restated 2016 Plan by 1.5 shares for each share awarded.

Shares subject to awards that expire, are canceled, are settled for cash, are forfeited, or otherwise terminate for any reason without having been exercised or without payment having been made in respect of the award (or portion thereof) will again be available for issuance under the Amended and Restated 2016 Plan; with regard to shares that are or have been granted as full-value awards, for each share that is cancelled, forfeited, settled in cash or otherwise terminated, 1.5 shares may again be made available for issuance of options or awards under the plan. In the event of any increase or reduction in the number of shares, or any change (including a change in value) in the shares or an exchange of shares for a different number or kind of shares of the Company or another corporation by reason of, among other things, a recapitalization, merger, reorganization, spin-off, split-up, stock dividend or stock split, the Compensation Committee will appropriately adjust the maximum number and class of common stock issuable under the plan, the number of shares of common stock or other securities which are subject to outstanding awards and/or the exercise price applicable to any of such outstanding awards. Notwithstanding the foregoing, the following events shall not result in any shares again becoming available for issuance of awards: (1) withholding of shares to pay taxes on any award, (2) the excess of the number of shares subject to any stock-settled stock appreciation rights over the number of shares actually issued in settlement thereof, (3) tendering of shares to pay for option exercise or withholding taxes (i.e., net settlement of shares), and (4) the purchase of shares on the open market by the Company using option exercise proceeds.

Unless otherwise determined by the Compensation Committee, in no event shall an option or award to a participant, other than a non-employee director, and not subject to performance-based conditions, have a vesting schedule resulting in such option or award vesting in full prior to the third anniversary of the grant date. For purposes of clarity, this restriction will not prohibit any option or award from having partial vesting dates prior to the third anniversary of the grant date in accordance with a proportionate vesting schedule determined at the discretion of the Compensation Committee, so long as such option or award does not vest in full prior to the third anniversary of the grant date.

Types of Awards Available

Stock Options. The Compensation Committee may grant both non-qualified stock options and incentive stock options within the meaning of Section 422 of the IRC, the terms and conditions of which will be set forth in an option award agreement; provided, however, that incentive stock options may only be granted to eligible

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

individuals who are employees of the Company or its subsidiaries. The Compensation Committee has complete discretion in determining the number of shares subject to options granted under the Amended and Restated 2016 Plan and whether any such options are to be incentive stock options or non-qualified stock options.

The exercise price of any option granted under the Amended and Restated 2016 Plan will be determined by the Compensation Committee; however, the exercise price may not be less than the fair market value of a share of our common stock on the date of grant. The fair market value of a share of our common stock means generally the closing price of a share of such common stock as reported by the NYSE on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale.

The duration of any option granted under the Amended and Restated 2016 Plan will be determined by the Compensation Committee. However, no option may be exercised more than ten (10) years from the date of grant.

The Compensation Committee also has the discretion to determine the vesting schedule of any options granted under the Amended and Restated 2016 Plan and may accelerate the exercisability of any option (or portion of any option) at any time.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either alone or in conjunction with a grant of an option. In conjunction with an option, a stock appreciation right may be granted either at the time of grant of the option or at any time thereafter during the term of the option, and will generally cover the same shares covered by the option and be subject to the same terms and conditions as the related option. In addition, a stock appreciation right granted in conjunction with an option may be exercised at such time and only to the extent that the related option is exercisable and will have a grant price equal to the exercise price of the related option. Any exercise of stock appreciation rights will result in a corresponding reduction in the number of shares available for issuance underlying the related option. In the event that the related option is exercised instead, a corresponding reduction in the number of shares available for issuance underlying the stock appreciation right will occur.

Upon exercise of a stock appreciation right which was granted in connection with an option or independently of an option, a grantee will generally receive a payment equal to the excess of the fair market value of a share of our common stock on the date of the exercise of the right over the grant price of the stock appreciation right, multiplied by the number of shares with respect to which the stock appreciation right is being exercised.

A stock appreciation right may be granted at any time and, if independent of an option, may be exercised upon such terms and conditions as the Compensation Committee, in its sole discretion, imposes on the stock appreciation right. However, the stock appreciation right may not have a term that exceeds ten (10) years. The Compensation Committee is required to set the value of a stock appreciation right granted independent of an option on the grant date, and such value may not be lower than the fair market value of a share of our common stock on the grant date.

Notwithstanding the foregoing, the Compensation Committee may limit the amount payable with respect to a grantee’s stock appreciation right (whether granted in conjunction with an option or not), by including such limit in the agreement evidencing the grant of the stock appreciation right at the time of grant. The Compensation Committee has the discretion to dictate the disposition of any stock appreciation right (to be set forth in the agreement).

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be awarded under the Amended and Restated 2016 Plan, which will be evidenced by a restricted stock or restricted stock unit award agreement, as applicable, containing such restrictions, terms and conditions as the Compensation Committee may, in its discretion, determine.

Shares of restricted stock will be issued in the grantee’s name (or in book entry form) as soon as reasonably practicable after the award is made and after the grantee executes the restricted stock award agreement, appropriate blank stock powers and any other agreements or documents which the Compensation Committee

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

requires that the grantee execute as a condition to the issuance of such shares. Generally, restricted shares issued under the Amended and Restated 2016 Plan will be deposited together with the stock powers with an escrow agent (which may be us) designated by the Compensation Committee, and upon delivery of the shares to the escrow agent (or appropriate book entry), the grantee will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares. The Compensation Committee may also grant restricted stock units, each of which represents a right to one hypothetical share of our common stock.

Restrictions on shares and units awarded under the Amended and Restated 2016 Plan will lapse at such time and on such terms and conditions as the Compensation Committee may determine (which may include the occurrence of a change in control of the Company), and such restrictions will be set forth in the restricted stock or unit award agreement. The Compensation Committee may impose restrictions on any of the shares of restricted stock or units that are in addition to the restrictions under applicable federal or state securities laws, and may place a legend on the certificates representing such shares to give appropriate notice of any restrictions.

Upon the lapse of the restrictions on restricted shares or units, the Compensation Committee will cause a stock certificate to be delivered to the grantee with respect to such shares (or in other acceptable form, such as electronic), free of all restrictions under the Amended and Restated 2016 Plan, and, in the case of restricted stock units, such restricted stock units may also be settled in cash at the discretion of the Compensation Committee.

The Compensation Committee may permit a director to elect to defer receipt of all or a portion of shares of restricted stock that would otherwise be due to such director. If the director is eligible, and if the director has made an appropriate election to defer all or a portion of an award of shares of restricted stock, then the shares subject to the election that would have otherwise vested will be credited to a general bookkeeping account and distributed in accordance with the terms of the director’s deferral election.

Performance Units and Performance Shares. The Compensation Committee may grant performance units and performance shares subject to the terms and conditions determined by the Compensation Committee in its discretion and set forth in the agreement evidencing the grant.

Performance units represent, upon attaining certain performance goals, a grantee’s right to receive a payment generally equal to (i) the fair market value of a share of our common stock determined on the date the performance unit was granted, the date the performance unit became vested or any other date specified by the Compensation Committee, (ii) in the case of dollar-denominated performance units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in (i) or (ii) above depending on the level of the performance goal attained. Each agreement evidencing a grant of a performance unit will specify the number of performance units to which it relates, the performance goals which must be satisfied in order for performance units to vest and the performance cycle within which such performance goals must be satisfied.

The Compensation Committee must establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Compensation Committee deems appropriate. Payment in respect of vested performance units will generally be made as soon as practicable after the last day of the performance cycle to which the award relates.

Payments may be made entirely in shares of our common stock valued at fair market value, entirely in cash, or in such combination of shares and cash as the Compensation Committee may determine in its discretion. If the Compensation Committee, in its discretion, determines to make the payment entirely or partially in restricted shares, the Compensation Committee must determine the extent to which such payment will be in restricted shares and the terms of such shares at the time the performance unit award is granted.

Performance shares are subject to the same terms as described above with respect to restricted stock, except that the Compensation Committee will establish the performance goals to be attained in respect of the performance shares, the various percentages of performance shares to be paid out upon attainment, in whole or in part, of the performance goals and such other performance share terms, conditions and restrictions as the Compensation Committee deems appropriate.

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

Performance objectives established by the Compensation Committee for performance unit or performance share awards may be expressed in terms of (i) earnings per share, (ii) net revenue, (iii) adjusted EBITDA, (iv) share price, (v) pre-tax profits, (vi) net earnings, (vii) return on equity or assets, (viii) operating income, (ix) EBITDA margin, (x) EBITDA margin improvement, (xi) bad debt expense, (xii) cash receipts, (xiii) uncompensated care expense, (xiv) days in net revenue in net patient accounts receivable, (xv) gross income, (xvi) net income (before or after taxes), (xvii) cash flow, (xviii) gross profit, (xix) gross profit return on investment, (xx) gross margin return on investment, (xxi) gross margin, (xxii) operating margin, (xxiii) working capital, (xxiv) earnings before interest and taxes, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) revenue growth, (xxviii) annual recurring revenues, (xxix) recurring revenues, (xxx) total shareholder return, (xxxi) economic value added, (xxxii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion, (xxxiii) reduction in operating expenses or (xxxiv) any combination of the foregoing. Performance objectives may be in respect of the performance of the Company or any of our subsidiaries or divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary, unusual or nonrecurring events.

Other Share-Based Awards. The Compensation Committee may also grant any other share-based award on such terms and conditions as the Compensation Committee may determine in its sole discretion. The Compensation Committee may award shares to participants as additional compensation for service to the Company or any of its subsidiaries or in lieu of cash or other compensation to which participants have become entitled.

No Repricing of Options or Stock Appreciation Rights

Except in connection with corporate transactions involving the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), neither the Board nor the Compensation Committee shall have the power to (i) lower the exercise price of an option after it is granted, (ii) lower the exercise price of a stock appreciation right after it is granted, (iii) cancel an option when the exercise price thereof exceeds the fair market value of the underlying shares in exchange for cash or another award or grant substitute options with a lower exercise price than the cancelled options, (iv) cancel a stock appreciation right when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or grant substitute stock appreciation rights with a lower exercise price than the cancelled award, or (v) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s common stock is traded, in each case without the approval of the Company’s stockholders.

Transferability of Awards

Awards, if any, are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such awards are generally exercisable only by the grantee during his or her lifetime, except that the Compensation Committee may provide that, in respect of any non-qualified stock option granted to a grantee, the option may be transferred to his or her spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. In addition, the Compensation Committee may permit a non-qualified stock option or stock appreciation right to be transferred to trusts solely for the benefit of the grantee’s family members, to entities described in Section 501(c)(3) of the IRC, and to partnerships in which the family members, trusts and/or such exempt entities are the only partners.

A non-qualified stock option or a stock appreciation right may also be transferred pursuant to a domestic relations order. A stock appreciation right granted in conjunction with an option will not be transferable except to the extent that the related option is transferable.

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

Restricted stock units and performance units, if any, are generally not transferable until all restrictions upon such restricted stock units or performance units, as applicable, have lapsed.

Certain Transactions

In the event of liquidation, dissolution, merger or consolidation of the Company, the Amended and Restated 2016 Plan and the awards issued under the plan will continue in accordance with the respective terms and any terms set forth in an agreement evidencing the award. Notwithstanding the foregoing, following any such transaction, awards will be treated as provided in the agreement entered into in connection with the transaction. If not so provided in that agreement, following any such transaction, the grantee will be entitled to receive in respect of each share of our common stock subject to his or her award, upon the exercise of any such option or stock appreciation right or upon the payment or transfer related to any such award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of common stock of the Company was entitled to receive in the transaction in respect of such share. The stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the award prior to the transaction.

Change in Control

The Amended and Restated 2016 Plan provides that, notwithstanding any other provision in the plan to the contrary, in the event of a change in control of the Company, the vesting restrictions on unvested awards will not automatically accelerate and will be treated as follows: (a) if the successor company assumes, continues, or replaces the unvested awards (upon equivalent or more favorable terms), then the unvested awards will not accelerate and will continue; and (b) if the awards are not assumed, continued, or replaced, then the vesting restrictions will immediately, upon the consummation of the change in control, accelerate and the excess value thereof will be paid in any combination of cash and/or property as determined by the Board in its sole discretion. In the event a participant’s employment is terminated by the employer (except for Cause) or by the participant for Good Reason, within two years of the consummation of the change in control, then the vesting restrictions on unvested awards that were continued pursuant to clause (a) above shall immediately accelerate.

Amendment or Termination

The Amended and Restated 2016 Plan will terminate on March 31, 2026, which is the day preceding the tenth anniversary of the Board’s most recent approval of the plan, and no award may be granted after such date. In addition, our Board may sooner terminate the Amended and Restated 2016 Plan and may amend, modify or suspend the plan at any time or from time to time. However, no amendment, suspension or termination may impair or adversely alter the rights of a grantee with respect to awards granted prior to such action, or deprive a grantee of any shares which may have been acquired under the Amended and Restated 2016 Plan, unless his or her written consent is obtained. To the extent necessary under any applicable law, regulation or exchange requirement with which the Compensation Committee determines it is necessary or desirable for the Company to comply, no amendment will be effective unless approved by our stockholders in accordance with such applicable law, regulation or exchange requirement.

No modification of an agreement evidencing an award may adversely alter or impair any rights or obligations under the award unless the consent of the grantee is obtained.

No Additional Rights

An optionee does not have any rights as a stockholder of the Company with respect to any shares of our common stock issuable upon exercise of an option generally until the Company issues and delivers shares (whether or not certificated) to the optionee, a securities broker acting on behalf of the optionee or other nominee of the optionee.

Clawbacks

The Amended and Restated 2016 Plan provides that awards under the plan will be subject to recoupment to the extent (i) set forth in any award agreement, (ii) set forth in the Company’s Clawback Policy as it may be amended from time to time, (iii) to the extent any participant becomes subject to any recoupment or clawback policy

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

hereafter adopted by the Company, including any such clawback policy (or amended version of the Company’s Clawback Policy) adopted to comply with the final clawback rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act once such final rules are adopted by the SEC, and (iv) required under applicable laws which impose mandatory recoupment, including the Sarbanes-Oxley Act. For a discussion of the Company’s Clawback Policy, see “Compensation Discussion and Analysis — Additional Executive Compensation Policies — Compensation ‘Clawback’ Policy” below.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax aspects of awards under the Amended and Restated 2016 Plan based upon the United States federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain United States state and local taxes and foreign taxes, which are not described herein. Amended and Restated 2016 Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the plan. The Amended and Restated 2016 Plan is not intended to be a “qualified plan” under Section 401(a) of the IRC.

Stock Options. The grant of a nonqualified stock option with an exercise price equal to the fair market value of the common stock on the date of grant is generally not a taxable event to the participant or the Company. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income to the extent that the fair market value of the common stock acquired pursuant to the exercise of the stock option, as of the exercise date, is greater than the exercise price of the stock option. Any income recognized by the participant as a result of the exercise of a nonqualified stock option will be compensation income and will be subject to income and employment tax withholding at the time the common stock is acquired. Subject to certain limitations, the Company generally is entitled to a deduction in an amount equal to the compensation income recognized by the participant.

Sale of Common Stock Acquired Upon Exercise of a Stock Option. The sale or other taxable disposition of common stock acquired upon the exercise of a stock option will be a taxable event to the participant. In general, the participant selling such common stock will recognize gain or loss equal to the difference between the amount realized by such participant upon such sale or disposition and the participant’s adjusted tax basis in such common stock. A participant’s adjusted tax basis in common stock purchased upon exercise of a stock option will generally be the amount paid for such shares plus the amount, if any, of ordinary income recognized on purchase. If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, a portion of the participant’s gain will be characterized as ordinary income in an amount equal to the difference between (i) the fair market value of the common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. The Company will generally be entitled to a deduction of the same amount. Except as described above for common stock acquired by exercise of an incentive stock option for which the required holding periods have not been met, any gain or loss resulting from a sale or disposition of common stock obtained by the participant, either purchased or through the exercise of an option, generally will be taxed as capital gain or loss if such common stock was a capital asset in the hands of the participant. This gain or loss will be taxed as long-term capital gain or loss if at the time of any such sale or disposition the participant has held such common stock for more than one year. The time that such participant holds a stock option (rather than the common stock attributable to such stock option) is not taken into account for purposes of determining whether the participant has held such common stock for more than one year. In addition, there are limits on the deductibility of capital losses by the participant.

Stock Appreciation Rights. The grant of a stock appreciation right with an exercise price at least equal to the fair market value of the common stock on the date of grant is generally not a taxable event to the participant or the Company. The exercise of a stock appreciation right will result in the participant recognizing ordinary income on the value of the stock appreciation right at the time of exercise. The Company generally will be allowed a deduction

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

for the amount of ordinary income recognized by a participant with respect to a stock appreciation right. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a stock appreciation right award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the stock appreciation right is exercised.

Restricted Stock. In general, a participant will not recognize taxable income upon the grant of restricted stock, and the recognition of any income with be postponed until such shares are no longer subject to a substantial risk of forfeiture. When the risk of forfeiture lapses, the participant will recognize ordinary income equal to the fair market value of the restricted stock, determined at the time that such risk of forfeiture lapses, less any amount paid by the participant for the restricted stock. Subject to any deduction limitations under Code Sections 162(m) and/or 280G, the Company will be entitled to a deduction equal to the amount included in the participant’s gross income upon the lapsing of the risk of forfeiture on the stock.

Alternatively, within thirty days after the date of grant of the restricted stock, a participant may make an election under Section 83(b) of the Code (discussed below), which would allow the participant to recognize, in the year that the restricted stock is awarded, ordinary income equal to the excess of the fair market value of the restricted stock at the time of the grant less the amount paid, if any, by the participant for such shares. The Company is then entitled to a compensation-paid deduction in the same amount.

Restricted Stock Units. A participant will generally not recognize taxable income upon the grant of a restricted stock unit award, but rather will have ordinary income upon the payment or settlement of the award equal to the fair market value of the stock or cash received. Subject to any deduction limitations under Code Sections 162(m) and/or 280G, the Company will be entitled to a deduction equal to the amount included in participant’s gross income upon such payment or settlement.

Other Stock-Based Awards. A participant who is granted any other stock-based award that is not subject to any vesting or forfeiture restrictions, will generally recognize, in the year of grant (or, if later, payment in case of restricted stock units and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is in the form of property that is transferred to the participant at grant but subject to restrictions, such as a restricted stock award, the participant would not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election (as discussed below). If such other stock-based award is in the form of a restricted stock unit or similar award that does not provide for the delivery of shares or cash until a vesting condition has been satisfied or some later date, the participant would not generally recognize ordinary income until the date the vesting condition is satisfied and the shares or cash have been delivered to the participant. The Company is generally entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant, subject to certain limitations discussed below.

Performance-Based Awards. Payments made under performance-based awards that are in the form of units or other contractual rights to payment are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance-based awards s in the form of restricted shares of the company’s common stock will recognize ordinary income equal to the fair market value of the shares of the company’s common stock that become free of the applicable restrictions as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes a Section 83(b) Election (discussed below) to be taxed at the time of the grant. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the company’s common stock awarded to a participant as a performance award. Unless a participant makes a Section 83(b) Election, his or her basis in the stock is its fair market value at the time the performance goals are met and the shares become vested.

Section 83(b) Considerations. Participants who acquire shares of common stock subject to a “substantial risk of forfeiture” may make an election under section 83(b) of the IRC (a “Section 83(b) Election”) with respect to such shares of common stock within thirty (30) days after the date of acquisition. If common stock acquired pursuant to an award is subject to a substantial risk of forfeiture and a participant does not make a Section 83(b) Election, such

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

participant would be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the common stock on the date or dates that the common stock becomes free of the transfer and forfeiture restrictions, over the price paid for such common stock, if any. In contrast, a participant who makes the Section 83(b) Election will be required to include in income the excess, if any, of the fair market value of the common stock acquired on the grant date over the price paid for such common stock, if any, and would not be subject to United States federal income tax upon the lapsing of any such transfer or forfeiture restrictions. Any further appreciation in the fair market value of such common stock generally will be taxed as a capital gain, rather than as ordinary income, as discussed more fully below. In addition, a participant who makes a Section 83(b) Election may choose when to recognize such capital gain, because once the Section 83(b) Election has been made, no other taxable event occurs with respect to such common stock until the disposition of such common stock.

A Section 83(b) Election may be disadvantageous, however, if the participant was required to include amounts in income as a result of making the Section 83(b) Election and the common stock subsequently decreases in value, inasmuch as any losses recognized on a subsequent disposition of such common stock would be capital losses, the deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the common stock, no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election. A Section 83(b) Election may not be available with respect to certain forms of awards, such as restricted stock units. There can be no assurances as to whether the applicable tax rates will change or whether the value of the common stock will appreciate. A participant who purchases or receives common stock subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.

Section 280G Considerations. Under certain circumstances, the accelerated vesting or exercise of options, or the accelerated lapse of restrictions with respect to other awards, in connection with a change in control of us might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent that any such event is considered to have occurred under the plan, a participant would be subject to a 20% excise tax, and we would lose the ability to deduct the excess parachute payment.

Tax Withholding

The Compensation Committee may provide in the agreement evidencing the participant’s option or award that, in satisfaction of the obligation to pay withholding taxes to the Company, the participant may elect to have the Company withhold a portion of the shares issuable to the participant pursuant to the participant’s option or award having an aggregate fair market value equal to the amount required to be withheld. All elections must be irrevocable and made in writing, signed by the participant in advance of the day that the transaction becomes taxable.

New Plan Benefits

The terms and number of options or other awards to be granted in the future under the Amended and Restated 2016 Plan are to be determined at the discretion of the Compensation Committee. In February 2019, the Compensation Committee approved the following awards under the Amended and Restated 2016 Plan, subject to stockholder approval of the Amended and Restated 2016 Plan: (i) 75,000 shares of restricted stock to Mr. Lumsdaine; (ii) 75,000 shares of restricted stock to Mr. Smith; (iii) 50,000 shares of restricted stock to Dr. Koury; (iv) 50,000 shares of restricted stock to Mr. McCard; (v) 347,824 shares of restricted stock to non-management directors; and (vi) 495,000 shares of restricted stock to the Company’s non-executive officer employees. Except as otherwise noted herein, we cannot determine or predict the value, number or type of awards to be granted pursuant to the Amended and Restated 2016 Plan.

Equity Compensation Plan Information

See “Equity Compensation Plan Information” beginning on page 69.

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Proposal 2 — Approval of the Amendment and Restatement of the Quorum Health Corporation 2016 Stock Award Plan Approved by the Board as of February 14, 2019 (Subject to Stockholder Approval)

Required Vote

The affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Meeting is necessary for the approval of the Amended and Restated 2016 Plan. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE QUORUM HEALTH CORPORATION AMENDED AND RESTATED 2016 PLAN.

32        Quorum Health 2019 Proxy Statement

PROPOSAL 3 — APPROVAL OF THE QUORUM HEALTH CORPORATION 2018 RESTRICTED STOCK PLAN

The Board of Directors of the Company is submitting to stockholders for approval the Quorum Health Corporation 2018 Restricted Stock Plan (the “Restricted Stock Plan”). The Restricted Stock Plan is designed to provide key employees of the Company and its subsidiaries with incentives to promote the growth and performance of the Company. The Restricted Stock Plan will become effective upon its implementation by the Board of Directors subsequent to satisfaction of applicable stockholder approval requirements. The Restricted Stock Plan will give the Company the flexibility it needs to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the performance of our common stock. Our executive officers will be eligible to receive awards under the Restricted Stock Plan and therefore have an interest in this proposal.

The following is a summary of the material features of the Restricted Stock Plan, which is qualified in its entirety by reference to the provisions of the Restricted Stock Plan, attached hereto as Appendix B.

General

Subject to permitted adjustments for certain corporate transactions, the Restricted Stock Plan authorizes the issuance or delivery to participants of up to 625,000 shares of Company common stock pursuant to grants of restricted stock awards.

The Restricted Stock Plan will be administered by the members of the Company’s Compensation Committee. The Compensation Committee is authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Restricted Stock Plan. The Restricted Stock Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers to one or more of its members or any person selected by it. The Restricted Stock Plan may be funded with authorized but unissued shares.

Eligibility

Key employees of the Company and its subsidiaries are eligible to receive awards under the Restricted Stock Plan.

Types of Awards

All awards shall be in the form of restricted stock. Each award shall be subject to terms and conditions established by the Compensation Committee that are set forth in the recipient’s restricted stock award agreement, and shall be subject to limitations and restrictions as determined by the Compensation Committee. Restricted stock may be awarded by the Compensation Committee in its discretion without cash consideration.

Restricted Stock. A restricted stock award is a grant of common stock subject to a vesting period for the specific restricted stock award. Each restricted stock award agreement will contain such terms, conditions and restrictions as the Compensation Committee may, in its discretion, determine. The restrictions imposed on shares granted under a restricted stock award will lapse, and vesting shall occur, upon satisfaction of the conditions specified in the restricted stock award agreement. Such restrictions will not expire less than one year from the date on which the restricted stock was awarded if the restrictions are based on the passage of time, or less than one year from the date on which the restricted stock was awarded if the restrictions are based on the achievement of performance goals. Restricted stock awards will be in the form of issued and outstanding shares of stock. The Company may also, in its discretion, issue restricted stock in any other approved format (e.g., electronically).

Upon issuance of the shares of restricted stock, the participant shall have all of the rights of a stockholder with respect to such restricted stock, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the restricted stock. Certificates representing restricted stock shall be held by the Company until the restrictions expire and the participant must provide the Company with appropriate stock powers endorsed in blank. Shares covered by a restricted stock award granted under the Restricted Stock Plan will not be counted as used unless and until they are actually issued and delivered to a participant.

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Proposal 3 — Approval of the Quorum Health Corporation 2018 Restricted Stock Plan

Limitation on Awards under the Restricted Stock Plan

To the extent any shares of stock covered by a restricted stock award under the Restricted Stock Plan are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Restricted Stock Plan.

No shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the participant’s restricted stock award agreement have expired or been removed pursuant to the Restricted Stock Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares of common stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Compensation Committee will make such adjustments as may be appropriate, in its discretion, in the number and kind of shares of common stock reserved for restricted stock awards and in the number, kind and price of common stock covered by restricted stock awards made pursuant to the Restricted Stock Plan.

Vesting of Awards

The Compensation Committee will set forth the vesting period for a restricted stock award in the restricted stock award agreement. The restrictions imposed on shares granted under a restricted stock award shall lapse, and vesting shall occur, upon satisfaction of the conditions specified in the restricted stock award agreement. The Compensation Committee may in its discretion provide that restrictions imposed on shares granted under a restricted stock award shall lapse and such shares shall become fully vested in the event of a participant’s disability or death or in the event of a termination of the participant’s employment without cause or for good reason. The Compensation Committee may also provide in a restricted stock award agreement that restrictions will expire at an earlier time as a result of retirement of a participant.

Forfeiture

The Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unvested award at any time if the participant is not in compliance with all applicable provisions of the restricted stock award agreement and the Restricted Stock Plan, or upon the occurrence of certain events in addition to any otherwise applicable vesting or performance conditions. Such events include termination for cause; violations of material policies; breach of noncompetition, confidentiality or other restrictive covenants; or any other conduct that is injurious, detrimental or prejudicial to any interest of the Company or any of its subsidiaries. In the event the participant’s employment with the Company terminates other than by the Company without cause, by the participant for good reason or on account of death or disability, the restricted stock awarded to the participant will not vest and all of the restricted stock will be forfeited.

Amendment and Termination

The Board of Directors at any time, and from time to time, may amend or terminate the Restricted Stock Plan. Any amendment to the Restricted Stock Plan must be approved by the stockholders of the Company to the extent such approval is required by the terms of the Restricted Stock Plan or to satisfy any applicable law, regulation or exchange requirement. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. Rights under any restricted stock award granted before amendment of the Restricted Stock Plan will not be impaired by any amendment of the Restricted Stock Plan unless (a) the Company requests the consent of the participant and (b) the participant consents in writing. The Compensation Committee at any time, and from time to time, may amend the terms of any one or more restricted stock awards; provided, however, that the Compensation Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any restricted stock award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing. Notwithstanding the foregoing, the Board of Directors may amend the Restricted Stock Plan in any respect the Board of Directors deems necessary or advisable to provide eligible employees with the maximum benefits

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Proposal 3 — Approval of the Quorum Health Corporation 2018 Restricted Stock Plan

provided or to be provided under the provisions of the IRC and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the IRC and/or to bring the Restricted Stock Plan and/or restricted stock awards granted under it into compliance therewith.

Effective Date and Duration of Plan

The Restricted Stock Plan will be effective as of December 18, 2018, the date the Restricted Stock Plan was adopted by the Board of Directors, but such effectiveness is contingent upon satisfaction of applicable stockholder approval requirements at the Meeting. The Restricted Stock Plan will remain in effect as long as any awards under it are outstanding. At any time, the Board of Directors may terminate the Restricted Stock Plan. However, any termination of the Restricted Stock Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Restricted Stock Plan.

Restricted Stock. The federal income tax consequences of the restricted stock awards will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the common stock, which is the subject of the award. In general, if the common stock is subject to a substantial risk of forfeiture, i.e., limited in terms of transferability, a taxable event occurs only when the risk of forfeiture lapses. At that time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the common stock on the date the risk ceases over the amount that the participant paid for the shares, if any, and the Company will be entitled to a deduction in the same amount. Prior to the lapse of restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within thirty days after the date of grant of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted stock were not subject to restrictions. The fair market value of a share of our common stock means generally the closing price of a share of such common stock as reported by the NYSE on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Company is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to both the Internal Revenue Service and the Company within that thirty-day period. The participant is also required to confirm the election with the filing of the participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the restricted stock and any dividends paid on the restricted stock after a valid Section 83(b) election is made are not deductible by the Company as compensation paid. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the participant and will not be deductible by the Company. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Each participant will agree at the time his or her restricted stock is granted to pay to the Company the applicable withholding taxes. As an alternative to making a cash payment to the Company, and if the terms of the grant so permit, the participant may elect to deliver shares of common stock (valued at fair market value) or have the Company retain that number of shares of common stock (valued at fair market value) that would satisfy all or a specified portion of the applicable withholding taxes.

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Proposal 3 — Approval of the Quorum Health Corporation 2018 Restricted Stock Plan

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Restricted Stock Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Restricted Stock Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of the restricted stock awards.

Awards to be Granted

The following table sets forth information regarding awards to be granted under the Restricted Stock Plan.

Name and Position	Number of Shares Promised To Be Issued
Alfred Lumsdaine Executive Vice President and Chief Financial Officer	125,000

Martin D. Smith Executive Vice President and Chief Operating Officer	140,000

Shaheed Koury, M.D. President and Chief Medical Officer, Clinical Operations	90,000

R. Harold McCard, Jr. Senior Vice President, General Counsel and Secretary	90,000

Randy Cooper Senior Vice President, Operations Finance	80,000

John Latina Senior Vice President, Operations Finance	60,000

Megan Moody Vice President, Financial Reporting and Assistant Controller	40,000

Total	625,000

Required Vote

The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve the Restricted Stock Plan. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE QUORUM HEALTH CORPORATION 2018 RESTRICTED STOCK PLAN.

36        Quorum Health 2019 Proxy Statement

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with the opportunity to vote to approve the compensation of our named executive officers. The vote is on an advisory basis and is non-binding and applies to the compensation disclosed in this Proxy Statement, which has been prepared in accordance with SEC compensation disclosure rules.

As described in detail under “Executive Compensation — Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to retain and reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company’s executive compensation philosophy and program have consistently and proactively sought to be responsive to governance and stockholder concerns. To remain competitive in one of the nation’s largest and most dynamic industries, continued Company growth in revenue and profitability (growth in earnings before interest, tax, depreciation and amortization (“EBITDA”)) are paramount objectives of the Company’s strategy. We believe that rewarding these strategic imperatives through an effective and appropriate compensation program serves our goals of creating alignment between executive compensation and stockholder interests and maximizing stockholder value.

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors (which is wholly comprised of independent members of the Board of Directors), and our Compensation Committee engages an independent executive compensation consultant, Mercer, to provide it with advice.

Our Compensation Committee seeks to reward and retain executives based on their performance and future potential, while acknowledging that sufficient flexibility must be maintained to ensure that the overall philosophical intent of the executive compensation program is achieved. The elements of the compensation program currently used by the Company (as applied to each named executive officer) include:

•	Annual base salary that is competitive with our peer group companies;

•	Annual target incentive cash compensation that is at risk, performance-based, and tied to the attainment of the Company’s growth and quality objectives;

•	Longer-term (three-year vesting) incentive awards of time-based restricted stock;

•

Performance-based restricted stock awards, which measure performance over a two-year period and, accordingly, are at risk and further align the interests of executive management with maximization of long-term stockholder value; and

•

Provision of longer-range savings, retirement, and other benefits, including appropriate perquisites, to encourage the retention of experienced and talented executives through their most productive and valuable years of employment service.

The Company considers and applies many governance best practices in implementing its compensation programs. For example, all executives adhere to stock ownership guidelines, incentive compensation is capped and spread among multiple vehicles with performance awards based on achievement of multiple performance objectives to avoid undue risk, and each of our executives is an at-will employee.

We believe that our compensation philosophy and program have yielded the desired results in both challenging times for our economy and circumstances for our industry.

Our Compensation Committee monitors changes in our industry and our business to ensure that the compensation elements meet the goals of the program and the expectations of our stockholders and makes adjustments as necessary.

2019 Proxy Statement Quorum Health        37

Proposal 4 — Advisory Vote on Executive Compensation

The vote on this resolution is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation, the Compensation Committee will consider the results of this advisory vote and will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve this Proposal 4. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

Named Executive Officers

This Compensation Discussion and Analysis summarizes the material elements of our compensation programs for our named executive officers (“NEOs”). For the fiscal year ended December 31, 2018, our NEOs were:

Executive	Position

Robert H. Fish	President, Chief Executive Officer and Director
Alfred Lumsdaine	Executive Vice President and Chief Financial Officer
Martin D. Smith	Executive Vice President and Chief Operating Officer
Shaheed Koury, M.D.	Senior Vice President and Chief Medical Officer
R. Harold McCard, Jr.	Senior Vice President, General Counsel and Secretary
Thomas D. Miller (1)	Former President, Chief Executive Officer and Director
Michael J. Culotta (1)	Former Executive Vice President and Chief Financial Officer
James Matthew Hayes (1)	Former Regional Vice President of Quorum Health Resources, LLC

(1)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Executive Summary

The basic purpose of the Company’s executive compensation program is to attract and retain seasoned professionals with demonstrated abilities to capitalize on growth opportunities in both same-facility and new markets (both geographic and business line), while also adhering to rigorous expense management in an environment of ethical and compliant behavior. By maintaining a competitive executive compensation program, incorporating short-term and long-term components that align the interests of executive management with stockholders and assist in retaining and attracting valuable executive talent, the Company believes that executives are appropriately incentivized to drive Company performance and maximize stockholder value.

Company Purpose

Our Mission: Building sustainable healthcare organizations by:

•	Leading in safety, quality performance and patient experience

•	Investing in resources and services to improve access to local care

•	Valuing the input of physicians, nurses and other professionals

•	Attracting and retaining engaged professionals who share our vision

•	Being good community citizens

Through our subsidiaries and affiliates, we own or operate 27 hospitals and 15 outpatient centers in 14 states. We are focused on empowering local teams to create and sustain health care solutions as unique as the communities they serve. These are valuable resources to local communities, providing good jobs and quality care close to home while contributing to the local economy. We believe our focus on our patients, employees, and communities will drive long-term value for our stockholders.

2018 Business Highlights

Highlights during fiscal year 2018 included the following:

•

Took steps to achieve the objectives of (1) refining the Company’s portfolio to reduce its debt and improve the financial profile of its hospital operations, and (2) growing the Company’s revenue and reducing costs;

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•	Executed a series of initiatives to improve operating margins, which included eliminating certain unprofitable service lines and payor agreements;

•	Sold the 45-bed McKenzie Regional Hospital and its affiliated outpatient facilities, located in McKenzie, Tennessee, for $1.7 million;

•	Sold the 77-bed Clearview Regional Medical Center and its affiliated outpatient facilities, located in Monroe, Georgia for $37.4 million;

•	Sold the 70-bed Vista Medical Center West and its affiliated facilities, located in Waukegan, Illinois, for $1.2 million;

•

Closed Affinity Medical Center and its affiliated outpatient facilities, located in Massillon, Ohio, and transferred owned real property and the related tangible assets to the City of Massillon for nominal consideration;

•	Demonstrated a 40% improvement in serious safety events since the Spin-off;

•	Demonstrated a 13% improvement over three years in quality scores as measured by a variety of internal metrics and industry standards; and

•	Successfully engaged our physicians in establishing clinical best practices.

CEO Transition

On May 21, 2018, the Board of Directors appointed Robert H. Fish as Interim Chief Executive Officer, following Thomas D. Miller’s decision to retire from the Company as President, Chief Executive Officer and a director of the Company. On August 24, 2018, the Company entered into an employment agreement with Mr. Fish memorializing the terms of Mr. Fish’s employment as the President and Chief Executive Officer of the Company. Mr. Fish was appointed to the Board of Directors on September 7, 2018.

Mr. Fish is a seasoned healthcare executive with a successful track record. With more than 30 years of industry and leadership experience, Mr. Fish has a deep understanding of hospitals and is uniquely positioned to help the Company execute its strategy to refine its owned portfolio, while helping hospitals to improve margins and maintain focus on quality, service and community engagement.

Compensation and Governance Highlights

Our executive compensation program has been designed to conform to compensation and governance best practices, as highlighted by the following policies and practices:

What We Do

✓	Pay for Performance

✓	Multiple Performance Metrics in Our Incentive Plans

✓	Stock Ownership Guidelines and “Clawback” Provisions

✓	Award Caps on Incentive Plans

✓	Use of a Representative and Relevant Peer Group for Benchmarking

✓	Use an Independent Compensation Consultant

✓	Annual Risk Assessment of Executive Compensation Programs Conducted by the Compensation Committee

What We Don’t Do

×	Permit Pledging or Hedging of Company Stock by Directors, Executives, and Certain Other Employees

×	Reprice Underwater Stock Options

×	Provide for “Single-trigger” Change-of-Control Severance Payments

×	Provide Current Payment of Dividends or Dividend Equivalents on Unearned Performance Equity Awards

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Oversight of the Executive Compensation Program

The Compensation Committee oversees the Company’s executive compensation program. Each of the Compensation Committee members is fully independent of management and has never served as an employee or officer of the Company or its subsidiaries. In addition to meeting the independence requirements of the NYSE, each member of the Compensation Committee is a “non-employee director” for purposes of Section 16(b) of the Exchange Act.

The Chief Executive Officer (“CEO”) periodically reviews the performance of each of the NEOs, excluding himself, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Compensation Committee. The Compensation Committee can exercise its discretion to modify any recommendations of the CEO and makes final decisions. The Compensation Committee evaluates the CEO’s performance and determines and approves the CEO’s compensation based on its evaluation of the CEO’s performance.

Executive Compensation Philosophy and Core Principles

The Company’s executive compensation philosophy is to develop and utilize a combination of compensation elements that reward current period performance, facilitate the retention and attraction of top talent, incentivize the successful attainment of future goals, and ultimately drive superior shareholder returns.

The core principles applied by the Company in implementing this philosophy are to provide target compensation levels and a mix of compensation vehicles for each executive that:

•	Positions our executives competitively relative to comparable roles at our peers and at companies in the broader market;

•	Ties wealth creation for our executives to the successful execution of the growth objectives under both our short-term and long-term business strategy;

•	Aligns the interests of executive management with our stockholders; and

•	Retains and attracts valuable executive talent.

The compensation elements used by the Company during 2018 to reinforce the Company’s compensation philosophy included:

•	Base salaries that are market competitive considering an individual’s role and responsibilities as well as his or her performance;

•	Short-term incentive (“STI”) compensation that is at-risk, performance-based, and tied to the attainment of the Company’s growth objectives;

•

STI opportunities and equity-based incentive awards that are comparable — both in terms of design and opportunity levels — with our selected peer group companies (see below for a discussion of our peer group);

•	Longer-term (three-year vesting) incentive awards of time-based restricted stock;

•

Performance-based restricted stock awards, which measure performance over a two-year period and, accordingly, are at risk and further align the interests of executive management with maximization of long-term stockholder value; and

•

Provision of longer-range savings, retirement and other benefits, to encourage the retention of experienced and talented executives through their most productive and valuable years of employment service.

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The majority of our NEOs’ compensation is granted in the form of both short- and long-term incentives (“LTI”), which we consider to be pay that is “at-risk” of being earned since it is tied to performance and movement in our stock price. The targeted mix of the compensation program elements for the CEO and other NEOs, on average, is shown in the following charts:

2018 Stockholder Engagement and “Say-on-Pay” Vote Result

We value our stockholders’ perspective on our business and believe that building positive relationships with our stockholders is critical to our long-term success. In 2018, our key stockholder engagement activities included attendance at seven investor conferences, three large group investor meetings at our corporate offices, two non-deal roadshows, quarterly earnings calls and our 2018 Annual Meeting of Stockholders.

The Board has adopted a policy of providing for annual advisory (non-binding) votes from stockholders on executive compensation. In 2018, our Say-on-Pay proposal passed with 92 percent support for our executive compensation programs for our NEOs as described in our 2018 Proxy Statement. Based on the results of the 2018 vote and our ongoing dialogue with stockholders, as well as consideration of evolving best practices, the Compensation Committee continues to examine our compensation programs and make adjustments, as appropriate, to ensure alignment with stockholder interests.

Components of the Executive Compensation Program

In setting 2018 compensation levels, the Compensation Committee was advised by Mercer, its independent compensation consultant. Mercer’s work included the review of compensation data among a peer group of companies corresponding to executive officer positions at the Company that are most comparable to those among peers.

Peer Group

The Compensation Committee conducted a thorough review of the peer group in advance of fiscal year 2018, and as a result modified the peer group to focus further on those companies of similar size that operate healthcare facilities and less on those that operate healthcare staffing companies. In addition, several companies that were previously in our peer group have been acquired and are no longer public companies. The resulting peer group for 2018 was comprised of sixteen (16) similarly-sized companies that operate primarily in the healthcare facilities or managed healthcare industries. In selecting the peer group companies, consideration was given to revenue, market capitalization, enterprise value, number of employees of each company, and companies against which we compete for executive talent, while being sensitive to the positioning of the Company in relation to the peer group medians across the various size metrics. Overall, our revenues were near the 40th percentile of the 2018 peer group.

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The 16 companies included in the 2018 peer group are listed below:

• Acadia Healthcare	• Encompass Health	• LifePoint Health

• Amedisys	• Ensign Group	• Magellan Health

• AMN Healthcare Services	• Five Star Senior Living	• National HealthCare

• Brookdale Senior Living	• Genesis Healthcare	• Select Medical Holdings

• Cross Country Healthcare	• Kindred Healthcare	• Surgery Partners

• Capital Senior Living

Base Salary

As part of its annual review, the Compensation Committee reviewed the base salaries of our Chief Executive Officer and the other NEOs. The Compensation Committee increased the base salaries of Dr. Koury and Mr. McCard by $25,000 each for fiscal year 2018 to align closer to the peer group median. The annual base salary for each of our NEOs for 2017 and 2018 is set forth in the table below:

Name	2017 Base Salary	2018 Base Salary

Robert H. Fish (1)	—	$900,000
Alfred Lumsdaine (1)	—	515,000
Martin D. Smith	$590,023	590,023
Shaheed Koury, M.D.	350,000	375,000
R. Harold McCard, Jr.	350,000	375,000
Thomas D. Miller (2)	900,000	900,000
Michael J. Culotta (2)	600,000	600,000
James Matthew Hayes (2)	400,000	400,000

(1)	Messrs. Fish and Lumsdaine were hired as officers of the Company during 2018.
(2)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Short-term Incentive Compensation

Short-term incentive compensation awards to the NEOs were eligible to be made pursuant to the Company’s 2016 Employee Performance Incentive Plan (“EPIP”). This non-equity incentive compensation plan provides for a wide range of potential awards and is utilized as an incentive vehicle for many employees. STI awards are intended to align employees’ interests with short-term goals and strategic initiatives established by the Company and to reward employees for their annual contributions. STI awards are “at risk” as they are subject to the attainment of specific goals.

STI award targets are typically expressed as a percentage of base salary. In 2018, the Compensation Committee established the target EPIP opportunities for our NEOs as follows:

Name and Position	2018 Base Salary ($)	2018 Target STI (%) (1)

Robert H. Fish	$900,000	125%
Alfred Lumsdaine	515,000	80%
Martin D. Smith	590,023	100%
Shaheed Koury, M.D.	375,000	60%
R. Harold McCard, Jr.	375,000	60%
Thomas D. Miller (2)	900,000	125%
Michael J. Culotta (2)	600,000	100%
James Matthew Hayes (2)	400,000	60%

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(1)	Expressed as a percentage of the executive’s annual base salary.
(2)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Under the 2016 EPIP with respect to the 2018 fiscal year, the target bonus amounts were eligible to be paid based on the Company’s achievement of target adjusted EBITDA and quality objectives, weighted 80% and 20%, respectively. Adjusted EBITDA focuses our executives on profitable growth and cash flow, while quality objectives emphasize the aggregate quality improvement across our hospitals as measured by a variety of internal metrics and industry standards. The quality objectives consist of an aggregation of publicly-reported quality metrics, metrics used in value-based purchasing, and other key internal metrics, such as those relating to patient safety, etc. measured on an aggregate improvement basis. The threshold level of Adjusted EBITDA must be achieved or no amounts will be awarded under the plan.

At the time the target performance levels were set, the Compensation Committee believed that achieving the relevant targets, although challenging, was achievable with significant effort from the NEOs. The Compensation Committee determined that it was appropriate to set rigorous financial targets in order to motivate the NEOs to meet the Company’s business goals and to align NEOs’ interests with the goals and strategic initiatives established by the Company. The Compensation Committee believed it was also important to place a slightly higher emphasis on EBITDA for fiscal year 2018 than in prior years.

The following table shows the established targeted goals for adjusted EBITDA and quality objectives under the 2016 EPIP with respect to the 2018 fiscal year. The EBITDA objectives align with the Company’s 2018 business plan, and reflect the hospital divestitures that occurred during the second half of fiscal year 2017 and those divestitures planned for fiscal year 2018:

Performance Goal	Weighting	Threshold	Target	Maximum

Adjusted EBITDA	80%	$149 million	$158 million	$168 million
Quality Objectives	20%	0% improvement	>3.5% improvement	N/A

Actual Adjusted EBITDA in 2018 was $150.6 million and the quality objectives improved by 1.5%, resulting in payment of the following bonuses to the NEOs:

Name and Position	2018 Base Salary	2018 Target STI (% of Salary)	2018 Target STI (in Dollars)	2018 Weighted Payout (% of Target)	2018 Final STI Paid

Robert H. Fish (1)	$900,000	125%	$750,000	43%	$321,917
Alfred Lumsdaine (1)	515,000	80%	377,667	43%	162,103
Martin D. Smith	590,023	100%	590,023	43%	253,251
Shaheed Koury, M.D.	375,000	60%	225,000	43%	96,575
R. Harold McCard, Jr.	375,000	60%	225,000	43%	96,575
Thomas D. Miller (2)	900,000	125%	1,125,000	0%	—
Michael J. Culotta (2)	600,000	100%	600,000	0%	—
James Matthew Hayes (2)	400,000	60%	240,000	0%	—

(1)	STI targets (in dollars) for these individuals have been prorated for the number of months eligible for STI based on hire date.
(2)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Long-term Incentives

Annual Equity Awards

Equity awards are designed to reward the executives for their longer-term contributions to the success and growth of the Company and are directly linked to maximizing stockholder value. They also serve as a key retention tool,

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bridging annual base salary and incentive compensation payments to retirement and other end-of-service compensation benefits. Long-term incentives comprise a significant part of the Company’s executive compensation program.

The Company believes annual equity grants directly and effectively align the interests of management with those of stockholders. The Compensation Committee reviews and adjusts annually the size and mix of award types as appropriate.

In 2018, the Compensation Committee met and approved grants of performance-based and time-based restricted stock to the NEOs. The following table summarizes these restricted stock grants:

Name	Time-Based Restricted Stock Grants	Performance-Based Restricted Stock Grants

Robert H. Fish	250,000	250,000
Alfred Lumsdaine	50,000	50,000
Martin D. Smith	25,000	25,000
Shaheed Koury, M.D.	12,500	12,500
R. Harold McCard, Jr.	12,500	12,500
Thomas D. Miller (1)	125,000	125,000
Michael J. Culotta (2)	—	—
James Matthew Hayes (2)	—	—

(1)	Mr. Miller received his 2018 restricted stock awards prior to resignation. As part of his separation agreement, restricted stock grants to Mr. Miller will continue to vest to the extent earned.
(2)	Messrs. Culotta and Hayes resigned their positions at the Company prior to the grant date and thus did not receive restricted stock awards in 2018.

The equity-based incentive awards in the table above were made pursuant to the Company’s 2016 Stock Award Plan, other than the grant of 500,000 shares of restricted stock to Mr. Fish and 100,000 shares of restricted stock to Mr. Lumsdaine. The awards to Messrs. Fish and Lumsdaine were made in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08.

2018 Equity Award to Mr. Fish

The time-based restricted stock grant to Mr. Fish vests annually in one-third increments beginning on May 21, 2019. During the search for a new CEO, the Board and the Compensation Committee reviewed the Company’s strategic priorities and identified three top priorities for the new CEO in the next several years. To a large extent, the achievement of these three priorities is embedded in the goals for the 2018 performance-based restricted stock awards to the other NEOs described below.

The performance-based restricted stock grant to Mr. Fish is divided into three equal tranches and subject to satisfaction of performance milestones linked to these three priorities: (i) one-third of the shares are subject to satisfaction of hospital-level EBITDA increasing by 15% from a baseline hospital-level EBITDA; (ii) one-third of the shares are subject to satisfaction of the Company’s reduction of corporate overhead by 20%; and (iii) one-third of the shares are subject to the Company receiving a certain level of proceeds from divestitures. Each tranche is subject to additional time-based vesting and, subject to satisfaction of the performance milestone for the tranche, will vest according to the following schedule: (i) one-third of the shares will vest on the later of May 21, 2019 or the date the performance milestone is satisfied; (ii) one-third of the shares will vest on the later of May 21, 2020 or the date the performance milestone is satisfied; and (iii) one-third of the shares will vest on the later of May 21, 2021 or the date the performance milestone is satisfied. The restricted stock units awarded to Mr. Fish are intended to serve as equity compensation for the next three years; Mr. Fish will not receive equity awards in 2020 or 2021.

2018 Equity Awards to NEOs Other Than Mr. Fish

The time-based restricted stock grants to the NEOs (other than Mr. Fish) vest in one-third increments on each of the first three anniversaries of the grant date. The performance-based awards to the NEOs (other than Mr. Fish) have a

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two-year performance period, which if performance conditions are achieved, will result in the restrictions lapsing in full on the second anniversary of the grant date.

The performance objective related to the performance-based restricted stock awards granted in 2018 that must be met is the Company’s attainment during the performance period (the twenty-four month period beginning January 1, 2018 and ending on December 31, 2019) of both an adjusted EBITDA performance goal, adjusted for divestitures, and a net operating revenues goal. For purposes of the equity-based incentive awards, adjusted EBITDA is defined as net income before interest, income taxes, depreciation, and amortization, and adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), transaction costs related to the Spin-off, post-spin headcount reductions and executive severance, changes in estimate related to collectability of patient accounts receivable and the operational losses of hospitals that were divested during the reporting period.

The two performance goals are weighted equally. Each performance goal has a threshold performance level of 80% of the goal, where 50% of the target restricted stock awards are earned, and a maximum performance level of 120% of the goal, where 200% of the target restricted stock awards are earned. Interpolation is used for performance between the established performance goals. If performance is below threshold, no restricted stock awards are earned.

Notwithstanding the performance objectives and the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of the grantee, or in the event of a change in control of the Company if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of a grantee’s termination of employment without cause, the award will accelerate in its entirety on such date if and when it is determined that the performance objective has been met.

2017 Equity Awards

In 2017, the Company granted performance-based awards to NEOs with a two-year performance period, which, to the extent earned, would be paid on the second anniversary of the grant date. The performance objective related to these awards was the Company’s attainment during the performance period (the twenty-four month period beginning January 1, 2017 and ending on December 31, 2018) of both an adjusted EBITDA performance goal, adjusted for divestitures, and a net operating revenues goal. The table below shows the performance goals, the actual adjusted EBITDA and adjusted net operating revenues, and the percentage of the target achieved (amounts in millions, except percentages):

	Twelve Months Ended December 31, 2017		Twelve Months Ended December 31, 2018		% Target Achieved	% Target Shares Earned
	Target	Actual	Target	Actual

Adjusted EBITDA, Adjusted for Divestitures	$184.6	$170.9	$190.1	$150.6	85.8%	91.4%
Adjusted Net Operating Revenues	$1,882.2	$1,831.8	$1,938.7	$1,857.5	96.6%	64.5%
Weighted-average % Achieved					91.2%	77.9%

The partial achievement of the target adjusted EBITDA and net operating revenues resulted in forfeiture of 22.1% of the target 2017-2018 performance-based awards to the NEOs.

Retention Program for Key Executives

In order to retain certain key executives who are essential to the Company’s turnaround efforts to improve its financial condition and results of operations, the Board approved a stock-based retention program in the form of the Quorum Health Corporation 2018 Restricted Stock Plan. Upon recommendation of the Compensation Committee, the Board approved the issuance of 625,000 shares of restricted stock in the aggregate to certain key executives under the Restricted Stock Plan, subject to stockholder approval being obtained at the 2019 annual

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meeting. In the event stockholder approval of the Restricted Stock Plan is obtained, the shares will be issued to the key executives subject to vesting restrictions that will lapse on December 17, 2020. In the event stockholder approval of the Restricted Stock Plan is not obtained, no shares will be issued under the Restricted Stock Plan.

Provided stockholder approval of the Plan is obtained, in the event of a participant’s disability or death or in the event of termination of a participant’s employment without Cause or for Good Reason (each as defined in the Restricted Stock Plan), all restrictions imposed on shares of restricted stock granted to the participant will lapse and such shares shall become fully vested.

Health and Welfare Benefits

The Company’s NEOs are each eligible to participate in the Company’s customary qualified benefit plans for health, dental, vision, life insurance, long-term disability and retirement savings (401(k)). The NEOs are eligible to participate in these plans on the same basis (i.e., benefits, premium amounts and co-payment deductibles) as all other full-time employees of the Company. The Company’s NEOs also participate in or receive additional benefits described below, which are competitive with the benefits provided to executives of other companies that we compete with for executive talent.

In addition to the benefits payable under the life insurance policy or the long-term disability policy described above, in the event an NEO dies or is permanently disabled while employed by the Company, vesting is fully accelerated for all grants under the Company’s Stock Award Plan.

Retirement and Deferred Compensation Benefits

The Company’s NEOs also participate in executive compensation arrangements available only to specified officers of the Company and certain key employees of its subsidiaries. These plans include the Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) and the QHCCS, LLC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), each of which is a non-qualified plan under the IRC. The benefits under these plans are made available to the NEOs to encourage and reward their continued service through their most productive years. We believe that the provision of a retirement benefit is necessary to remain competitive with the Company’s peer group, and is thus an important element for the recruitment and retention of executives.

Perquisites

The Company generally provides limited perquisites to its NEOs, and it believes that the supplemental benefits that are provided to the NEOs are both (a) reasonable when compared to the peer group and other similarly-sized companies, and (b) appropriate additional items of compensation for these individuals.

Group-term life insurance (or a combination of group-term life insurance and individually-owned policies) is provided for each of the NEOs in an amount equal to four (4) times the individual’s base salary.

In connection with his service as our President and CEO, the Company reimburses Mr. Fish for travel expenses and provides him with a housing allowance ($5,200/month) and auto allowance ($500/month).

Employment Contracts

Other than Robert H. Fish, none of the Company’s executive officers have a written employment agreement with the Company or any of its subsidiaries. Upon his appointment to President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Fish on August 24, 2018.

Pursuant to the terms of the Employment Agreement, Mr. Fish receives an annual base salary of $900,000 and is eligible to participate in the Company’s short-term incentive plan with a target of 125% of annual base salary. Actual STI amounts earned will be based on the Company’s attainment of annual performance goals established by the Compensation Committee and will be prorated to the extent they relate to a partial fiscal year. Mr. Fish also received a one-time grant of 500,000 shares of restricted stock pursuant to the NYSE’s Listed Company Manual Rule

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303A.08, of which 50% of the award is time-based and 50% is performance-based. The time-based restricted stock grant vests in one-third increments on each of the first three anniversaries of May 21, 2018, provided that Mr. Fish continues to be employed on such dates, subject to certain exceptions for qualifying terminations of employment as described in the form of restricted stock award agreement attached as an exhibit to the Employment Agreement. The performance-based restricted stock award has both performance and time vesting conditions. The performance-based awards are divided into three equal tranches, with each tranche subject to performance milestones. Generally, with respect to each tranche, once the performance milestone has been attained, the restrictions will lapse in equal one-third (1/3) increments on the later of the date of which the performance milestone has been obtained and each of the first three anniversaries of May 21, 2018, provided that Mr. Fish continues to be employed on such dates, subject to certain exceptions for qualifying terminations of employment as described in the form of performance-based restricted stock award agreement attached as an exhibit to the Employment Agreement. With the exception of his relocation package, Mr. Fish is also entitled to the same benefits and perquisites provided to the Company’s senior executives.

Pursuant to the Employment Agreement, Mr. Fish is bound by a confidentiality covenant both during and after his employment. Mr. Fish is also subject to an 18-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant.

Change in Control Severance Agreements

Each of Dr. Koury and Messrs. Lumsdaine, McCard and Smith has a change in control severance agreement (“CIC Agreement”) with the Company. Mr. Smith has a CIC Agreement as a result of such agreement being assumed by the Company from CHS in connection with the Spin-off. In September 2017, we entered into CIC Agreements with Dr. Koury and Mr. McCard. In November 2018, we entered into a CIC Agreement with Mr. Lumsdaine. In the event of a change in control and related qualifying termination, the terms of Mr. Fish’s severance would be governed by his Employment Agreement discussed previously. We previously had CIC Agreements with Messrs. Culotta, Hayes and Miller. Pursuant to separation and release agreements, each of Messrs. Culotta, Hayes and Miller executed a general release in favor of the Company, which includes a release from all agreements related to their employment with the Company.

The CIC Agreements are considered “double trigger” agreements and require both the occurrence of a change in control of the Company and a qualified termination of employment for any cash severance benefits to become payable.

The CIC Agreements provide for certain compensation and benefits in the event of termination of an NEO’s employment during the period following a change in control of the Company (as defined in the CIC Agreements), (A) by the Company, other than as a result of the NEO’s death or disability within thirty-six (36) months of the change in control for Mr. Smith (or twenty-four (24) months for Dr. Koury and Messrs. Lumsdaine and McCard), but not for cause, or (B) by the NEO, upon the happening of certain “good reason” events within twenty-four (24) months of the change in control, including:

•	Qualifying changes in the NEO’s title, position, responsibilities or duties,

•	A reduction in the NEO’s base salary,

•	Qualifying changes in the NEO’s principal location of work,

•	The failure of the Company to perform its obligations under or to continue in effect any material compensation or benefit plan, or

•	Certain other employer actions that would cause the NEO to lose the benefits of the CIC Agreement.

Compensation and benefits payable under the CIC Agreements include, in the event of a qualifying termination of employment, a lump sum payment equal to the sum of:

•	Unpaid base pay,

•	Accrued but unused paid vacation or sick pay and unreimbursed business expenses,

•	Any other compensation or benefits in accordance with the terms of the Company’s existing plans and programs,

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•	A pro rata portion of the incentive bonus that would have been earned by the NEO for the year of termination based on actual performance, and

•	Three (3) times the sum of base salary and the greater of:

(A) the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which the NEO’s termination of employment occurs or, if greater, the three (3) fiscal years prior to the fiscal year in which a change in control occurs and

(B) the target incentive bonus for the fiscal year in which the NEO’s termination of employment occurs.

•

Continuation of certain health and welfare benefits for thirty-six (36) months following termination and reimbursement of up to $25,000 to Mr. Smith ($10,000 to Dr. Koury and Messrs. Lumsdaine and McCard) for outplacement counseling and related benefits.

•	Dr. Koury and Messrs. Lumsdaine and McCard are also entitled to any unpaid bonus with respect to the Company’s prior fiscal year.

In the event that an NEO is entitled to receive payment pursuant to his CIC Agreement, that NEO will not be eligible for additional severance benefits under another arrangement.

Prior to 2009, all change in control severance agreements entered into by CHS with its executive officers entitled the executive officers to receive certain “gross up” payments to offset any excise tax imposed by Section 4999 of the IRC on any payment or distribution by the Company to or for their benefit, including under any stock option, restricted stock or other agreement, plan or program; provided, however, that if a reduction in such payments or distributions by 10% or less would cause no excise tax to be payable, then the payments and distributions to the NEO would be reduced by that amount and no excise tax gross up payment would be paid. Mr. Smith entered his CIC Agreement with CHS prior to 2009, and we assumed the CIC Agreement with Mr. Smith from CHS in connection with the Spin-off. Thus, the tax gross-up provision provided in his CIC agreement remained in his CIC Agreement. We did not assume any other CIC Agreements from CHS (other than the CIC Agreement we had with our former CEO Mr. Miller), and no CIC Agreements entered into by us since the Spin-off contain any excise tax gross-up provisions.

Separation and Release Agreement and Consultancy Agreement with Mr. Miller

On May 20, 2018, Mr. Miller resigned from all positions with the Company, effective immediately, and resigned as a director and withdrew as a director nominee for election at the Company’s 2018 Annual Meeting of Stockholders. The Board accepted Mr. Miller’s resignations and withdrawal as a director nominee on May 20, 2018 (the “Transition Date”).

In connection with his resignation, on the Transition Date, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) and a Consultancy Agreement (the “Consultancy Agreement”) with Mr. Miller. The Separation Agreement, effective on the Transition Date, ended Mr. Miller’s employment with the Company and provided, among other things, that, in exchange for Mr. Miller’s release of all claims arising out of or relating to Mr. Miller’s employment with the Company and his resignation therefrom, Mr. Miller would receive: (i) $1.35 million, less applicable deductions and withholdings, divided and payable in equal payments in accordance with the Company’s normal pay cycle over an eighteen (18) month period; (ii) eighteen (18) months of continued contribution by the Company of the employer portion of Mr. Miller’s health insurance benefits, and eligibility to participate in the Company’s health insurance plan at employee rates until age 65 or until eligible for full coverage by another employer; (iii) up to $25,000 in outplacement services; and (iv) a cash amount equal to Mr. Miller’s accrued and unused vacation. Mr. Miller remains entitled to all accrued and vested rights under the Company’s Amended and Restated Supplemental Executive Retirement Plan and the QHCCS, LLC Nonqualified Deferred Compensation Plan, as well as his rights under applicable award agreements with respect to outstanding Company restricted stock awards.

Upon Mr. Miller’s resignation and pursuant to the Consultancy Agreement, he agreed to advise the Company’s management team on issues related to certain matters as requested by the Company’s Chief Executive Officer and/

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or his designee. The term of the Consultancy Agreement is May 21, 2018 to May 20, 2020, unless otherwise mutually agreed by the parties. During the term of the Consultancy Agreement, Mr. Miller is entitled to receive consulting fees of $1,000 per month plus $250 per hour of work and will be subject to restrictions on competing with the Company or its subsidiaries.

Separation and Release Agreement and Consultancy Agreement with Mr. Culotta

On January 30, 2018, we entered into a Separation and Release Agreement (the “Culotta Separation Agreement”) and a Consultancy Agreement (the “Culotta Consultancy Agreement”) with Mr. Culotta. The Culotta Separation Agreement, effective March 31, 2018, ended Mr. Culotta’s employment with the Company as Executive Vice President and Chief Financial Officer and provided, among other things, that in exchange for Mr. Culotta’s release of all claims arising out of or relating to Mr. Culotta’s employment with us and his resignation therefrom, Mr. Culotta would receive (i) $900,000, divided and payable in equal payments in accordance with our normal pay cycle over an eighteen (18) month period, and (ii) continuation of health benefits coverage through the term of the Culotta Consultancy Agreement.

Upon Mr. Culotta’s resignation and pursuant to the Culotta Consultancy Agreement, he agreed to advise our management team on issues related to financial matters as requested by the Company’s Chief Executive Officer at the time of Mr. Culotta’s separation and/or his designee. The term of the Culotta Consultancy Agreement is April 1, 2018 to March 31, 2020, unless otherwise mutually agreed by the parties. During the term of the Culotta Consultancy Agreement, Mr. Culotta is entitled to receive consulting fees of $1,000 per month plus $250 per hour of work and will be subject to restrictions on competing with us or our affiliates. Any stock options and restricted stock of the Company previously granted to him will continue to vest in accordance with the applicable vesting schedule.

Separation Agreement and Consultancy Agreement with Mr. Hayes

On March 2, 2018, we entered into a Confidential Separation Agreement (the “Hayes Separation Agreement”) and a Consultancy Agreement (the “Hayes Consultancy Agreement”) with Mr. Hayes. The Hayes Separation Agreement ended Mr. Hayes’ employment with the Company and provided, among other things, that Mr. Hayes would receive (i) $400,020, in the form of salary continuation on our normal pay cycle, and (ii) payment of the difference between the active employee rate and COBRA rates for group health coverage during the two-month period immediately follow Mr. Hayes’ separation from employment with us. The Hayes Separation Agreement contained a release of all claims by Mr. Hayes against us.

Pursuant to the Hayes Consultancy Agreement, he agreed to advise our management team on issues related to financial matters as requested by the Company’s Chief Executive Officer at the time of Mr. Hayes’ separation and/or his designee. The term of the Hayes Consultancy Agreement is March 3, 2018 to May 1, 2020. The Hayes Consultancy Agreement may be terminated by us or Mr. Hayes at any time upon 30 days written notice. During the term of the Hayes Consultancy Agreement, Mr. Hayes is entitled to receive consulting fees of $250 per month plus $200 per hour of work performed and will be subject to restrictions on competing with us. Any stock options and restricted stock of the Company previously granted to him will continue to vest in accordance with the applicable vesting schedule.

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Additional Executive Compensation Policies

Stock Ownership Guidelines

The Quorum Health Corporation Stock Ownership Guidelines align the interests of its executive officers and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance. The guidelines apply to the following officers and non-executive directors of the Company, in the indicated multiples of either an officer’s base salary or a non-management director’s annual cash retainer, as applicable, at the time the participant becomes subject to the guidelines:

Position with the Company	Value of Common Stock Required

President/Chief Executive Officer	5.0 x salary
Non-Executive Members of the Board	5.0 x cash retainer
Executive Vice Presidents	3.0 x salary
Other Officers Named in the Company’s Proxy Statement	3.0 x salary
Other Officers above Vice President	1.5 x salary
Vice Presidents	1.0 x salary

Company officers and directors subject to these guidelines are expected to achieve their respective ownership levels within five (5) years of becoming subject to the guidelines (and an additional five (5) years in the event of a promotion to a higher guideline). Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these Stock Ownership Guidelines. Until such time as a Company officer or director satisfies the Stock Ownership Guidelines, that individual will also be required to hold 50% of the shares received upon lapse of the restrictions on restricted stock and restricted stock units and upon exercise of stock options, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.

Stock that counts towards satisfaction of the Company’s Stock Ownership Guidelines includes: (i) Common Stock held outright by the participant or his or her immediate family members living in the same household; (ii) restricted stock and restricted stock units issued and held as part of an executive officer’s or director’s long-term compensation, whether or not vested; (iii) Common Stock underlying vested stock options; and (iv) Common Stock acquired on stock option exercises that the participant continues to hold. The Governance and Nominating Committee of the Board reviews each participant’s progress and compliance with the applicable guidelines and may grant any hardship waivers or exceptions (e.g., in the event of a divorce) as it deems necessary and appropriate.

Compensation “Clawback” Policy

In connection with the Spin-off, the Board adopted a policy (the “Clawback Policy”) requiring that, in certain circumstances, the elected officers of the Company reimburse the Company for the amount and/or value of performance-based cash or equity-based awards received by such elected officers, and/or gains realized by such elected officers in connection with these awards. The circumstances triggering this recoupment require a determination by the Board, or an appropriate committee of the Board, that fraud or misconduct by an elected officer materially contributed to the Company having to restate all or a portion of its financial statements. The Board or the appropriate committee is granted the right to determine, in its discretion, the action necessary to remedy the ill-gotten award amounts as a result of the fraud or misconduct. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including consideration of fairness and equity, and may require reimbursement to the extent that the value transferred to the elected officer can be

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reasonably attributed to the restated financial statements and that the amount of the award would have been lower than the amount actually paid, granted or realized. The Company intends to impose such additional recoupment obligations as are necessary to ensure continuing compliance with other applicable laws, including compliance with final SEC clawback rules to be adopted under the Dodd-Frank Act.

Prohibition on Pledging and Hedging

The Company considers it inappropriate for any director or executive officer to enter into speculative transactions involving the Company’s securities. Therefore, the Company’s insider trading policy prohibits directors and executive officers from trading in any put or engaging in any short sale or other hedging transaction (including a short sale “against the box”) or equity swap of Company securities, or trading in any call or other derivative on Company securities. The insider trading policy also prohibits any director or executive officer from pledging Company securities, including holding such securities in a margin account.

Risk Assessment

The Compensation Committee, with management and the Compensation Committee’s independent executive compensation consultant, Mercer, assesses the risk levels of the Company’s executive compensation programs. As part of this assessment, the Compensation Committee reviews the Company’s compensation programs for certain design features identified by the Compensation Committee and its advisors as having the potential to encourage excessive risk-taking and considers the Company’s compensation programs in light of the Company’s key enterprise and business strategy risks. The Compensation Committee believes that the Company’s compensation programs are designed so that they do not include a compensation mix which is overly weighted toward short-term incentives, highly-leveraged incentives overall, uncapped or “all or nothing” payouts or unreasonable performance goals. Additionally, the Company’s executive compensation “clawback” policy allows the Company to recover STI payments and equity awards under certain circumstances, and compliance and ethical behavior of executive officers are factors considered in all performance and bonus assessments. Based on its assessment, the Compensation Committee believes that the Company’s compensation programs do not motivate excessive risk-taking that could reasonably be expected to have a materially adverse effect on the Company. These principles are reviewed on a periodic basis as a part of the overall enterprise risk assessment.

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”)

ASC 718 requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company’s equity awards to the NEOs are structured to comply with the requirements of ASC 718. To maintain the appropriate equity accounting treatment, the Company takes such accounting treatment into consideration when designing and implementing its compensation programs.

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COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

R. Lawrence Van Horn, Ph.D., Chair

Joseph A. Hastings, D.M.D.

Jon H. Kaplan

William Paul Rutledge

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Summary Compensation Table

The following table includes information regarding our NEOs’ total compensation earned during the years presented. None of our NEOs were named executive officers of CHS during the years presented, and position titles refer to each NEO’s title with the Company. This table is prepared in accordance with SEC rules which require that equity awards be valued based on the grant date fair value of such awards, and there can be no assurance regarding the extent to which the value of such stock-based compensation reflected in the table below (including performance-based restricted stock) will be realized by any NEO.

				Plan Based Awards		Non-equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total Compensation ($)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Restricted Stock Awards ($) (3)	Option Awards ($) (4)

Robert H. Fish	2018	553,125	-	2,930,000	-	321,917	-	100,523	3,905,565
President and Chief Executive Officer

Alfred Lumsdaine	2018	458,429	100,000	586,000	-	162,103	-	6,673	1,313,204
Executive Vice President and Chief Financial Officer

Martin D. Smith	2018	590,023	-	309,500	-	253,251	-	5,638	1,158,412
Executive Vice President of Operations	2017	590,023	-	427,000	-	-	14,734	12,838	1,044,595
	2016	590,022	-	981,469	-	-	267,954	15,623	1,855,068

Shaheed Koury, M.D.	2018	375,000	-	154,750	-	96,575	-	5,673	631,998
Senior Vice President and Chief Medical Officer	2017	350,015	-	213,500	-	-	-	13,517	577,032
	2016	336,351	-	358,446	-	-	-	42,488	737,285

R. Harold McCard, Jr.	2018	375,000	-	154,750	-	96,575	-	10,574	636,899
Senior Vice President, General Counsel and Secretary	2017	350,015	-	213,500	-	-	-	17,099	580,614
	2016	329,951	-	378,045	-	-	-	15,281	723,277

Thomas D. Miller (6)	2018	360,733	-	1,547,500	-	-	7,544,944	561,471	10,014,647
Former President and Chief Executive Officer	2017	900,030	-	2,135,000	-	-	164,898	33,422	3,233,350
	2016	829,529	150,000	3,535,469	-	-	370,945	30,145	4,916,088

Michael J. Culotta (6)	2018	196,639	-	-	-	-	-	467,831	664,470
Former Executive Vice President and Chief Financial Officer	2017	600,020	-	640,500	-	-	-	27,844	1,268,364
	2016	510,017	-	1,016,545	-	-	-	24,271	1,550,833

James M. Hayes (6)	2018	54,189	-	-	-	-	-	317,219	371,408
Former Senior Vice President-Operations	2017	400,020	450	298,900	-	-	-	12,242	711,612
	2016	389,090	-	505,745	-	-	-	12,045	906,880

(1)	Amounts represent cash-based salary before any deferrals under the Company’s deferred compensation plans, as applicable.
(2)	Amount for Mr. Lumsdaine represents a cash signing bonus in 2018.
(3)

Amounts represent the fair value of restricted shares on their respective grant dates: September 28, 2018 ($5.86 per share), March 9, 2018 ($6.19 per share), February 22, 2017 ($8.54 per share), May 3, 2016 ($12.77 per share) and March 1, 2016 ($15.43 per share). The grant date

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fair value of restricted shares included in the table above is based on a 100 percent probability of meeting the performance conditions. The grant date fair value was computed in accordance with ASC 718. Assuming the highest level of performance conditions are achieved with respect to the 2018 performance-based restricted stock awards (which would result in vesting at a 200% of target level for all NEOs other than Mr. Fish), the stock award values for 2018 would be as follows: Mr. Lumsdaine ($879,000); Mr. Smith ($464,250); Dr. Koury (232,125); Mr. McCard ($232,125) and Mr. Miller ($2,321,250).
(4)	No options were granted in 2016, 2017 and 2018.
(5)	Amounts represent short-term incentive compensation earned for the year ended December 31, 2018.
(6)

Amounts represent the actuarial increase in the present value of the NEO’s benefit under the SERP using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements, as applicable, and includes amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. The non-qualified deferred compensation plan earnings contained no above-market or preferential portion of earnings for 2018, 2017 or 2016. Amount for Mr. Miller represents SERP benefit of $3,751,487 and non-qualified deferred compensation of $3,793,457.

(7)

All Other Compensation for the year ended December 31, 2018 is set forth in the table below. Other Perquisites for Mr. Fish consisted of housing and related expenses of $34,442, commuting expenses of $32,330, and car allowance of $3,846.

Name	Long- Term Disability Premiums ($)	401(k) Plan Employer Matching Contributions ($)	Life Insurance Premiums ($)	Severance ($)	Relocation ($)	Other Perquisites ($)	Personal Airplane Use ($)

Robert H. Fish	2,225	-	14,859	-	12,821	70,618	-
Alfred Lumsdaine	2,188	-	4,485	-	-	-	-
Martin D. Smith	2,625	-	3,013	-	-	-	-
Shaheed Koury, M.D.	1,936	-	3,737	-	-	-	-
R. Harold McCard, Jr.	3,577	-	6,997	-	-	-	-
Thomas D. Miller (6)	1,854	-	6,475	553,142	-	-	-
Michael J. Culotta (6)	1,113	-	3,861	462,857	-	-	-
James M. Hayes (6)	188	-	349	316,683	-	-	-

(6)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

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Grants of Plan-Based Awards

The following table sets forth information regarding restricted stock awards granted under the Stock Award Plan and, in the case of Mr. Fish and Mr. Lumsdaine, the NYSE’s Listed Company Manual Rule 303A.08, including the grant date fair value of these awards, and the range of potential STI payments under the EPIP for the NEOs for the year ended December 31, 2018. All awards are described in more detail in the Compensation Discussion and Analysis section above. There can be no assurance that the grant date fair value of restricted stock awards will ever be realized.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Options Awards ($) (8)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert H. Fish			75,000	750,000	1,350,000	-	-	-	-	-	-	-
	9/28/2018	(2)	-	-	-	-	-	-	250,000	-	-	1,465,000
	9/28/2018	(3)	-	-	-	83,333	250,000	250,000	-	-	-	1,465,000
			-	-	-	-	-	-	-	-	-	-
Alfred Lumsdaine			37,767	377,667	679,800	-	-	-	-	-	-	-
	9/28/2018	(4)	-	-	-	-	-	-	50,000	-	-	293,000
	9/28/2018	(5)	-	-	-	25,000	50,000	100,000	-	-	-	293,000
			-	-	-	-	-	-	-	-	-	-
Martin D. Smith			59,002	590,023	1,062,041	-	-	-	-	-	-	-
	3/9/2018	(6)	-	-	-	-	-	-	25,000	-	-	154,750
	3/9/2018	(7)	-	-	-	12,500	25,000	50,000	-	-	-	154,750
			-	-	-	-	-	-	-	-	-	-
Shaheed Koury, M.D.			22,500	225,000	405,000	-	-	-	-	-	-	-
	3/9/2018	(6)	-	-	-	-	-	-	12,500	-	-	77,375
	3/9/2018	(7)	-	-	-	6,250	12,500	25,000	-	-	-	77,375
			-	-	-	-	-	-	-	-	-	-
R. Harold McCard, Jr.			22,500	225,000	405,000	-	-	-	-	-	-	-
	3/9/2018	(6)	-	-	-	-	-	-	12,500	-	-	77,375
	3/9/2018	(7)	-	-	-	6,250	12,500	25,000	-	-	-	77,375
			-	-	-	-	-	-	-	-	-	-
Thomas D. Miller (9)			112,500	1,125,000	2,025,000	-	-	-	-	-	-	-
	3/9/2018	(6)	-	-	-	-	-	-	125,000	-	-	773,750
	3/9/2018	(7)	-	-	-	62,500	125,000	250,000	-	-	-	773,750
			-	-	-	-	-	-	-	-	-	-
Michael J. Culotta (9)			60,000	600,000	1,080,000	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-
James M. Hayes (9)			24,000	240,000	432,000	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-
			-	-	-	-	-	-	-	-	-	-

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(1)

As described in the section titled “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Short-term Incentive Compensation,” STI awards were paid to the NEOs in 2018. With respect to STI payments under the EPIP, 2018 STI targets (in dollars) for Messrs. Fish and Lumsdaine were prorated for the number of months eligible for STI based on hire date.

(2)

With respect to this September 28, 2018 grant of time-based restricted stock, these awards lapse in one-third increments on each of the first three anniversaries of May 21, 2018. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(3)

With respect to this September 28, 2018 grant of performance-based restricted stock, these awards are established in three equal tranches, with each tranche subject to performance milestones. Generally, with respect to each tranche, once the performance milestone has been attained, the restrictions will lapse on the later of the date on which the performance milestone is achieved or in equal one-third increments on each of the first three anniversaries of May 21, 2018. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(4)

With respect to this September 28, 2018 grant of time-based restricted stock, these awards lapse in one-third increments on each of the first three anniversaries of March 9, 2018. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(5)

With respect to this September 28, 2018 grant of performance-based restricted stock, these awards are based on the achievement of both an adjusted EBITDA performance goal and a net operating revenues goal. The performance period is the two-year period beginning January 1, 2018 and ending December 31, 2019. If the performance criteria are met, the vesting restrictions on the awards will fully lapse on the second anniversary of March 9, 2018. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(6)

With respect to this March 9, 2018 grant of time-based restricted stock, these awards lapse in one-third increments on each of the first three anniversaries of the grant date. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(7)

With respect to this March 9, 2018 grant of restricted stock, the performance measure is the achievement of both an adjusted EBITDA performance goal and a net operating revenues goal. The performance period is the two-year period beginning January 1, 2018 and ending December 31, 2019. If the performance criteria are met, the awards will fully lapse on the second anniversary of the grant date. For a further discussion, see “—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Incentives”.

(8)	Represents the grant date fair value calculated under ASC 718.
(9)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

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Outstanding Equity Awards at Fiscal Year End

The following table shows unvested restricted stock awards as of December 31, 2018 for the NEOs. The table excludes awards issued by CHS which were forfeited/terminated effective as of the date of the Spin-off. The table also excludes CHS stock options held by our NEOs. There were no QHC stock options awarded following the Spin-off.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Robert H. Fish	9/28/2018	(2)	250,000	722,500	-	-
	9/28/2018	(3)	-	-	250,000	722,500

Alfred Lumsdaine	9/28/2018	(4)	50,000	144,500	-	-
	9/28/2018	(5)	-	-	50,000	144,500

Martin D. Smith	5/3/2016	(6)	16,667	48,168	-	-
	5/3/2016	(7)	11,667	33,718	-	-
	2/22/2017	(8)	16,667	48,168	-	-
	2/22/2017	(9)	-	-	25,000	72,250
	3/9/2018	(8)	25,000	72,250	-	-
	3/9/2018	(10)	-	-	25,000	72,250

Shaheed Koury, M.D.	5/3/2016	(6)	8,334	24,085	-	-
	5/3/2016	(7)	1,334	3,855	-	-
	2/22/2017	(8)	8,334	24,085	-	-
	2/22/2017	(9)	-	-	12,500	36,125
	3/9/2018	(8)	12,500	36,125	-	-
	3/9/2018	(10)	-	-	12,500	36,125

R. Harold McCard, Jr.	5/3/2016	(6)	8,334	24,085	-	-
	5/3/2016	(7)	2,000	5,780	-	-
	2/22/2017	(8)	8,334	24,085	-	-
	2/22/2017	(9)	-	-	12,500	36,125
	3/9/2018	(8)	12,500	36,125	-	-
	3/9/2018	(10)	-	-	12,500	36,125

Thomas D. Miller (11)	2/22/2017	(9)	-	-	125,000	361,250
	3/9/2018	(10)	-	-	125,000	361,250

Michael J. Culotta (11)	5/3/2016	(6)	25,000	72,250	-	-
	5/3/2016	(7)	2,000	5,780	-	-
	2/22/2017	(8)	25,000	72,250	-	-
	2/22/2017	(9)	-	-	37,500	108,375

James M. Hayes (11)	5/3/2016	(6)	11,667	33,718	-	-
	5/3/2016	(7)	2,000	5,780	-	-
	2/22/2017	(8)	11,667	33,718	-	-
	2/22/2017	(9)	-	-	17,500	50,575

(1)	The market value is based on the closing price of our Common Stock on the NYSE on December 31, 2018 of $2.89 per share.
(2)	These time-based awards vest in one-third increments on the first three anniversaries of May 21, 2018.

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(3)

These shares are subject to performance-based vesting based on the achievement of pre-determined objectives during the three performance tranches ending on each of the first three anniversaries of May 21, 2018.

(4)	These time-based awards vest in one-third increments on the first three anniversaries of March 9, 2018.
(5)

These shares are subject to performance-based vesting based on the achievement of pre-determined objectives during the two-year performance period beginning January 1, 2018 and ending December 31, 2019. If the performance criteria are met, vesting restrictions on the awards will fully lapse on the second anniversary of March 9, 2018.

(6)

These shares are subject to both performance and time-based vesting, with the performance vesting condition based on the achievement of pre-determined objectives during the calendar year after grant. Since all performance measures were met, the awards’ time-based restrictions will now lapse in accordance with the terms of the respective award, which is in one-third increments on each of the first three anniversaries of the grant date.

(7)	These time-based awards vest in one-half increments on the second and third anniversaries of the grant date.
(8)	These time-based awards vest in one-third increments on the first three anniversaries of the grant date.
(9)

These shares are subject to performance-based vesting based on the achievement of pre-determined objectives during the two-year performance period beginning January 1, 2017 and ending December 31, 2018. Approximately 22% of the performance awards were forfeited as the performance criteria was not fully achieved, and vesting restrictions on the remaining awards lapsed on the second anniversary of the grant date.

(10)

These shares are subject to performance-based vesting based on the achievement of pre-determined objectives during the two-year performance period beginning January 1, 2018 and ending December 31, 2019. If the performance criteria are met, vesting restrictions on the awards will fully lapse on the second anniversary of the grant date.

(11)

Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018. Outstanding equity awards for Messrs. Miller, Culotta and Hayes continue to vest in accordance with the terms of the applicable award agreements, subject to achievement of performance criteria for performance-based awards.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of stock awards that vested for our NEOs during the year ended December 31, 2018. There were no QHC stock options awarded or exercised during the period.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (1)

Robert H. Fish	—	—
Alfred Lumsdaine	—	—
Martin D. Smith	39,584	277,855
Shaheed Koury, M.D.	14,165	99,179
R. Harold McCard, Jr.	14,999	105,070
Thomas D. Miller (2)	442,918	2,527,223
Michael J. Culotta (2)	40,000	279,910
James M. Hayes (2)	20,000	140,044

(1)	The value realized upon vesting is based on the number of shares vested multiplied by the closing price of our Common Stock on the date the award vested.
(2)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Pension Benefits

Prior to the Spin-off, on April 1, 2016, the Company adopted the SERP, and subsequently, amended and restated the SERP on May 24, 2016, for the benefit of our officers and key employees of our subsidiaries. The SERP is a non-contributory non-qualified defined benefit plan that provides for the payment of benefits from the general funds of the Company. The Compensation Committee administers this plan, and all determinations and decisions made by the Compensation Committee are final, conclusive and binding upon all participants. In particular, the defined benefit provided under the SERP is intended to supplement the incentives provided by the other elements of the executive compensation program.

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The table below shows the present value of accumulated benefits payable to each of the NEOs as of December 31, 2018, including the number of years of service credited to each such NEO. Under the Company’s SERP, the present value is determined by using discount rate and mortality rate assumptions consistent with those described in the SERP plan document.

The SERP generally provides that, when a participant retires after his or her normal retirement age (age 65), he or she will be entitled to receive a single lump-sum payment based on the actuarially-determined monthly income payment based on a monthly calculation of (i) the participant’s Annual Retirement Benefit, reduced by (ii) the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security retirement age. For this purpose, the “Annual Retirement Benefit” means an amount equal to the sum of the participant’s compensation for the highest three (3) years out of the last five (5) full years of service preceding the participant’s termination of employment, divided by three (3), then multiplied by the lesser of (i) 60% or a (ii) percentage equal to 2% multiplied by the participant’s years of service.

Name	Plan Name	Number of Years of Credited Service (#) (2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert H. Fish	SERP	—	—	—

Alfred Lumsdaine	SERP	0.83	—	—

Martin D. Smith	SERP	10.00	1,188,008	—

Shaheed Koury, M.D.	SERP	2.67	—	—

R. Harold McCard, Jr.	SERP	2.67	—	—

Thomas D. Miller (1)	SERP	—	—	3,793,457

Michael J. Culotta (1)	SERP	—	—	—

James M. Hayes (1)	SERP	—	—	—

(1)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.
(2)	The NEOs participating in the SERP receive one year and one month of credited service for each year and one month of actual service.

Non-qualified Deferred Compensation

The following table shows the individual contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan. Participation in this plan is limited to a selected group of management or highly compensated employees of the Company. We currently provide no contribution nor match to the plan. The participants may select their investment funds in the plan in which their accounts are deemed to be invested.

The Deferred Compensation Plan permits participants to defer up to 75% of their annual base salary, service bonus and performance-based compensation, as well as up to 100% of their incentive compensation in any calendar year, subject to any administrative constraints as may be established by the QHCCS, LLC Retirement Committee, which administers the Deferred Compensation Plan. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds, and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Participants are entitled to receive distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death). However, participants may elect to receive all or a portion of their accounts on a specified date or dates. Distributions from the plan are made in a lump sum payment as soon as administratively feasible, but no later than 60 days following the date on which the participant is entitled to receive the distribution. Employees’ voluntary contributions to this plan are tax deferred,

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but are subject to the claims of the general creditors of the Company. The election for the deferral may not be made less than 12 months prior to the date of the first scheduled payment. An election relating to the form of payment may be made as permitted under Section 409A of the IRC.

Name	Executive Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)

Robert H. Fish	—	—	—	—

Alfred Lumsdaine	—	—	—	—

Martin D. Smith	—	(3,488)	—	45,891

Shaheed Koury, M.D.	56,979	(15,090)	—	208,510

R. Harold McCard, Jr.	58,438	(21,599)	—	382,330

Thomas D. Miller (4)	—	(69,856)	(1,523,686)	224,269

Michael J. Culotta (4)	—	—	—	—

James M. Hayes (4)	—	4,392	(41,397)	—

(1)	Contributions from 2018 salary. These amounts are also included as compensation in the Summary Compensation Table.
(2)	Investment earnings (losses) for 2018.
(3)	Plan balance as of December 31, 2018.
(4)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Potential Payments upon Termination or Change in Control

The table below sets forth potential payments and/or benefits that would be provided to our NEOs upon termination of employment and termination following a change in control. These amounts are the incremental or enhanced amounts that an NEO would receive that are in excess of those benefits that the Company would generally provide to other employees under the same circumstances. These amounts are estimates only and are based on the assumption that the terminating event or a change in control, as applicable, occurred on December 31, 2018. The closing price of our Common Stock was $2.89 on December 31, 2018.

Mr. Fish’s Employment Agreement provides that in the event his employment is terminated by the Company other than for “cause”, death or “disability,” or if Mr. Fish terminates for “good reason” (each as defined in the Employment Agreement), the Company will: (i) pay Mr. Fish the aggregate lump sum of (a) annual base salary through the date of termination to the extent not already paid, (b) any business expenses that are reimbursable but that had not already been reimbursed by the Company as of the date of termination, and (c) any accrued vacation pay, (ii) provide Mr. Fish with any vested benefits, vested equity benefits or reimbursements to which Mr. Fish was entitled, which will be paid in accordance with the terms of such plans and arrangements; (iii) pay Mr. Fish a monthly amount equal to $168,750 until the 18-month anniversary of the date of termination; (iv) in the event that Mr. Fish’s termination occurs during the 24-month period following a Change in Control (as defined in the Quorum Health Corporation 2016 Stock Award Plan) and the Change in Control constitutes a change in ownership or effective control, or a change in ownership of a substantial portion of the assets, of the Company under Section 409A of the Internal Revenue Code of 1986 (a “409A CIC”), pay Mr. Fish a lump sum payment in the amount equal to $6,075,000, and (v) if Mr. Fish’s termination occurs during the 24-month period following a Change in Control but the Change in Control does not constitute a 409A CIC, pay Mr. Fish a monthly amount equal to $168,750 until the 36-month anniversary of the date of termination; provided, that payments of such amounts

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under (iii), (iv) and (v) above are subject to Mr. Fish’s execution and non-revocation of a separation agreement and general release of claims in favor of the Company.

Named Executive Officer	Cash Severance ($)	Acceleration of Options ($)	Acceleration of Restricted Stock ($)	Retirement Benefit - SERP ($)	Health and Welfare Benefits ($)	Outplacement Counseling and Related Benefits ($)	Excise Tax Gross Up ($)	Total ($)

Robert H. Fish
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	3,037,500	—	1,445,000	—	—	—	—	4,482,500
Change in Control termination	6,075,000	—	1,445,000	—	—	—	—	7,520,000

Alfred Lumsdaine
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	2,781,000	—	289,000	—	60,848	10,000	—	3,140,848

Martin D. Smith
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	3,540,138	—	346,803	4,238,444	60,848	25,000	3,106,603	11,317,835

Shaheed Koury, M.D.
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	1,800,000	—	160,401	—	39,973	10,000	—	2,010,374

R. Harold McCard, Jr.
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	1,800,000	—	162,326	—	34,017	10,000	—	2,006,343

Thomas D. Miller (1)(2)
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	—	—	—	—	—	—	—	—

Michael J. Culotta (1)(2)
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	—	—	—	—	—	—	—	—

James M. Hayes (1)(2)
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—	—
Change in Control termination	—	—	—	—	—	—	—	—

(1)	For amounts paid pursuant to the termination of employment of Messrs. Culotta and Hayes, see footnote 5 to the Summary Compensation Table.
(2)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

Below is a discussion of the estimated payments and/or benefits under four events:

(1)

Voluntary Termination, which includes resignation and involuntary termination for cause, including the Company’s termination of the NEO’s employment for reasons such as violation of certain Company policies or for performance-related issues, but does not include retirement.

(2)	Retirement, as defined in the various plans and agreements.

(3)	Involuntary Termination, which includes a termination other than for cause, but does not include a termination related to a change in control of the Company.

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(4)

Change in Control of the Company, as defined in the CIC Agreements (for those executives with such agreements) previously described in the “Change in Control Severance Agreements” section of the Compensation Discussion and Analysis section.

Severance Benefits

The hypothetical benefit to be received by any executive of the Company for a particular event will not be combined with the benefit for any other event.

Voluntary Termination. No severance amounts are payable in the event of voluntary termination or an involuntary termination for cause.

Retirement. No severance amounts are payable upon retirement.

Involuntary Termination. No severance amounts are payable in the event of an involuntary termination.

Change in Control Termination. Pursuant to the CIC Agreements, in the event of both a change in control of the Company and certain qualifying terminations of employment, the NEOs would receive three (3) times the sum of the base salary and the greater of (A) the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which the NEO’s termination of employment occurs or, if greater, the three (3) fiscal years prior to the fiscal year in which a change in control occurs or (B) the target incentive bonus for the fiscal year in which the NEO’s termination of employment occurs.

Equity-Incentive Plan Awards

Each NEO has outstanding long-term incentive awards granted under the Company’s equity-based plans. See the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year-End Tables above. In certain termination events or upon a change in control where outstanding awards are not assumed by the successor corporation or replaced with awards with a vesting schedule and performance objectives that are equally or more favorable than existing terms, there would be an acceleration of the vesting schedule of restricted stock.

Voluntary Termination. If an NEO voluntarily terminates his employment, or the Company terminates his employment for cause, his unvested restricted stock and unvested performance-based restricted stock will be forfeited.

Retirement. Upon retirement, unvested restricted stock and unvested performance-based restricted stock will be forfeited.

Involuntary Termination. With respect to restricted stock and performance-based restricted stock, if an NEO’s employment is terminated as a result of his death or disability, all unvested restricted stock will fully vest. Additionally, if an NEO is terminated by the Company for any reason other than for cause, the restrictions on his unvested restricted stock will lapse on the later of (i) the first anniversary of the date of grant or (ii) the date of termination of employment. With respect to performance-based restricted stock, if an NEO is terminated by the Company for any reason other than for cause, then the restricted period will not end and the award will continue until such time as the Compensation Committee certifies the extent to which the performance objectives have been attained, and if attained, the restricted period as to the award will lapse. If the performance objectives are not attained, the award will lapse in its entirety. The value of unvested restricted stock that would become fully vested for each of the NEOs is presented in the above table.

Change in Control of the Company. The value of unvested restricted stock that would become fully vested for each of the NEOs is presented in the above table (such acceleration would occur irrespective of whether there is any employment termination in connection therewith).

Other Benefits

In the event of both a change in control of the Company and the occurrence of certain qualifying terminations of employment, the Company provides the continuation of certain health and welfare benefits with values based on

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the current employer contributions each NEO would have been entitled to receive as prior to the change in control for a term of 36 months. Also, in the event of a change in control, the Company provides reimbursement of up to $25,000 to Mr. Smith ($10,000 to Dr. Koury and Messrs. Lumsdaine and McCard) for outplacement counseling and related benefits.

Excise Tax Gross-Up

In the event of a hypothetical change in control of the Company, the value of the “gross-up” payments to offset any excise tax imposed by Section 4999 of the IRC for Mr. Smith is presented in the above table. The “gross up” provision is contained in the CIC Agreement for Mr. Smith, as assumed by us from CHS in connection with the Spin-off. We assumed no other CIC Agreements from CHS (other than the CIC Agreement we had with Mr. Miller), and no CIC Agreements entered into by us since the Spin-off contain any tax “gross-up” provisions.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year, 2018. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2018 fiscal year:

•	The median of the annual total compensation of all of our employees, excluding the CEO, was $39,801.

•	The annual total compensation of our CEO was $3,905,565, as further described in the Summary Compensation Table; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 98 to 1.

In determining the pay ratio information provided above, we first identified our median employee for the 2018 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•

We selected December 31, 2018 as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date (which consisted of a total of 11,373 employees); and

•

We used total cash compensation during the 2018 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we defined total cash compensation as the sum of base wages and annual incentives payable in cash comprising taxable earnings during the fiscal year.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our CEO.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry. This information is being provided for compliance purposes, and neither the Compensation Committee nor Company management used the pay ratio measure to influence any compensation actions or decisions.

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PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors proposes that the stockholders ratify the appointment by the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. A representative of Deloitte & Touche LLP will be present at the Meeting and will be available to respond to appropriate questions submitted by stockholders at the Meeting. Deloitte & Touche LLP will have the opportunity to make a statement if it desires to do so.

Fees Paid to Auditors

Fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2018 and 2017 related to the Company’s audit services, audit-related services, tax services and other services, were approved by the Audit and Compliance Committee of the Company and paid by Company. The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	Year Ended	Year Ended
	December 31, 2017	December 31, 2018
Audit fees (1)	$2,634	$1,950
Audit-related fees (2)	386	125
Tax fees (3)	240	—
Other fees (4)	315	2

Total	$3,575	$2,077

(1)	Audit fees include (a) the audit of the Company’s financial statements and (b) the reviews of the Company’s unaudited condensed interim financial statements (quarterly financial statements).
(2)

Audit-related fees include regulatory compliance services that are reasonably related to the performance of the audit or review of the financial statements, including the implementation of new accounting standards.

(3)	Tax fees include professional services in connection with tax compliance and advice.
(4)	All other fees include all other fees for services performed by Deloitte & Touche LLP, including advisory projects.

The Audit and Compliance Committee considered the nature of the services provided by the independent registered public accounting firm, and determined that such services were compatible with the provision of independent audit services. The Audit and Compliance Committee discussed these services with the independent registered public accounting firm and Company management to determine that they were permitted under all applicable legal requirements concerning auditor independence, including the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to perform audit services to be performed by our independent registered public accounting firm. One hundred percent of all audit and non-audit services performed by the independent registered public accounting firm during 2018 were pre-approved by the Audit and Compliance Committee prior to the commencement of such services. The Company’s policy does not permit the retroactive approval for “de minimus non-audit services.”

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Proposal 5 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Required Vote

The Audit and Compliance Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to be ratified by the stockholders. If holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Compliance Committee. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2019, except as otherwise footnoted, with respect to ownership of our Common Stock by:

•	each person known by us to be a beneficial owner of more than 5% of our Common Stock;

•	each of our current directors and director nominees;

•	each executive officer named in the Summary Compensation Table; and

•	all of our current directors, director nominees and current executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Shares Beneficially Owned (1)
Name	Number		Percent

5% Stockholders:
Kohlberg Kravis Roberts & Co.	2,988,781	(2)	9.6%

Davidson Kempner Capital Management LP	2,971,526	(3)	9.5%

Goldman Sachs Group, Inc.	2,895,353	(4)	9.3%

York Capital Management Global Advisors, LLC	2,579,503	(5)	8.2%

Blackrock, Inc.	1,789,970	(6)	5.7%

Directors:

Robert H. Fish	500,000	(7)	1.6%

Terry Allison Rappuhn	48,358	(8)	*

James T. Breedlove (17)	78,733	(8)	*

Joseph A. Hastings, D.M.D.	59,208	(8)	*

Jon H. Kaplan	20,630	(8)	*

Barbara R. Paul, M.D.	62,460	(8)	*

William P. Rutledge	20,630	(8)	*

Alice D. Schroeder	20,630	(8)	*

R. Lawrence Van Horn	58,733	(8)	*

Named Executive Officers:

Alfred Lumsdaine	100,000	(9)	*

Martin D. Smith	201,716	(10)	*

Shaheed Koury, M.D.	123,680	(11)	*

Ray H. McCard	92,016	(12)	*

Directors and Executive Officers as a Group (13 persons)	1,386,794	(13)	4.4%

Former Executive Officers:

Thomas D. Miller (18)	1,064,139	(14)	3.4%

Michael J. Culotta (18)	232,385	(15)	*

James M. Hayes (18)	82,983	(16)	*

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Security Ownership of Certain Beneficial Owners and Management

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our Common Stock when such person or persons have the right to acquire them within sixty (60) days after April 1, 2019. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within sixty (60) days after April 1, 2019 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. No Company options are currently outstanding.

(2)

Shares beneficially owned are based on Schedule 13D/A filed with the SEC on May 22, 2017 by KKR Credit Fund Advisors LLC, Powell Investors II Limited Partnership, KKR Special Situations Fund II Limited, KKR Special Situations (EEA) Fund II L.P., KKR Associates Special Situations (EEA) II Limited, KKR Special Situations (Offshore) II Limited (collectively, “KKR Funds”), KKR Credit Advisors (US) LLC, Kohlberg Kravis Roberts& Co. L.P., KKR Management Holdings L.P., KKR Management Holdings Corp., KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P. and KKR Management LLC (collectively, “KKR Holdings”), Henry R. Kravis and George R. Roberts. Each of KKR Funds has sole voting and sole dispositive power with respect 2,513,651 shares. The KKR Holdings have sole voting and sole dispositive power with respect to 2,853,781 shares. Each of Mr. Kravis and Mr. Roberts has shared voting and shared dispositive power with respect to 2,853,781 shares. The address of Kohlberg Kravis Roberts & Co. L.P., KKR Management Holdings L.P., KKR Management Holdings Corp., KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Special Situations (Offshore) II Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC and Mr. Kravis is 9 West 57th Street, Suite 4200, New York, NY 10019. The address of Mr. Roberts is 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. The address of KKR Credit Advisors (US) LLC, KKR Credit Fund Advisors LLC, Powell Investors II Limited Partnership, KKR Special Situations Fund II Limited, KKR Special Situations (EEA) Fund II L.P. and KKR Associates Special Situations (EEA) II Limited is 555 California Street, 50th Floor, San Francisco, CA 94104.

(3)

Shares beneficially owned are based on Schedule 13G/A filed with the SEC on February 12, 2018, by Davidson Kempner Capital Management, LP, M. H. Davidson & Co, Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., Davidson Kempner International, Ltd., Davidson Kempner Distressed Opportunities Fund LP, Davidson Kempner Distressed Opportunities International Ltd., Thomas L. Kempner Jr. and Anthony A. Yoseloff (collectively, the “Kempner Parties”). The shares of Common Stock beneficially owned by the Kempner Parties reflect the following: (i) M. H. Davidson& Co. has shared voting and shared dispositive power with respect to 24,367 shares; (ii) Davidson Kempner Partners has shared voting and shared dispositive power with respect to 149,171 shares; (iii) Davidson Kempner Institutional Partners, L.P. has shared voting and shared dispositive power with respect to 328,354 shares; (iv) Davidson Kempner International, Ltd. has shared voting and shared dispositive power with respect to 359,257 shares; (v) Davidson Kempner Distressed Opportunities Fund LP has shared voting and shared dispositive power with respect to 782,997 shares; (vi) Davidson Kempner Distressed Opportunities International Ltd. has shared voting and shared dispositive power with respect to 1,327,380 shares; and (vii) Davidson Kempner Capital Management LP, Thomas I. Kempner, Jr. and Anthony A. Yoseloff have shared voting and shared dispositive power with respect to 2,971,526 shares. On April 11, 2019, the Kempner Parties filed a Schedule 13D reporting the same beneficial ownership as reported above. The address of Davidson Kempner Capital Management LP is 520, Madison Avenue, 30th Floor, New York, NY 10022.

(4)

Shares beneficially owned are based on Schedule 13G filed with the SEC on February 6, 2019, by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (collectively, “Goldman Sachs”). Goldman Sachs has shared voting power and shared dispositive power with respect to 2,895,353 shares. The address of The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.

(5)

Shares beneficially owned are based on Schedule 13G filed with the SEC on March 19, 2019, by York Capital Management Global Advisors, LLC (“YGA”) with respect to: (i) 1,343,835 shares directly owned by York Credit Opportunities Investments Master Fund, L.P., a Cayman Islands exempted limited partnership, the general partner of which is York Credit Opportunities Domestic Holdings, LLC; (ii) 20,567 shares directly owned by York Insurance Dedicated Fund, LLC, a Delaware limited liability company, the managing member of which is York Managed Holdings, LLC; (iii) 96,385 shares directly owned by Exuma Capital, L.P., a Cayman Islands exempted limited partnership, the general partner of which is Exuma Management, LLC; and (iv) 1,118,716 shares directly owned by York Credit Opportunities Fund, L.P., a Delaware limited partnership, the general partner of which is York Credit Opportunities Domestic Holdings, LLC. YGA has sole voting power and sole dispositive power with respect to 2,579,503 shares. The address of YGA is c/o York Capital Management, 767 Fifth Avenue, 17th Floor, New York, New York 10153.

(6)

Shares beneficially owned are based on Schedule 13G/A filed with the SEC on April 10, 2019, by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 1,751,041 shares and sole dispositive power with respect to 1,789,970 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)	Includes 500,000 shares subject to restricted stock awards.
(8)	There are no restrictions on these shares.
(9)	Includes 83,334 shares subject to restricted stock awards.
(10)	Includes 78,335 shares subject to restricted stock awards.
(11)	Includes 34,669 shares subject to restricted stock awards.
(12)	Includes 35,335 shares subject to restricted stock awards.
(13)	Includes 731,673 shares subject to restricted stock awards.
(14)	Includes 125,000 shares subject to restricted stock awards.
(15)	Includes 39,500 shares subject to restricted stock awards.
(16)	Includes 19,501 shares subject to restricted stock awards.
(17)	Mr. Breedlove has notified the Company that he will retire as a director effective as of the date of the Meeting.
(18)	Messrs. Miller, Culotta and Hayes resigned their positions at the Company during 2018.

* Less than 1%.

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EQUITY COMPENSATION PLAN INFORMATION

The following table includes information with respect to our equity compensation plans (and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees) as of December 31, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity Compensation plans approved by security holders	—	$—	61,456
Equity Compensation plans not approved by security holders (2)	—	—	625,000
Total	—	$—	686,456

(1)

Represents shares of our Common Stock that may be issued pursuant to non-qualified stock options incentive stock options, stock appreciation rights, restricted stock, performance units, performance-based shares and other share awards under the Stock Award Plan and Restricted Stock Plan, of 686,456 shares. The number of shares shown does not reflect grants made subsequent to December 31, 2018. Awards granted in the form of restricted stock (including restricted stock units), performance awards (including shares issued in respect to performance awards) and other awards that are granted in the Stock Award Plan, as “full-value awards” reduce the number of shares available for grant under the Stock Award Plan by 1.5 shares for each share subject to such an award.

(2)

On February 14, 2019, the Board adopted the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan. The Company filed a Registration Statement on Form S-8 on February 14, 2019 to register an additional 3,700,000 shares of Common Stock that may be issued under the Amended and Restated 2016 Stock Award Plan, subject to stockholder approval of the Amended and Restated 2016 Stock Award Plan. The Table does not include shares that non-management directors may receive in connection with deferral of their cash compensation under the Director’s Fees Deferral Plan.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons who are our directors and executive officers, we believe that during 2018 all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATIONSHIPS AND CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS AND 5% BENEFICIAL OWNERS AND THEIR FAMILY MEMBERS

The Company applies the following policy and procedure with respect to related person transactions. All such transactions are first referred to our General Counsel to determine if they are within the scope of the Company’s written related party transactions policy. Under the Company’s policy, “related person transaction” means those transactions, arrangements or relationships involving the Company and any of its subsidiaries, on the one hand, and any “related person,” on the other hand, excluding any exempted transactions (as described below). Under this policy, a “related person” is defined to mean any person who is a director (or nominee) or an executive officer, any immediate family member of any of the foregoing persons, any person who is a beneficial owner of 5% or more of our Common Stock (our only class of voting securities) or any immediate family member of such owner, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which any of the foregoing persons has a 5% or more beneficial ownership interest. The Company’s policy exempts related person transactions if it is determined by our General Counsel that the direct or indirect interest a related person had, has or will have in the transaction is not material or that such transaction is not otherwise required to be disclosed pursuant to Item 404(a) of Regulation S-K. If any such transaction is within the scope of the Company’s related party transactions policy, the transaction must be reviewed by the Audit and Compliance Committee to consider and determine whether, among other factors, the benefits of the relationship outweigh the potential conflicts inherent in such relationships and whether the transaction is otherwise in compliance with the Company’s Code of Conduct and other policies, including for example, the independence standards of the Governance Guidelines of the Board. Related person transactions are reviewed not less frequently than annually if they are to continue beyond the year in which the transaction is initiated.

There were no loans outstanding during 2018 from the Company to any of its directors, nominees for director, executive officers, or any beneficial owner of 5% or more of our equity securities, or any family member of any of the foregoing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, Dr. Van Horn, Dr. Hastings, and Messrs. Kaplan and Rutledge served on our Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Compensation Committee.

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AUDIT AND COMPLIANCE COMMITTEE REPORT

The information contained in this Audit and Compliance Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

The Audit and Compliance Committee is currently composed of four Board members. Our Board has determined that each member is independent under the NYSE listing standards and applicable SEC rules and regulations. Our Board has also determined that each member is financially literate in accordance with NYSE listing standards and that our Audit and Compliance Committee Chair, Alice D. Schroeder, and our Board Chair, Terry Allison Rappuhn, each qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit and Compliance Committee operates under a written charter adopted by the Board. A copy of this charter is available under the “Corporate Governance” section of the Company’s website, www.quorumhealth.com.

Management is responsible for preparing and the overall reporting process with respect to the Company’s consolidated financial statements, and, with the assistance of the Company’s internal corporate auditors, for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting. Deloitte & Touche, LLP (Deloitte), the Company’s independent registered public accounting firm, is responsible for planning and conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal controls over financial reporting. Members of the Audit and Compliance Committee met in executive session throughout the year with the Company’s Chief Financial Officer, General Counsel, Chief Compliance Officer, chief audit executive and Deloitte.

The Audit and Compliance Committee annually evaluates Deloitte’s qualifications, performance and independence, and it selected Deloitte as the Company’s independent registered public accounting firm for 2018. This selection was subsequently approved by the Board and was ratified by the Company’s stockholders at the annual meeting of stockholders held on June 8, 2018. The Audit Committee reviews audit engagement fees with management and Deloitte, reviews and approves the retention of Deloitte for any permissible non-audit services, and monitors the rotation of Deloitte partners on the Company’s audit engagement as required by law. The Audit and Compliance Committee also oversees the performance of the Company’s internal audit function managed by the internal corporate auditors. Deloitte reviewed with the Audit and Compliance Committee the planning and scope of the audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting. Deloitte updated the Audit and Compliance Committee regarding the audit status, as well as observations from their review of the Company’s quarterly consolidated financial statements. The Audit and Compliance Committee has reviewed, and discussed with management, the chief audit executive and Deloitte, the Company’s audited financial statements for the year ended December 31, 2018, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and Deloitte’s evaluation of the Company’s internal control over financial reporting. In addition, the Audit and Compliance Committee has discussed with Deloitte the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards.

The Audit and Compliance Committee has also discussed and confirmed with Deloitte its independence from the Company and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Audit and Compliance Committee has evaluated and concluded the non-audit services provided by Deloitte to the Company do not impair Deloitte’s independence.

The Audit Committee oversees the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission of concerns regarding accounting or auditing matters. The Audit Committee reviews and approves related person transactions. The Committee reviews earnings press releases with management and Deloitte prior to release.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to our Board that the audited financial statements for the year ended December 31, 2018 and the related footnotes be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit and Compliance Committee of the Board:

Alice D. Schroeder, Chair
James T. Breedlove
Jon H. Kaplan
Terry Allison Rappuhn

2019 Proxy Statement Quorum Health        71

MISCELLANEOUS

As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors,

R. Harold McCard, Jr.
Senior Vice President, General Counsel and Secretary

Franklin, Tennessee

April 19, 2019

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APPENDIX A

Quorum Health Corporation Amended and Restated 2016 Stock Award Plan

1. Purpose.

The purpose of this Plan is to strengthen Quorum Health Corporation, a Delaware corporation (the “Company”), and its Subsidiaries by providing a retention tool and an incentive to its and their employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s and its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, Share Awards, Restricted Stock and Restricted Stock Units (as each term is herein defined).

2. Definitions.

For purposes of the Plan:

2.1 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

2.2 “Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3 “Award” means a grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, a Performance Award, a Share Award or any or all of them.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, except as otherwise set forth herein or in an applicable Award Agreement,

(a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause”, the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.6(b) shall not constitute “Cause.”

2.6 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

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2.7 A “Change in Control” shall mean the occurrence of any of the following, unless otherwise determined by the Committee in an applicable Agreement or other written agreement approved by the Committee:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares

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Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, and (B) unless otherwise provided in the applicable Agreement, with respect to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, solely for purposes of determining the timing of a payment pursuant to the Agreement, a Change in Control shall mean a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

If a Grantee’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Grantee reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.10 “Company” means Quorum Health Corporation.

2.11 “Director” means a director of the Company.

2.12 “Disability” means:

(a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

(b) in the case of a Grantee to whom Section 2.12(a) does not apply and who participates in the Company’s long-term disability plan, if any, the term “Disability” as used in such plan; or

(c) in all other cases, a physical or mental infirmity which impairs the Grantee’s ability to perform substantially all his or her duties for a period of ninety-one (91) consecutive days.

2.13 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares, as determined by the Committee; provided, that subject to Section 12, no Dividend Equivalent Rights shall be granted with respect to unexercised Options or Stock Appreciation Rights.

2.15 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein: (a) any Director or Employee, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.16 “Employee” means any person, including an officer (whether or not also a Director) in the regular full-time employment of the Company or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an employee of any Subsidiary that is not a “subsidiary corporation” of the Company as defined in Code Section 424(f).

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Appendix A

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. In the event that Fair Market Value of a security cannot be determined in the manner described above, the Fair Market Value shall be the value established by the Board in good faith.

2.19 “Good Reason” shall mean, unless otherwise provided in an Agreement, the occurrence after a Change in Control of any of the following events or conditions with respect to a Grantee:

(a) a change in the Grantee’s status, title, position or responsibilities (including reporting responsibilities) which, in the Grantee’s reasonable judgment, represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Grantee of any duties or responsibilities which, in the Grantee’s reasonable judgment, are inconsistent with the Grantee’s status, title, position or responsibilities; or any removal of the Grantee from or failure to reappoint or reelect the Grantee to any of such offices or positions, except in connection with the termination of the Grantee’s employment for Disability, Cause, as a result of the Grantee’s death or by the Grantee other than for Good Reason;

(b) a reduction in the Grantee’s annual base salary below the amount as in effect immediately prior to the Change in Control;

(c) the relocation of the offices of the Grantee’s place of employment to a location more than twenty-five (25) miles from the location of such employment immediately prior to such Change in Control, or requiring the Grantee to be based anywhere other than such offices, except to the extent the Grantee was not previously assigned to a principal location and except for required travel on business to the extent substantially consistent with the Grantee’s business travel obligations at the time of the Change in Control;

(d) the failure to pay to the Grantee any portion of the Grantee’s current compensation or to pay to the Grantee any portion of an installment of deferred compensation under any deferred compensation program of the Company or any of its Subsidiaries in which the Grantee participated, within seven (7) days of the date such compensation is due;

(e) the failure to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Grantee was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Grantee or (B) provide the Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Grantee was participating immediately prior to the Change in Control; or

(f) the failure of the Company to obtain from its successors or assigns the express assumption and agreements required under Section 13 hereof.

Any event or condition described in Section 2.19(a), (b), (c), (d), or (f) which occurs at any time prior to the date of a Change in Control and (A) which occurred after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control or (B) which the Grantee reasonably demonstrates was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to a Change in Control.

2.20 “Grantee” means a person to whom an Award has been granted under the Plan.

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2.21 “Grant Price” means the price established at the time of a grant of a Stock Appreciation Right used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.

2.22 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.23 “Non-employee Director” means a Director who is not an Employee.

2.24 “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

2.25 “Option” means a Non-qualified Stock Option, an Incentive Stock Option or either or both of them.

2.26 “Optionee” means a person to whom an Option has been granted under the Plan.

2.27 “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.28 “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.29 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.30 “Performance-Based Compensation” means any Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.31 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.32 “Performance Objectives” has the meaning set forth in Section 9.

2.33 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.

2.34 “Performance Units” means performance units granted to an Eligible Individual under Section 9.

2.35 “Plan” means this Quorum Health Corporation Amended and Restated 2016 Stock Award Plan, as amended and restated from time to time.

2.36 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.37 “Restricted Stock Unit” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.38 “Share Award” means an Award of Shares granted pursuant to Section 10.

2.39 “Shares” means shares of the Common Stock of the Company, par value $.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.

2.40 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

2.41 “Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

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Appendix A

2.42 “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.43 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

3. Administration.

3.1 The Committee. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that (A) with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if any member of the Committee fails to qualify as either a non-employee director (within the meaning of subsection (A) above) or an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

3.2 Limitation of Liability. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3 Certain Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards other than Options shall be granted under the Plan, determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. Without limiting the Committee’s authority under this Plan, but subject to any express limitations

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herein, the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 5.3), and to waive the Company’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees, and all other persons having any interest therein;

(d) determine whether, to what extent and under what circumstances and method or methods Shares, other securities or other Awards, and other amounts payable with respect to an Award may be deferred;

(e) determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(f) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4 Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Eligible Individuals (other than to himself or herself) and/or determine the number of Shares subject to each Award (by resolution that specifies the total number of Shares subject to the Awards that may be awarded by the officer and the terms of any such Awards), provided that such delegation is made in accordance with the Delaware General Corporation Law and with respect to Awards that are not intended to qualify as Performance-Based Compensation and that are not made to executive officers of the Company covered by Rule 16b-3 under the Exchange Act.

4. Shares Subject to the Plan; Grant Limitations.

4.1 Shares Subject to the Plan. The maximum number of Shares that may be made the subject of Awards granted under the Plan is 8,400,000 Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Grant Limitations. The following grant limitations shall apply when making Awards pursuant to the Plan:

(a) In any calendar year, no Eligible Individual may be granted Awards in the aggregate in respect of more than 1,000,000 Shares,

(b) In any calendar year, no Non-Employee Director may be granted Awards in the aggregate in respect of more than 100,000 Shares, and the maximum grant date fair value of all Awards granted during any calendar year to a single Non-Employee Director shall not exceed $1,000,000, and

(c) In no event shall more than an aggregate of 100,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

4.3 Fungible Plan Design. Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced as follows:

(a) In connection with the granting of an Option or a Stock Appreciation Right to be settled in Shares, the number of Shares shall be reduced by the number of Shares in respect of which the Award is granted or denominated, regardless of the actual number of Shares issued upon settlement of the Award.

(b) In connection with the granting of an Award in the form of Restricted Stock (including Restricted Stock Units), Performance Awards (including Shares issued in respect to Performance Awards), and other Awards that are granted as “full value awards” shall reduce the number of shares that may be the subject to Awards under the Plan by 1.5 Shares for each Share subject to such an Award.

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4.4 Shares Returned to the Plan. Whenever any outstanding Award or portion thereof expires, is canceled, is forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the Award (or such portion thereof to which the expiration, forfeiture, cash settlement or other termination occurs), the Shares allocable to the expired, canceled, forfeited, cash-settled or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder. With regard to Awards referred to in Section 4.3(b), for each Share subject to an Award that is cancelled, forfeited, settled in cash or other otherwise terminated as provided in the foregoing sentence, 1.5 Shares may again be the subject of Awards under the Plan. Notwithstanding the foregoing, the following events shall not result in any increase in Shares available for issuance of Awards under the Plan or such Shares again becoming available for issuance of Awards:

(a) Withholding of Shares to pay the exercise price or Withholding Taxes on any Award,

(b) The excess of the number of Shares subject to any stock-settled Stock Appreciation Rights over the number of Shares actually issued in settlement thereof,

(c) Tendering of Shares to pay for Option exercise prices or Withholding Taxes (i.e., net settlement of Shares), and

(d) The purchase of Shares on the open market as a result of Option exercises.

4.5 Minimum Vesting Period. Unless otherwise determined by the Committee, in no event shall an Award to a Participant other than a Non-Employee Director and not subject to performance-based conditions have a vesting schedule resulting in such Award vesting in full prior to the third anniversary of the grant date. For purposes of clarity, this restriction will not prohibit any Award from having partial vesting dates prior to the third anniversary of the grant date in accordance with a proportionate vesting schedule determined at the discretion of the Committee, so long as such Award does not vest in full prior to the third anniversary of the grant date.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Non-qualified Stock Option and each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Non-qualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Subject to Section 5.10, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

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5.5 Deferred Delivery of Option Shares. The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Non-qualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

5.6 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-qualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Non-qualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Non-qualified Stock Options.

5.7 Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option), at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members, to entities described in Section 501(c)(3) of the Code and to partnerships in which such family members, trusts and/or such exempt entities are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.8 Method of Exercise. The exercise of an Option shall be made by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted, or by such other methods as may be provided by the Committee. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in either of the following forms (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares owned by the Optionee prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine at any time that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer or directly with the Company pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. The Committee shall determine the extent to which fractional Shares may be issued.

5.9 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company or otherwise evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.10 Effect of Change in Control. Section 13(b) shall control the treatment of any Options outstanding at the time of a Change in Control. Except as otherwise provided by the Committee, any Options that are exercisable as of a

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Change in Control shall remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the Change in Control or (y) the expiration of the stated term of the Option.

6. Stock Appreciation Rights.

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

6.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2 Stock Appreciation Right Related to an Option.

(a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, will not be transferable except to the extent the related Option may be transferable, and will have a Grant Price equal to the exercise price of the related Option. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement. In no event shall a Stock Appreciation Right related to an Option have a term of greater than ten (10) years.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Grant Price of the Stock Appreciation Right, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. The Committee shall establish the Grant Price at the time each Stock Appreciation Right unrelated to an Option is granted, which shall not be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grante shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Grant Price of the Stock Appreciation Right, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.4 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative; provided, that the

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Committee may provide limited transferability provisions with respect to Stock Appreciation Rights similar to those described in Section 5.7. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

6.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised, or by any other method permitted by the Committee. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

6.6 Form of Payment. Payment of the amount determined under Sections 6.2(b) or 6.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. Unless otherwise determined by the Committee, if the amount payable in Shares results in a fractional Share, payment for the fractional Share will be made in cash.

6.7 Effect of Change in Control. Section 13(b) shall control the treatment of any Stock Appreciation Rights outstanding at the time of a Change in Control. Except as otherwise provided by the Committee, any Stock Appreciation Rights that are exercisable as of a Change in Control shall remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the Change in Control or (y) the expiration of the stated term of the Stock Appreciation Right.

7. Limitations on Repricing.

Notwithstanding anything in the Plan to the contrary, except as permitted or required by the provisions of Sections 12 or 13 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of a Stock Appreciation Right after it is granted, (iii) cancel an Option when the exercise price thereof exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award or grant substitute Options with a lower exercise price than the cancelled Options, (iv) cancel a Stock Appreciation Right when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or (v) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

8. Restricted Stock and Restricted Stock Units.

8.1 Restricted Stock. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates, if any. The Committee may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.

(a) Rights of Grantee. Subject to the foregoing provisions concerning book entry issuance and deferral of receipt of Shares, Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an

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escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated other than pursuant to the laws of descent and distribution.

(c) Lapse of Restrictions.

(i) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(ii) Effect of Change in Control. Section 13(b) shall control the treatment of any Shares of Restricted Stock then outstanding in the event of a Change in Control.

(d) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder (or, in the case of book entry Shares, such restrictions and legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form); provided that the Committee may permit a Grantee to elect to defer receipt of all or any portion of Shares that would otherwise be due to such Grantee.

(f) Restricted Stock Deferral. If Grantee is eligible, and if Grantee has made the appropriate election, to defer all or a portion of the Restricted Stock awarded hereunder, then the Shares that would otherwise vest in accordance with the terms of this Plan and/or the Award Agreement are subject to such election, instead of being delivered to Grantee, shall be credited to a general bookkeeping account and distributed in accordance with the terms of Grantee’s deferral election.

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8.2 Restricted Stock Units. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.

(a) Payment of Awards. Each Restricted Stock Unit shall represent the right of a Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted; provided that the Committee may permit a Grantee to elect to defer receipt of all or any portion of any payment of cash or Shares that would otherwise be due to such Grantee in payment or settlement of any Award of Restricted Stock Units. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit and may provide for Dividend Equivalent Rights with respect to such Award; provided, that no Dividend Equivalent Rights shall be paid except to the extent the underlying Restricted Stock Unit is paid or settled. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(b) Non-Transferability. Until all restrictions upon Restricted Stock Units awarded to a Grantee shall have lapsed in the manner set forth in this Section 8.2, such Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated other than pursuant to the laws of descent and distribution.

(c) Effect of Change in Control. Section 13(b) shall control the treatment of any Restricted Stock Units then outstanding in the event of a Change in Control.

9. Performance Awards.

9.1 Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee; provided that no Eligible Individual may be granted Performance Awards in the aggregate in respect of more than 1,000,000 Shares with respect to any calendar year. Contingent upon the attainment of specified Performance Objectives within the Performance Cycle, Performance Units represent the right to receive payment as provided in Section 9.1(b) of (i) the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee or (ii) a percentage (which may be more than 100%) of the amount described in clause (i) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied. At the time a Performance Unit is granted, the Committee may provide for Dividend Equivalent Rights with respect to such Award; provided, that no Dividend Equivalent Rights shall be paid except to the extent the underlying Performance Unit is paid or settled.

(a) Vesting and Forfeiture. Subject to Sections 9.3(c) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) Non-Transferability. Until all restrictions upon Performance Units awarded to a Grantee shall have lapsed in the manner set forth in this Section 9.1, such Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated other than pursuant to the laws of descent and distribution.

(c) Payment of Awards. Subject to Section 9.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and

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conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Alternatively, the Committee may, in its discretion, provide that Performance Shares shall be evidenced by the book entry procedures set forth in Section 8.1. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, or the book entry of such Shares, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(c) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated other than pursuant to the laws of descent and distribution, nor shall they be delivered to the Grantee . The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions. Subject to Sections 9.3(c) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Treatment of Dividends. The payment to the Grantee of dividends declared or paid on Shares represented by an Award of Performance Shares which have been issued by the Company to the Grantee shall be deferred until the lapsing of the restrictions imposed upon such Performance Shares and held by the Company or its agent for the account of the Grantee until such time. The Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all

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restrictions hereunder, or in the case of book entry Shares, such restrictions and legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book entry form.

9.3 Performance Objectives.

(a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) net revenue, (iii) adjusted EBITDA (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) return on equity or assets, (viii) operating income, (ix) EBITDA margin, (x) EBITDA margin improvement, (xi) bad debt expense, (xii) cash receipts, (xiii) uncompensated care expense, (xiv) days in net revenue in net patient accounts receivable, (xv) gross income, (xvi) net income (before or after taxes), (xvii) cash flow; (xviii) gross profit, (xix) gross profit return on investment, (xx) gross margin return on investment, (xxi) gross margin; (xxii) operating margin, (xxiii) working capital, (xxiv) earnings before interest and taxes, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) revenue growth, (xxviii) annual recurring revenues, (xxix) recurring revenues, (xxx) total shareholder return, (xxxi) economic value added, (xxxii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion, (xxxiii) reduction in operating expenses, or (xxxiv) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes, items that are unusual in nature or infrequently occurring, other extraordinary or nonrecurring events or any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

9.4 Effect of Change in Control. Section 13(b) shall control the treatment of any Performance Units then outstanding in the event of a Change in Control.

10. Share Awards.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11. Effect of a Termination of Employment.

The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon a termination or change in the status of the employment of the Grantee by the Company, a Subsidiary

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or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

12. Adjustment Upon Changes in Capitalization.

In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments to (i) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Awards granted under the Plan and the exercise price therefor, if applicable, and (iii) the Performance Objectives.

Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation. In addition, (a) no adjustment to any Award that is not subject to Section 409A of the Code shall be made in a manner that would subject the Award to Section 409A of the Code and (b) any adjustment to an Award that is subject to Section 409A of the Code shall be made only in a manner and to the extent permitted by Section 409A of the Code. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

13. Effect of Certain Transactions; Effect of Change in Control.

(a) Effect of Certain Transactions. Subject to Sections 5.10, 6.7, 8.2(b) and 9.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, as the case may be, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. For the avoidance of doubt, the Committee may, without the consent of any Grantee, provide for the cancellation of outstanding Awards in connection with a Transaction in exchange for the payment in cash or property equal in value to the Fair Market Value of the Shares underlying such Awards, less, in the case of Options (and Stock Appreciation Rights), the aggregate exercise price (or Grant Price) thereof; provided that Options with an aggregate exercise price that is equal to or in excess of the aggregate Fair Market Value of the Shares underlying such Options, and Stock Appreciation Rights whose Grant Price is equal to or in excess of the Fair Market Value of a Share to which such Stock Appreciation Rights relate, may be cancelled in connection with such Transaction without any consideration being paid in respect thereof. The treatment of any Award as provided in this Section 13(a) shall be conclusively presumed to be appropriate for purposes of Section 12.

(b) Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 13(b) shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section 13(b) shall not be applicable):

(i) If and to the extent that outstanding Awards under the Plan (A) are assumed by the successor corporation (or affiliate thereto) or continued or (B) are replaced with equity awards that preserve the existing value of the

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Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Objectives, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Objectives applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan, subject to Section 13(b)(iv) below.

(ii) If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 13(b)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards: (A) outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the Performance Objectives have been achieved at the target performance level.

(iii) If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 13(b)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 13(b)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Grantee upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or Stock Appreciation Right, such payment shall be limited as necessary to prevent the Option or Stock Appreciation Right from being subject to the additional tax under Code Section 409A).

(iv) If and to the extent that (A) outstanding Awards are assumed, continued or replaced in accordance with Section 13(b)(i) above and (B) a Grantee’s employment with, or performance of services for, the Company or any of its Subsidiaries or successors is terminated by the Company or such Subsidiary or successor for any reasons other than Cause or by such Grantee for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 13(b)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding.

(v) Outstanding Options or Stock Appreciation Rights that are assumed, continued or replaced in accordance with Section 13(b)(i) may be exercised by the Grantee in accordance with the applicable terms and conditions of such Award as set forth in the applicable Agreement or elsewhere; provided, however, that Options or Stock Appreciation Rights that become exercisable in accordance with Section 13(b)(iv) may be exercised until the expiration of the original full term of such Option or Stock Appreciation Right notwithstanding the other original terms and conditions of such Award, to the extent allowed without such Option or Stock Appreciation Right becoming subject to the additional tax under Code Section 409A).

14. Interpretation.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee

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shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

(c) To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply.

15. Termination and Amendment of the Plan or Modification of Awards.

15.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the written consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement with which the Committee determines it is necessary or desirable for the Company to comply, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.2 Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the written consent of the Grantee, as the case may be.

16. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18. Regulations and Other Approvals; Governing Law.

18.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2 Other Laws. The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities

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laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder. Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

18.3 Securities Matters. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. Any certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

18.4 Compliance With Section 409A. All Awards granted under the plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner, or take any other action, that it determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan or any Award granted hereunder to comply with Section 409A and any guidance issued thereunder. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, generally shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

19. Miscellaneous.

19.1 Forfeiture and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right to provide, in an Award Agreement, or to require a Participant to agree by separate written or electronic instrument at or after grant, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the

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Award) will be subject to repayment or reimbursement to the extent set forth in any recoupment or clawback provisions which may be included in any such Agreement or separate instrument. In addition, without limiting the foregoing, any Award granted pursuant to this Plan shall be subject to repayment or reimbursement by the Participant to the Company (i) to the extent that the Participant becomes subject to any recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) to the extent provided under any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

19.2 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

19.3 Beneficiary Designation. Each Grantee may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Grantee under any Award granted under the Plan in the event of the Grantee’s death before he or she receives any or all of such benefit or exercises such Option. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death and rights to be exercised following the Grantee’s death shall be paid to or exercised by the Grantee’s estate.

19.4 Withholding of Taxes.

(a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in an Agreement evidencing an Award at the time of grant or thereafter that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares issuable to him or her pursuant to the Award having an aggregate Fair Market Value equal to the Withholding Taxes. In the event Shares are withheld by the Company to satisfy any obligation to pay Withholding Taxes, such Shares shall be retired and cancelled and shall not thereafter be available to grant an Award with respect thereto. In determining the procedures by which Shares will be withheld for Withholding Taxes, to the extent required to avoid the Company’s incurring an adverse accounting charge, the amount of any Shares so withheld shall not exceed the amount necessary to satisfy Withholding Taxes determined using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.5 Effective Date. The effective date of this Plan shall be April 1, 2016 (the “Effective Date”), subject only to the approval by the holders of a majority of the securities of the Company entitled to vote thereon, in accordance with the applicable laws.

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APPENDIX B

Quorum Health Corporation 2018 Restricted Stock Plan

1. Purpose. The purposes of this Quorum Health Corporation 2018 Restricted Stock Plan (the “Plan”) are (a) to encourage certain key employees to continue employment with Quorum Health Corporation (the “Company”) and its subsidiaries (“Affiliates”), and (b) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s stockholders by providing them with awards of restricted stock. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any lapse of restrictions on or payment with respect to Restricted Stock.

(b) “Award” means an award of Restricted Stock under the Plan.

(c) “Board” means the board of directors of the Company.

(d) “Cause” means, with respect to any Participant, unless the applicable Restricted Stock Agreement states otherwise: (i) if the Participant is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define Cause: (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of duties, (C) involvement in a transaction in connection with the performance of duties to the Company or any of its Affiliates which transaction is adverse to the interests of the Company or any of its Affiliates and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

(e) A “Change in Control” shall mean the occurrence of any of the following, unless otherwise determined by the Committee in an applicable Restricted Stock Agreement or other written agreement approved by the Committee:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding shares of Company Stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2(e), shares of Company Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board;

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provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(1) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares of Company Stock or Voting Securities as a result of the acquisition of such shares or Voting Securities by the Company which, by reducing the number of shares of Company Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Company Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Company Stock or Voting Securities which increases the percentage of the then outstanding shares of Company Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, and (B) unless otherwise provided in the applicable Restricted Stock Agreement, with respect to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, solely for purposes of determining the timing of a payment pursuant to the Restricted Stock Agreement, a Change in Control shall mean a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company Stock” means common stock, par value $.0001 per share, of the Company.

(i) “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

B-2        Quorum Health 2019 Proxy Statement

Appendix B

(j) “Disability” or “Disabled” means the Participant is determined by the Social Security Administration to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(k) “Effective Date” means December 18, 2018, the date as of which this Plan is adopted by the Board, subject to approval by the Company’s stockholders, provided such approval occurs before the first anniversary of the date the Plan is adopted by the Board.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system as of the date of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(n) “Good Reason” shall mean, unless otherwise provided in a Restricted Stock Agreement, any of the following events or conditions with respect to a Participant, provided the Participant notified the Company of the condition within thirty (30) days of its occurrence, the Company did not remedy the condition within thirty (30) days of such notice, and the Participant then terminated employment within the next thirty (30) days:

(i) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which, in the Participant’s reasonable judgment, represents an adverse change from the Participant’s status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant’s reasonable judgment, are inconsistent with the Participant’s status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant’s employment for Disability, Cause, as a result of the Participant’s death or by the Participant other than for Good Reason;

(ii) a reduction in the Participant’s annual base salary below the amount as in effect immediately prior to the Effective Date;

(iii) the relocation of the offices of the Participant’s place of employment to a location more than twenty-five (25) miles from the location of such employment immediately prior to the Effective Date, or requiring the Participant to be based anywhere other than such offices, except to the extent the Participant was not previously assigned to a principal location and except for required travel on business to the extent substantially consistent with the Participant’s business travel obligations at the time of the Effective Date;

(iv) the failure to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company or any of its Affiliates in which the Participant participated, within seven (7) days of the date such compensation is due;

(v) the failure to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating immediately prior to a Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Participant or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Participant was participating immediately prior to a Change in Control; or

(vi) the failure of the Company to obtain from its successors or assigns an express assumption and agreement to perform any Restricted Stock Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

2019 Proxy Statement Quorum Health        B-3

Appendix B

(o) “Participant” means any employee of the Company or an Affiliate who receives an Award under the Plan.

(p) “Plan Year” means the calendar year.

(q) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 5.

(r) “Restricted Stock Agreement” means the agreement between the Company and the Participant that contains the terms, conditions, and restrictions pertaining to the Restricted Stock Award.

(s) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3. Stock Subject to the Plan. This Plan provides for the award of Restricted Stock to eligible Participants.

(a) Subject to Section 10 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 625,000 shares of Company Stock, which shall be authorized but unissued shares. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of common stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares of Company Stock reserved for Awards and in the number, kind and price of Company Stock covered by Awards made pursuant to the Plan.

(c) Each Restricted Stock Award under this Plan will be for a set number of shares of Company Stock. A Restricted Stock Award will be set forth in an individual Restricted Stock Agreement. Each Restricted Stock Agreement will set forth the specific number of shares and a vesting period for the specific Restricted Stock Award. At such time as the Restricted Stock Award is fully vested, the Company Stock will be transferable for Fair Market Value, subject to the Detrimental Activity provisions of Section 6(a)(i).

(d) The Restricted Stock Agreement shall contain the terms, conditions and restrictions pertaining to the Restricted Stock Award. Such restrictions shall not expire less than one year from the date on which the restricted stock was awarded if the restrictions are based on the passage of time, or less than one year from the date on which the restricted stock was awarded if the restrictions are based on the achievement of performance goals. However, the Committee may in its discretion provide that restrictions will expire at an earlier time as a result of the Disability, death or retirement of a Participant, termination of the Participant’s employment with the Company or its Affiliates without Cause or for Good Reason.

4. Eligibility.

(a) All present and future employees of the Company or any Affiliate of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any Affiliate shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 8, to select eligible employees to receive Awards and to determine for each employee the nature of the award and the terms and conditions of each Award.

(b) The grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

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Appendix B

5. Awards.

(a) Restricted Stock. All Awards shall be in the form of Restricted Stock. Whenever the Committee deems it appropriate to make an Award, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be in the form of the Restricted Stock Agreement. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) Non-Transferability. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Restricted Stock Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c) Dividend and Voting Rights. Upon issuance of the shares of Restricted Stock, the Participant shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d) Vesting. Each Award of Restricted Stock will be subject to forfeiture. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse, and vesting shall occur, upon satisfaction of the conditions specified in the Restricted Stock Agreement. During any vesting period, the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under this Plan. In the event of the Participant’s Disability or death or in the event of a termination of the Participant’s employment without Cause or for Good Reason, all restrictions imposed on shares granted under a Restricted Stock Award shall lapse and such shares shall become fully vested.

(e) Withholding Taxes. Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver shares of Company Stock (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

6. Cancellation and Rescission of Awards.

(a) Unless the Restricted Stock Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unvested Awards at any time if the Participant is not in compliance with all applicable provisions of the applicable Restricted Stock Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 6, “Detrimental Activity” includes any of the following:

(i) within fifty miles of any business office of the Company, the Participant renders services for any organization or engages directly or indirectly in any business which is or becomes competitive, prejudicial or in conflict with the interests of the Company or any Affiliate;

(ii) without prior written authorization from the Committee, the Participant discloses any confidential information or material, relating to the business of the Company or any of its Affiliates to anyone outside the Company or any of its Affiliates;

(iii) the Participant engages in any activity that results in termination of employment for Cause;

(iv) the Participant violates of any rules, policies, procedures or guidelines of the Company or any Affiliate;

2019 Proxy Statement Quorum Health        B-5

Appendix B

(v) the Participants attempts directly or indirectly to induce any employee of the Company or any Affiliate to be employed or perform services elsewhere or attempts directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Affiliate;

(vi) the Participant is convicted of, or enters guilty plea with respect to, a crime (other than traffic violations or similar offenses), whether or not connected with the Company or any Affiliate; or

(vii) the Participant engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company of any Affiliate.

(b) In the event a Participant fails to comply with the provisions of 6(a)(i)-(vii) prior to vesting of the Award, the Restricted Shares awarded will not vest and all of the Participant’s Restricted Shares will be forfeited.

(c) In the event the Participant’s employment with the Company terminates other than by the Company without Cause, by the Participant for Good Reason or on account of death or Disability, the Restricted Shares awarded will not vest and all of the Participant’s Restricted Shares will be forfeited.

(d) In the event the Participant engages in competition with the Company, as described in Section 6(a)(i), then the following restrictions shall apply to the Company Stock awarded the Participant under this Plan and such restrictions shall be included in the Restricted Stock Agreement:

(i) Within sixty (60) days of the Participant’s engaging in competitive activities, the Participant shall sell at Fair Market Value all Company Stock to the Company; and

(ii) Within sixty (60) days of the Participant’s engaging in competitive activities, the Participant shall remit to the Company the excess of the value received for any Company Stock sold in the prior twelve (12) months over the current Fair Market Value of such Company Stock.

7. Amendment of the Plan and Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 3(b) relating to adjustments upon changes in Common Stock and Section 7(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law, regulation or exchange requirement. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

(e) Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

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Appendix B

8. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) The Committee may establish, from time to time and at any time, subject to the approval of the Board and subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.

(b) The Committee shall from time to time submit to the Board for its approval the names of those executives and employees who, in its opinion, should receive Awards, and shall recommend the numbers of shares on which Awards should be granted to each such person and the nature of the Awards to be granted.

(c) Awards shall be granted by the Company and shall become effective only after prior approval of the Board or, if authorized by the Board, the Chief Executive Officer, and upon the execution of a Restricted Stock Agreement, as applicable, between the Company and the recipient of the Award.

(d) All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Company Stock which the Participant already owns, or through the surrender of shares of Company Stock to which the Participant is otherwise entitled under the Plan.

(e) The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final, unless otherwise determined by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

(f) The Committee may impose such other terms and conditions not inconsistent with the terms of the Plan, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Company Stock, (ii) the grant or exercise of purchase rights under the Plan, or (iii) the shares of Company Stock acquired under the Plan.

(g) Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any shares of Company Stock under the Plan or make any other distribution of benefit under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(h) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(i) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(j) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such

2019 Proxy Statement Quorum Health        B-7

Appendix B

administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

9. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

10. Compliance with the Code. The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code. The Committee shall interpret the Plan in a manner that will cause the Plan and any Award to comply with all applicable provisions of the Code.

11. Regulatory Compliance. The terms and operation of this Plan are subject to any regulatory approval or oversight and such terms and operations shall be conformed as required by any regulators.

12. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or outside directors of the Company or any Affiliate of the Company.

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Appendix B

(c) The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

Dated: December 18, 2018.

QUORUM HEALTH CORPORATION

By:	/s/ Alfred Lumsdaine

Title:	Executive Vice President and Chief Financial Officer

2019 Proxy Statement Quorum Health        B-9

ANNUAL MEETING OF QUORUM HEALTH CORP.

Date:	May 31, 2019
Time:	8:00 A.M. (Local Time)
Place:	Salon A - Hilton Garden Inn, 9150 Carothers Parkway, Franklin, TN, 37067

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4, and 5.

1:	To elect eight nominees for director of the Company, nominated by the Board of Directors, with each director to serve until the 2020 annual meeting of the stockholders of the Company and until his or her successor is elected and qualified;

		For		Against	Abstain	Directors Recommend i

	01 Terry Allison Rappuhn	☐		☐	☐	For

	02 Robert H. Fish	☐		☐	☐	For

	03 Joseph A. Hastings, D.M.D.	☐		☐	☐	For

	04 Jon H. Kaplan	☐		☐	☐	For

	05 Barbara R. Paul, M.D.	☐		☐	☐	For

	06 William Paul Rutledge	☐		☐	☐	For

	07 Alice D. Schroeder	☐		☐	☐	For

	08 R. Lawrence Van Horn, Ph.D.	☐		☐	☐	For

		For	Against	Abstain

2:	To approve the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan;	☐	☐	☐		For

3:	To approve the Quorum Health Corporation 2018 Restricted Stock Plan;	☐	☐	☐		For

4:	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers, as more fully described in the accompanying proxy statement (“say-on-pay”);	☐	☐	☐		For

5:	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2019; and	☐	☐	☐		For

6:	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Here

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Quorum Health Corp.

to be held on Friday, May 31, 2019

for Holders as of April 1, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To
www.proxypush.com/QHC		855-635-6591
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Robert H. Fish and R. Harold McCard, Jr. lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Quorum Health Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5.

PROXY TABULATOR FOR
QUORUM HEALTH CORP
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Quorum Health Corp.

Annual Meeting of Stockholders

May 31, 2019, 8:00 A.M. (Local Time)

The undersigned appoints Robert H. Fish and R. Harold McCard, Jr. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Quorum Health Corp. (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Salon A - Hilton Garden Inn, 9150 Carothers Parkway, Franklin, TN, 37067, on May 31, 2019, 8:00 A.M. (Local Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.

To elect eight nominees for director of the Company, nominated by the Board of Directors, with each director to serve until the 2020 annual meeting of the stockholders of the Company and until his or her successor is elected and qualified;

2.	To approve the Quorum Health Corporation Amended and Restated 2016 Stock Award Plan;

3.	To approve the Quorum Health Corporation 2018 Restricted Stock Plan;

4.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers, as more fully described in the accompanying proxy statement (“say-on-pay”);

5.	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The 8 directors up for re-election are: Terry Allison Rappuhn, Robert H. Fish, Joseph A. Hastings, D.M.D., Jon H. Kaplan, Barbara R. Paul, M.D., William Paul Rutledge, Alice D. Schroeder and R. Lawrence Van Horn, Ph.D.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐